As filed with the Securities and Exchange Commission on September 15, 2025

Registration No. 333-289696

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

Amendment No. 1
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________

AM PM Group Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

__________________________________________

British Virgin Islands	7310	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room D, 9/F, YHC Tower
1 Sheung Yuet Road
Kowloon Bay, Hong Kong
+852 2887 9911
(Address, including zip code, and telephone number, including area code, of principal executive offices)

__________________________________________

c/o Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

With a Copy to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	Jing Ye, Esq. Ye & Associates, P.C. 275 5th Avenue, 2nd Floor New York, NY 10016 Telephone: +1 929-300-7489

__________________________________________

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 2025

1,500,000 Class A Ordinary Shares

AM PM Group Limited

This is the initial public offering of the Class A Ordinary Shares of no par value (“Class A Ordinary Shares”), of AM PM Group Limited (“APGL”). We are offering 1,500,000 Class A Ordinary Shares of APGL, representing 6.98% of the issued and outstanding Class A Ordinary Shares, with no par value (“Class A Ordinary Shares”), of APGL following completion of this offering, assuming the underwriters do not exercise their over-allotment option. Following this offering, 6.98% of the issued and outstanding Class A Ordinary Shares will be held by public shareholders, assuming the underwriters do not exercise their over-allotment option.

Prior to this offering, there has been no public market for our Class A Ordinary Shares. The offering price of our Class A Ordinary Shares in this offering is expected to be between US$4.00 and US$5.00 per share. We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “AMPM”. There is no assurance that our listing application will be approved by the Nasdaq Capital Market, and if our application is not approved by the Nasdaq Capital Market, this initial public offering will be terminated.

Our Company is authorized to issue two classes of shares, namely Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to twenty (20) votes. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, Mr. Ka Ming Kwong, our controlling shareholder (“Controlling Shareholder”), Chief Executive Officer and Chairman of the Board of Directors will own 9,030,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, being 52.94% of our total issued and outstanding Ordinary Shares and representing 89.74% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. As a result, our Controlling Shareholder will have the ability to control the outcome of certain matters submitted to shareholders for approval through his controlling ownership of the Company, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Assuming our Controlling Shareholder continues to hold all of his existing Class A Ordinary Shares, he will have to maintain at least 52.17% of Class B Ordinary Shares prior to the completion of this offering, or 52.97% of Class B Ordinary Shares immediately after the completion of this offering, to continue to control the outcome of matters submitted to shareholders for approval. See “Risk Factors — Risks Related to This Offering and Ownership of Our Class A Ordinary Shares — Our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders” for further information. Additionally, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. See “Risk Factors — Risks Related to This Offering and Ownership of Our Class A Ordinary Shares — We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.”

Investors are cautioned that they are buying shares of APGL, a British Virgin Islands holding company and not its Operating Subsidiary through which it conducts its operations in Hong Kong.

APGL is a holding company registered and incorporated in the British Virgin Islands (“BVI”), and is not a Hong Kong operating company. As a holding company with no material operations, we conduct our operations in Hong Kong through our operating subsidiary, AM PM (HK). This is an offering of the Class A Ordinary Shares of APGL, the holding company incorporated in the BVI, instead of shares of our operating subsidiary, AM PM (HK). You may never directly hold any equity interest in our operating subsidiary.

Unless otherwise stated, references to the “Company”, “Group”, “we”, “us”, and “our” in the prospectus are to APGL, the BVI entity that will issue the Class A Ordinary Shares being offered in this prospectus. References to “our operating subsidiary” and “operating subsidiary” refer to AM PM (HK). Although our ownership interest in AM PM (HK) is held through an intermediate company in the BVI, the structure under which we operate involves unique risks to investors. See “Risk Factors — Risks Related to our Corporate Structure”.

Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Class A Ordinary Shares in “Risk Factors” beginning on page 22 of this prospectus.

APGL’s and our Operating Subsidiary’ (“APGL Group”) operations are primarily located in Hong Kong. While the APGL Group has no operations in mainland China, we may be subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. As of the date of this prospectus, we are not subject to the Chinese government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. In addition, we do not expect to be materially affected by recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuer, including but not limited to the cyber security review and regulatory review over overseas listing of our Class A Ordinary Shares through an offshore holding company. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty about any future actions of the Chinese government or authorities in Hong Kong in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

•        could result in a material change in our operations and/or the value of our Class A Ordinary Shares;

•        could significantly limit or completely hinder our ability to continue our operations;

•        could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and

•        may cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

We are aware that recently, the PRC government had initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down an illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cyber securities reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could result in a material change in our operations and/could significantly limit or completely hinder our ability to complete this offering or cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listing by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Requirements: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. The Company understands that as of the date of this prospectus, the Group has no operations in China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also be take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021), or the “Review Measures 2021”, which took effect on February 15, 2022, and replacing the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Review Measures 2021 stipulates that in addition to the “operator of critical information infrastructure” (“Operator”), any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review. It is further elaborated that the factors to be considered when assessing the national security risks of the relevant activities include, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has stated that under such rules, companies holding data of more than one million users must apply for cybersecurity approval when seeking listings in other countries because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

All of our operations are conducted by our Operating Subsidiary in Hong Kong. Our Company currently does not have any substantive operations in mainland China. As advised by our PRC counsel, as of the date of this prospectus, the Company and its subsidiaries are not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) our Operating Subsidiary was incorporated in Hong Kong and operates only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Review Measures 2021 and the Trial Administrative Measures does not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong, and we do not place any reliance on the collection and processing of any personal information to maintain our business operation; (iii) as of the date of this prospectus, neither has our Operating Subsidiary been informed by any PRC governmental authority of any requirement that it shall file for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (iv) data processed in our business operation should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). APGL, AM PM (BVI) and AM PM (HK) are not required to obtain any permissions or approvals from any Chinese authorities to operate its businesses as of the date of this prospectus. No permissions or approvals have been applied for by APGL, AM PM (BVI) and AM PM (HK) or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or become worthless.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCAA”) have recently been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”), our Class A Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On December 16, 2021, the PCAOB issued a report on its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). The Board made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuers audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA and PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange.

Our auditor, Marcum Asia CPAs LLP, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, and has been subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum Asia CPAs LLP is headquartered in New York and has been inspected by the PCAOB on a regular basis and as of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 determination report. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

On August 26, 2022, CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuers audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act, was signed into law, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by the then President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating HFCA Act from three years to two. See “Risk Factors — Risks

Related to Doing Business in Hong Kong — Our Class A Ordinary Shares may be prohibited from being traded on any U.S. securities exchange, including the New York Stock Exchange and Nasdaq, or through any other trading method within the SEC’s regulatory jurisdiction, if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in trading in our Class A Ordinary Shares being prohibited. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three” on page 28. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

As a holding company, APGL may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. APGL may provide funding to its subsidiaries incorporated in Hong Kong through loans or capital contributions. There is no restriction under the BVI Act on the amount of funding that APGL may provide to its subsidiaries in Hong Kong through loans or capital contributions, provided that such provision of funds is in the best interests of, and of commercial benefit to, APGL. APGL’s subsidiaries are permitted under the respective laws of Hong Kong through dividend distributions: without restrictions on the amount of the funds. If any of APGL’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to APGL. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; nor do they maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiary by way of dividend payments. See “Dividend Policy” for further details.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” for additional information.

Upon the completion of this offering, the outstanding shares of APGL will consist of 21,500,000 Class A Ordinary Shares, assuming the underwriter does not exercise its over-allotment option to purchase Class A Ordinary Shares, or 21,725,000 Class A Ordinary Shares, assuming the over-allotment option to purchase additional Class A Ordinary Shares, assuming the over-allotment option is exercised in full, and 5,000,000 Class B Ordinary Shares. APGL will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, the controlling shareholder of APGL, will own 89.57% of the total voting power, assuming that the over-allotment option is fully exercised in full. The controlling shareholder of APGL will be able to exert significant control over our management and affairs requiring shareholder approval, including approval of significant corporate transactions.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share			Total(2)
Initial public offering price	US$	4.500	(3)	US$	6,750,000
Underwriting discounts(1)	US$	0.315		US$	472,500
Proceeds, before expenses, to us	US$	4,185		US$	6,277,500

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(1)      Represents underwriting discounts equal to 7 % per Ordinary Share.

(2)      Assumes that the underwriters do not exercise any portion of their over-allotment option.

(3)      Based on an assumed initial public offering price of $4.500 per Share, the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus

We expect our total cash expenses for this offering to be approximately US$1,114,858, exclusive of the underwriting discounts and non-accountable expense allowance. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting” for further information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 15% of the total number of our Class A Ordinary Shares offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts. If the underwriters exercise the option in full, the total underwriting discounts payable will be US$543,375 based on an assumed initial public offering price of US$4.50 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), and the total gross proceeds to us, before underwriting discounts and expenses, will be US$7,762,500.

If we complete this offering, net proceeds will be delivered to us on the closing date. The underwriters expect to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting” on or about [*], 2025.

The date of this prospectus is            [•], 2025.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell our Class A Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Class A Ordinary Shares.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

We are registered and incorporated in the BVI and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

i

Until and including [*], 2025 (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell or trade our Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We obtained statistical, market and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

•        “AM PM (BVI)” is to AM PM Limited, a BVI business company incorporated in the BVI with limited liability, a direct wholly-owned subsidiary of APGL;

•        “AM PM (HK)” is to AM PM (HK) Limited, a company incorporated in Hong Kong with limited liability, an direct wholly-owned subsidiary of AM PM (BVI) and an indirectly wholly-owned subsidiary of APGL;

•        “Articles” or “Articles of Association” are to the articles of association of our Company adopted on February 19, 2024;

•        “BVI” is to the British Virgin Islands;

•        “BVI Act” is to the BVI Business Companies Act, 2004 (as amended);

•        “Class A Ordinary Shares” are to the Class A Ordinary Shares with no par value of APGL;

•        “Class B Ordinary Shares” are to the Class B Ordinary Shares with no par value of APGL;

•        “Controlling Shareholder” is to Mr. Ka Ming Kwong, our Chief Executive Officer and Chairman of the Board of Directors, who beneficially owns an aggregate of 14,030,000 Ordinary Shares, including 9,030,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, which will represent 52.94% of the total issued and outstanding Ordinary Shares, representing 89.74% of the total voting power, immediately after the completion of this offering assuming the underwriters do not exercise their over-allotment option;

•        “COVID-19” is to the Coronavirus Disease 2019;

•        “Exchange Act” is to the U.S. Securities Exchange Act of 1934, as amended;

•        “FY2024” and “FY2023” are to fiscal year ended December 31, 2024 and 2023, respectively;

•        “Hong Kong” is to the Hong Kong Special Administrative Region of the PRC;

•        “Hong Kong dollar(s)”, or “HK$” are to the legal currency of Hong Kong;

•        “IP” is to intellectual property;

•        “IPO” is to an initial public offering of securities;

•        “Memorandum” or “Memorandum of Association” is to the memorandum of association of our Company adopted on February 19, 2024;

•        “Ordinary Shares” or “Shares” are to the Class A Ordinary Shares and the Class B Ordinary Shares;

•        “our Operating Subsidiary”, “Operating Subsidiary” is to AM PM (HK);

•        “PRC” or, “China” is to the People’s Republic of China, including Hong Kong and Macau Special Administrative Region (“Macau”) for purposes of this prospectus only; and in the future filings of the Company’s registration statements under the Securities Act of 1933, as amended, or its periodic reports under the Securities Exchange Act of 1934, as amended, the definition of China or PRC will include Hong Kong and Macau. And only in the context of describing PRC laws, the PRC laws do not include any law, regulation, statute, rule, order, decree, notice, and supreme court’s judicial interpretation or other legislation of the Hong Kong and Macau;

•        “Securities Act” is to the U.S. Securities Act of 1933, as amended;

•        “U.S. dollars” or “US$” or “dollars” or “USD” are to the legal currency of the United States; and

•        “we”, “us”, “our”, “our Company”, the “Company”, “our Group”, the “Group”, or “APGL” in this prospectus are to AM PM Group Limited, a business company incorporated in the BVI with limited liability under the BVI Act on February 19, 2024, that will issue the Class A Ordinary Shares being offered.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

APGL is a holding company registered and incorporated in the BVI with operations conducted in Hong Kong through its Operating Subsidiary, AM PM (HK). APGL’s reporting currency is Hong Kong dollars. This prospectus contains translations of HK$ into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from HK$ to U.S. dollars and from U.S. dollars to HK$ in this prospectus were calculated at the noon buying rate of US$1 = HK$ 7.7677 on December 31, 2024, as published in H.10 statistical release of the United States Federal Reserve Board. We make no representation that the HK$ or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or HK$, as the case may be, at any particular rate or at all.

APGL’s fiscal year ends on December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year. References to a particular “year” are also to our fiscal year ended December 31 of that calendar year unless the text indicates otherwise.

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications, as well as estimates by our management based on such data. Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

Market data and statistics are inherently predictive and speculative and are not necessarily reflective of actual market conditions. Such statistics are based on market research, which itself is based on sampling and subjective judgments by both the researchers and the respondents, including judgments about what types of products and transactions should be included in the relevant market. In addition, the value of comparisons of statistics for different markets is limited by many factors, including that (i) the markets are defined differently, (ii) the underlying information was gathered by different methods, and (iii) different assumptions were applied in compiling the data. Accordingly, the market statistics included in this prospectus should be viewed with caution.

v

TRADEMARKS, SERVICE MARKS, AND TRADE NAMES

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Class A Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated and combined financial statements and the related notes thereto, in each case included in this prospectus. Unless the context otherwise requires, all references in this prospectus to “we”, “us”, “our”, “our Group”, “our company”, and “APGL” refer to AM PM Group Limited. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

Our Operating Subsidiary is a one-stop service agency based in Hong Kong with a diverse business portfolio along the marketing and content production value chain. Our Operating Subsidiary’s business operation spans across three key business, namely (i) event management and decoration; (ii) content production and design; and (iii) IP exhibition.

(i)     Event management and decoration:    Our Operating Subsidiary provides integrated event management and decoration services by offering solutions to customers for their specific marketing and other corporate needs, including (a) decorations for shopping malls for festival celebrations (such as Christmas and New Year decorations), seasonal decorations and specified themes to increase customer traffics and thereby boosting sales; and (b) marketing and other events such as product launches, music performances and corporate and institution events. Upon understanding its customers’ marketing objectives and specific requirements, our Operating Subsidiary provides a comprehensive range of services starting from design, overall planning and feasibility study, to coordination and management of the events and exhibitions. Our Operating Subsidiary takes part in overall project management and on-site supervision of the events and exhibitions. Our Operating Subsidiary has organized events and exhibitions in Hong Kong for an extensive network of industry-leading companies and organizations, including property developers, commercial banks and institutions. Capitalizing on industry knowledge in marketing, our Operating Subsidiary may also assist customers in social media platform management to develop targeted content strategies and enhance customers’ online presence.

(ii)    Content production and design:    Under the leadership of Mr. Ka Ming Kwong, the founder, who has extensive experience in content production including hosting television programs at leading television broadcasting companies in Hong Kong, our Operating Subsidiary has tapped into the market of content production and design principally engaging in television program production, including content development, shooting and post-production editing of video content for television networks in Hong Kong. Our Operating Subsidiary may also be responsible for inviting and arranging for hosts and guests to perform in the television programs. Our Operating Subsidiary’s television program production mainly comprises variety programs such as health, travel, education, culinary, cultural and entertainment related programs. In addition, our Operating Subsidiary also engages in television commercial production and photo shooting for commercial products (for example, cosmetic products and piano) as well as design projects such as character design and product design (for example, calendars and t-shirts) for television network and film.

(iii)   IP exhibition:    Leveraging on our Operating Subsidiary’s capabilities in event management and content production as well as our Operating Subsidiary’s industry insights and understanding of customer preferences, our Operating Subsidiary commenced the business of organization of IP exhibition in 2023. The business model generally features cooperation with licensees of IP rights of internationally-renowned Japanese anime series and movie series, who are being granted the licenses from IP owners (being filming and entertainment companies) to use the copyrighted works of the IP rights (including images, visual and audio files, artworks, designs, figures, physical productions and the alike) for organizing exhibitions in convention centres or shopping malls in Hong Kong and/or other specified Asia-Pacific regions (such as Malaysia and Thailand). In such IP exhibitions, classic scenes and characters of the anime series are reproduced into sculptures, virtual reality (VR) and augmented reality (AR) gaming, and iconic costumes and props from the anime series are presented.

Our Operating Subsidiary’s diverse service offerings allow it to demonstrate a unique blend of capabilities and to create synergies and deliver customized, innovative, multi-dimensional, holistic and quality one-stop integrated solutions to its customers.

Our Competitive Strengths

We believe the following competitive strengths are essential for our Operating Subsidiary’s success and differentiate our Operating Subsidiary from its competitors:

•        Integrated solutions along the marketing and content production value chain;

•        Visionary founder with an experienced and dedicated team; and

•        Diverse clientele and robust project pipeline.

Our Growth Strategies

Our Operating Subsidiary intends to develop its business and strengthen brand loyalty by implementing the following strategies:

•        Expand the content production business and recruit high caliber talent;

•        Expand geographical coverage to enlarge customer base for event management and decoration business; and

•        Selectively pursue and explore strategic acquisition opportunities.

Corporate History and Structure

On June 19, 2009, AM PM (HK) was established under the laws of Hong Kong. AM PM (HK) is engaged in (i) event management and decoration; (ii) content production and design; and (iii) IP exhibition.

Corporate reorganization

On February 19, 2024, APGL was incorporated under the laws of the BVI as a holding company. Subsequently, APGL established a direct wholly-owned subsidiary, namely, AM PM (BVI) on February 21, 2024 under the laws of the BVI as an intermediate holding company. As part of the reorganization, AM PM (BVI), a direct wholly-owned subsidiary of APGL, acquired all the issued shares of AM PM (HK) from our Controlling Shareholder in consideration of APGL issuing 2,000 Class B ordinary shares to our Controlling Shareholder. Following such share swap, APGL, through AM PM (BVI), indirectly wholly owned AM PM (HK).

On August 15, 2025, APGL effectuated a share split of its issued and unissued shares at a ratio of 1-to-2,000 (the “Share Split”), so that there were 20,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding, post-Share Split.

The chart below illustrates our corporate structure and identify our subsidiaries as of the date of this prospectus/upon completion of this offering (assuming no exercise of the over-allotment option by the underwriters):

____________

Notes:

(1)      Other Existing Shareholders are those who each hold less than 5% of the Class A Ordinary Shares.

(2)      Each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to twenty (20) votes.

Our Company is authorized to issue two classes of shares, namely Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Unless otherwise required by the BVI Act, the Memorandum or the Articles, holders of Class A Ordinary Shares and Class B Ordinary Sharees shall vote together as one class on all resolutions of the shareholders and have the same rights except each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to twenty (20) votes. Class B Ordinary Shares are convertible into Class A Ordinary Shares on a one-to-one basis, subject to adjustment as provided in the Articles, at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

We are offering 1,500,000 Class A Ordinary Shares, representing approximately 6.98% of our Class A Ordinary Shares, assuming the underwriters do not exercise the over-allotment option. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder, will own approximately 52.94% of our total issued and outstanding Shares, representing 89.74% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, and may have the ability to determine matters requiring approval by shareholders.

Investors are purchasing securities of our holding company, APGL, instead of securities of our Operating Subsidiary, through which our operations are conducted.

Transfers of Cash to and from Our Subsidiaries

Our management monitors the cash position of our Operating Subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfil its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors. Other than as discussed above, we did not adopt or maintain any cash management policies or procedures as of the date of this prospectus.

APGL’s subsidiary formed under the laws of the BVI, AM PM (BVI) may provide funding to our Operating Subsidiary in Hong Kong subject to certain restrictions laid down in the BVI Act and memorandum and articles of association of AM PM (BVI). There is no restriction under the BVI Act on the amount of funding that AM PM (BVI) may provide to its subsidiaries in Hong Kong through loans or capital contributions, provided that such provision of funds is in the best interests of, and of commercial benefit to, AM PM (BVI).

For the subsidiaries to transfer cash to APGL, according to the BVI Act 2004, a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due in ordinary course of business. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution.

As at the date of this prospectus, APGL did not declare or pay dividends and there was no transfer of assets among APGL and its subsidiaries. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between APGM and its subsidiaries, or by AM PM (HK) to APGL or AM PM (BVI). During the year ended December 31, 2023 and 2024, and up to the date of this prospectus, APGL and its subsidiaries did not declare or pay any dividends or distributions to U.S. investors.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. APGL may provide funding to its subsidiaries through loans or capital contributions. There is no restriction under the BVI Act on the amount of funding that APGL may provide to its subsidiaries in Hong Kong through loans or capital contributions, provided that such provision of funds is in the best interests of, and of commercial benefit to, APGL. AM PM (HK) and AM PM (BVI) are each permitted under the laws of their respective jurisdictions to provide funding to APGL through dividend distributions. If any of APGL’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to APGL. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; nor do they maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiary by way of dividend payments.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

According to the BVI Act, a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due in ordinary course of business.

According to the Companies Ordinance of Hong Kong, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between our Company and its subsidiaries, across borders and to U.S. investors, nor there are any restrictions and limitations to distribute earnings from our subsidiaries to our Company and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

See “Dividend Policy” and “Risk Factors — Risks Related to our Corporate Structure — We rely on dividends and other distributions on equity paid by our Operating Subsidiary in Hong Kong to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our or our Operating Subsidiary’s ability by the PRC government to transfer cash in the future, could have a material adverse effect on our ability to conduct our business”, and the “Consolidated and Combined Statements of Changes in Shareholders’ Deficit” in the Report of Independent Registered Public Accounting Firm for more information.

Enforcement of Civil Liabilities

We are incorporated under the laws of the BVI as a BVI business company with limited liability. Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risks Related to This Offering and Ownership of Our Class A Ordinary Shares — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us, our directors or management named in the prospectus based on foreign laws.” for more information.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Ogier, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

There is uncertainty with regard to BVI law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the BVI as penal or punitive in nature. If such a determination is made, the courts of the BVI are also unlikely to recognize or enforce the judgment against a BVI company. Because the courts of the BVI have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the BVI. We have been advised by Ogier that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States, in certain circumstances the courts of the BVI may recognize such judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary if fresh proceedings are brought in the BVI to enforce that judgment, provided such judgment: provided that (i) is not in respect of penalties, fines, taxes or similar fiscal or revenue obligations of the Company; (ii) is final and for a liquidated sum; (iii) was not obtained in a fraudulent manner; (iv) is not of a kind the enforcement of which is contrary to the public policy in the British Virgin Islands; (v) is not contrary to the principles of natural justice; and (vi) provided that the courts of federal or state courts of the United States had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process.

Non-money judgments from a foreign court are not directly enforceable in the BVI. However, it is possible for a non-money judgment from a foreign court to be indirectly enforced by means of a claimant bringing an identical action in the courts of the BVI in respect of which a non-money judgment has been made by a foreign court. In appropriate circumstances, the courts of the BVI may give effect to issues and causes of action determined by the foreign court, such that those matters need not be retried.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

Howse Williams, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Summary of Key Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our Class A Ordinary Shares. These risks are discussed more fully in “Risk Factors”. These risks include, but are not limited to, the following:

Risks Related to Doing Business in Hong Kong

•        All our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain (see page 22 of this prospectus).

•        If the PRC government chooses to exert more oversight and control over cybersecurity, data protection, offerings that are conducted overseas and/or foreign investment in PRC-based issuers, such action could have a material and adverse effect on our business, financial condition, and results of operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless (see page 24 of this prospectus).

•        Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy-related laws, regulations and governmental orders may entail significant expenses and could materially affect our business (see page 27 of this prospectus).

•        Our Class A Ordinary Shares may be prohibited from being traded on any U.S. securities exchange, including the New York Stock Exchange and Nasdaq, or through any other trading method within the SEC’s regulatory jurisdiction, if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in trading in our Class A Ordinary Shares being prohibited. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three (see page 28 of this prospectus).

•        Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, the PRC and other markets where the majority of our clients reside. The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary, which represents all of our business (see page 29 of this prospectus).

•        If our Operating Subsidiary becomes subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed PRC-based companies, our Operating Subsidiary may have to expend significant resources to investigate and/or defend any allegations which could harm our Operating Subsidiary’s business operations, this offering and our reputation and could result in a loss of your investment in our Class A Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably (see page 30 of this prospectus).

•        There are political risks associated with conducting business in Hong Kong (see page 31 of this prospectus).

•        Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment (see page 31 of this prospectus).

Risks Related to Our Corporate Structure

•        We rely on dividends and other distributions on equity paid by our Operating Subsidiary in Hong Kong to fund our cash and financing requirements, and any limitation on the ability of our Operating Subsidiary in Hong Kong to make payments to us outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our or our Operating Subsidiary’s ability by the PRC government to transfer cash in the future, could have a material adverse effect on our ability to conduct our business (see page 32 of this prospectus).

Risks Related to Our Operating Subsidiary’s Business and Operations

•        Our Operating Subsidiary’s income is generally project-based and non-recurring in nature and a failure to obtain new contracts could materially affect our financial performance (see page 33 of this prospectus).

•        If our Operating Subsidiary fails to achieve the marketing objectives of its customers, our Operating Subsidiary could lose them in the future (see page 33 of this prospectus).

•        Decline in demand for television program productions would affect our Operating Subsidiary’s revenue and profitability (see page 34 of this prospectus).

•        We may be unable to adapt to changing trends in the television production market in Hong Kong and preferences of our Operating Subsidiary’s customers, viewers, and media platforms (see page 34 of this prospectus).

•        Our Operating Subsidiary outsources specific production responsibilities to third-party suppliers (see page 34 of this prospectus).

•        Failure to maintain the quality of our Operating Subsidiary’s service offering may materially and adversely impact its business and growth potential (see page 35 of this prospectus).

•        The concepts and program flows of our Operating Subsidiary’s programs under production may be copied by third parties without our authorization (see page 35 of this prospectus).

•        Failure to protect the IP license that our Operating Subsidiary uses could have a negative impact on its business, competitive position and prospects (see page 35 of this prospectus).

•        Our Operating Subsidiary may be subject to IP infringement claims or other allegations by third parties, which may materially and adversely affect the business and results of operations of our Operating Subsidiary (see page 35 of this prospectus).

•        We rely on key personnel and may not be able to retain their services (see page 36 of this prospectus).

•        Our Operating Subsidiary relies on the seamless communication and cooperation among its staff, suppliers and customers to ensure smooth completion of projects (see page 36 of this prospectus).

•        Our Operating Subsidiary may not have sufficient insurance coverage to cover its potential liability or losses and, as a result, its business, financial condition, results of operations and prospects may be materially and adversely affected should any such liability or losses arise (see page 36 of this prospectus).

•        Our Operating Subsidiary’s business strategies and future plans may not materialize and may expose it to business and financial risks (see page 37 of this prospectus).

•        Our Operating Subsidiary may experience fluctuations in its cost of service that it is unable to pass on to its customers (see page 37 of this prospectus).

•        Failure to effectively manage our Operating Subsidiary’s credit risk associated with credit terms granted to its customers and/or delay in settlement of trade receivables from our Operating Subsidiary’s customers could materially and adversely impact our Operating Subsidiary’s operating cashflow and may result in significant impairment losses on its trade receivables which in turn would have a material adverse impact on its business operations, results of operation and financial condition (see page 37 of this prospectus).

•        Our Operating Subsidiary may not be able to create and maintain a competitive advantage, given the rapid technological and other competitive changes affecting all markets worldwide. Our success will depend on our Operating Subsidiary’s ability to keep pace with any such changes (see page 38 of this prospectus).

•        Any negative publicity about our Operating Subsidiary, its services and its management may materially and adversely affect its reputation and business (see page 38 of this prospectus).

•        Our Operating Subsidiary rely on information technology systems to process transactions, summarize results, and manage its business. Disruptions in both the primary and back-up systems could adversely affect our Operating Subsidiary’s business and operating results (see page 38 of this prospectus).

•        Successful cyber-attacks and the failure to maintain adequate cyber-security systems and procedures could materially harm our Operating Subsidiary’s operations (see page 39 of this prospectus).

•        Loss, corruption and misappropriation of data and information relating to customers could materially adversely affect our operations (see page 39 of this prospectus).

•        Our Operating Subsidiary’s business is affected by the conditions of the global and Hong Kong economy and the performance of the relevant business sectors (see page 39 of this prospectus).

•        Events such as epidemics, natural disasters, adverse weather conditions, political unrest and terrorist attacks could significantly delay, or even prevent us from completing our Operating Subsidiary’s projects (see page 39 of this prospectus).

•        The COVID-19 pandemic may cause a material adverse effect on our Operating Subsidiary’s business (see page 40 of this prospectus).

•        There is no guarantee that safety measures and procedures implemented by our Operating Subsidiary at works sites could prevent the occurrence of industrial accidents of all kinds, which in turn might lead to claims and legal proceedings against our Operating Subsidiary, arising from work injuries or accidents, and/or property damage (see page 40 of this prospectus).

•        We have incurred net loss in the past and we may incur losses in the future and we cannot assure you that we will be able to maintain profitability in the future (see page 41 of this prospectus).

•        We have disclosed that there is substantial doubt about our ability to continue as a going concern. We may require additional capital in order to execute our business plan and continue the operation of our business. Our auditors have issued an audit report that contains an explanatory paragraph regarding the Company’s ability to continue as a going concern and their opinion is not modified with respect to this matter (see page 41 of this prospectus).

•        If we fail to maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud (see page 42 of this prospectus).

Risks Related to the Industry in which Our Operating Subsidiary Operates

•        Our Operating Subsidiary may not be able to compete effectively against its competitors (see page 42 of this prospectus).

•        If our Operating Subsidiary is unable to adapt and respond timely and effectively to new market trends in the content production industry, it may not be able to compete in the market and its business, results of operations and financial condition could be materially and adversely affected (see page 43 of this prospectus).

Risks Related to This Offering and Ownership of Our Class A Ordinary Shares

•        The dual-class structure of our Class A Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, Chief Executive Officer and Chairman of the Board of Directors, Mr. Ka Ming Kwong, who will hold in the aggregate 89.74% of the voting power of our voting shares following the completion of this offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval (see page 43 of this prospectus).

•        If we fail to meet applicable listing requirements, Nasdaq may not approve our listing application, or may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline (see page 45 of this prospectus).

•        Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities (see page 45 of this prospectus).

•        There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all (see page 46 of this prospectus).

•        Volatility in the price of our Class A Ordinary Shares may subject us to securities litigation (see page 46 of this prospectus).

•        The market price of our Class A Ordinary Shares may be highly volatile, and you could lose all or part of your investment (see page 46 of this prospectus).

•        Our existing shareholders, including our Controlling Shareholder, will be able to sell their Class A Ordinary Shares after completion of this offering subject to restrictions under Rule 144 (see page 47 of this prospectus).

•        Substantial future sales or perceived sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline (see page 47 of this prospectus).

•        Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders (see page 48 of this prospectus).

•        Because our initial public offering price is substantially higher than our pro forma net tangible book value per share, you will incur immediate and substantial dilution in the book value of your Class A Ordinary Shares (see page 48 of this prospectus).

•        Our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders (see page 48 of this prospectus).

•        We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders (see page 48 of this prospectus).

•        Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares (see page 49 of this prospectus).

•        Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud (see page 49 of this prospectus).

•        We have never paid cash dividends on our stock and do not intend to pay dividends for the foreseeable future (see page 49 of this prospectus).

•        Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment (see page 49 of this prospectus).

•        Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Class A Ordinary Share price or trading volume to decline (see page 50 of this prospectus).

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us, our directors or management named in the prospectus based on foreign laws (see page 50 of this prospectus).

•        As the rights of a shareholder under British Virgin Islands law differ from those under U.S. law, you may have fewer protections than you would as a shareholder of a U.S. corporation (see page 51 of this prospectus).

•        BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests (see page 51 of this prospectus).

•        BVI laws may provide less protection for minority shareholders than those under U.S. law, and therefore minority shareholders who are dissatisfied with the conduct of our affairs may not have the same options as to recourse in comparison to the shareholders of a U.S. corporation (see page 51 of this prospectus).

•        We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. corporation (see page 52 of this prospectus).

•        As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards (see page 53 of this prospectus).

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses (see page 53 of this prospectus).

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements (see page 53 of this prospectus).

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.” (see page 54 of this prospectus)

•        There can be no assurance that we will not be a passive foreign investment company, or Passive Foreign Investment Company (“PFIC”), for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investor of our Class A Ordinary Shares (see page 54 of this prospectus).

•        We may be subject to material litigation, including individual and class action lawsuits, as well as investigations and enforcement actions by regulators and governmental authorities (see page 55 of this prospectus).

HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT (the “HFCAA”)

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was enacted on December 23, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years and thus, reducing the time before the securities may be prohibited from trading or delisted. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by the then President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

Our auditor, Marcum Asia CPAs LLP, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, and has been subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum Asia CPAs LLP is headquartered in New York and has been inspected by the PCAOB on a regular basis and as of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 determination report. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

On December 16, 2021, the PCAOB issued a report on its determinations (“Determination Report”) that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject

to the Hong Kong Determination, respectively. Our auditor is headquartered in New York and did not appear as part of the report and was not listed under its appendix A or appendix B. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s MOF. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC the PCAOB shall have independent discretion to select any firms for inspection or investigation and has the unfettered ability to retain any information as needed.

On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. However, If the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the SOP, then such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Accordingly, the HFCAA calls for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the Company’s offering. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Our Class A Ordinary Shares may be prohibited from being traded on any U.S. securities exchange, including the New York Stock Exchange and Nasdaq, or through any other trading method within the SEC’s regulatory jurisdiction, if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in trading in our Class A Ordinary Shares being prohibited. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three” on page 28.

We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

REGULATORY APPROVAL OF THE PRC

Permission Required from Hong Kong and Chinese Authorities

As of the date of this prospectus, neither we nor our Operating Subsidiary, AM PM (HK), are required to obtain any industry-specific permission or approval from the Hong Kong authorities to operate our business or issue our Class A Ordinary Shares to foreign investors, save for the TPPEL, Fire Services Certificate and Work Completion Certificate as further detailed in the section headed “Regulations” which our Operating Subsidiary may be required to obtain on a project by project basis depending on the nature of our projects. We are also not required to obtain permissions or approvals from any PRC authorities before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors, including the CSRC or the CAC.

All of our operations are conducted by our Operating Subsidiary in Hong Kong. Our Company currently does not have any substantive operations in mainland China. As advised by our PRC counsel, as of the date of this prospectus, the Company and its subsidiaries are not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) our Operating subsidiary was incorporated in Hong Kong and operates only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Review Measures 2021 and the Trial Administrative Measures does not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong, and we do not place any reliance on the collection and processing of any personal information to maintain our business operation; (iii) as of the date of this prospectus, neither has our Operating Subsidiary been informed by any PRC governmental authority of any requirement that it shall file for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (iv) data processed in our business operation should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). APGL, AM PM (BVI) and AM PM (HK) are not required to obtain any permissions or approvals from any Chinese authorities to operate its businesses as of the date of this prospectus. No permissions or approvals have been applied for by APGL, AM PM (BVI) and AM PM (HK) or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — If the PRC government chooses to exert more oversight and control over cybersecurity, data protection, offerings that are conducted overseas and/or foreign investment in PRC-based issuers, such action could have a material and adverse effect on our business, financial condition, and results of operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

RECENT REGULATORY DEVELOPMENT IN CHINA

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure (“VIE”), adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On August 20, 2021, the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law (PIPL)” was voted on and passed during the 30th meeting of the Standing Committee of the 13th National People’s Congress, and which became effective on November 1, 2021. The PIPL stipulates the rules for cross-border provision of personal information and applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

Furthermore, on December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021), or the “Review Measures 2021”, which took effect on February 15, 2022, and replacing the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Review Measures 2021 stipulates that in addition to the “operator of critical information infrastructure” (“Operator”), any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review. It is further elaborated that the factors to be considered when assessing the national security risks of the relevant activities include, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has stated that under such rules, companies holding data of more than one million users must apply for cybersecurity approval when seeking listings in other countries because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On August 30, 2024, China’s State Council approved the “Regulations on Network Data Security Management”, which took effect on January 1, 2025. This regulation further refines and improves existing relevant systems. It clearly defines important data as information that pertains to specific fields, groups, or regions, or has reached a certain level of precision and scale, and if tampered with, destroyed, leaked, or illegally obtained or used, it could directly endanger national security, economic operations, social stability, public health, and safety. The regulation requires network data handlers to identify and report important data. Additionally, it stipulates that network data handlers must fulfill a clear notification obligation before processing personal information. It specifies the conditions under which network data handlers can provide personal information overseas, clarifying that if such information is not informed by relevant regions or government departments or publicly disclosed as important data, it does not need to be reported for data export security assessment. Violations of this regulation may result in orders to rectify, warnings, or even suspension of related business operations, business rectification or revocation of relevant business licenses. In cases where the violation affects or may affect national security severely, a fine ranging from 1 million to 10 million yuan can be imposed.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing.

Where a company with its principal business activities conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Comparing to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: (a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and (b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that (a) have been listed or have been registered but not yet listed in foreign securities markets, including the U.S. markets, prior to the effective date of the Trial Administrative Measures, (b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and (c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer should (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

Our Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, who may be Mainland China individuals, in connection with our business and operations and for “Know Your Customers” purposes. As advised by our PRC counsel, the Review Measures 2021 is not currently expected to have an impact on our business, our operations or this offering as our Operating Subsidiary in Hong Kong would not be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that would be required to file for cybersecurity review before listing in the U.S., because (i) our Operating Subsidiary was incorporated in Hong Kong and operates only in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Review Measures 2021, the PIPL and the Trial Administrative Measures does not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of less than one million users and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (iii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong, and we do not place any reliance on the collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, neither has our Operating Subsidiary been informed by any PRC governmental authority of any requirement that it shall file for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business operation should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, according to the opinions of Guangdong Wesley Law Firm, neither we, nor our Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from any PRC government authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiary have ever applied for any such permission or approval.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulations making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated. If the listing of subject to the CAC or any other governmental agency in the future, we cannot assure you that we will be able to list our Class A Ordinary Shares on U.S. exchanges, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of the price of our Class A Ordinary Shares or render them worthless.

Recent PCAOB Developments

Under the AHFCAA, which amended the HFCAA, our Class A Ordinary Shares may be prohibited from traded on a national exchange if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our auditor, Marcum Asia CPAs LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, and has been subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum Asia CPAs LLP has been inspected by the PCAOB on a regular basis and as of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 determination report. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor is headquartered in New York, and did not appear as part of the report and was not listed under its appendix A or appendix B.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China in 2023 and beyond, or if we fail to, among others, meet the PCAOB’s requirements, including retaining a registered public accounting firm that the PCAOB determines it is able to inspect and investigate completely, we will be identified as a “Commission-identified Issuer,” and upon the expiration of the applicable years of non-inspection under the HFCAA and relevant regulations, the Class A Ordinary Shares will be delisted and will not be permitted for trading over the counter. Such a delisting or prohibition would substantially impair your ability to sell or purchase the Class A Ordinary Shares, and the risk and uncertainty associated with delisting would have a negative impact on the price of the Class A Ordinary Shares. Moreover, the HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the Class A Ordinary Shares could be adversely affected. Such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis;”

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

IMPLICATIONS OF BEING A FOREIGN PRIVATE ISSUER

We are a “foreign private issuer” within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions of the Exchange Act that are applicable to United States domestic public companies.

For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation Fair Disclosure aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        our officers, directors and principal shareholders are not required to comply with Section 16 of the Exchange Act requiring them to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s notification of non-compliance requirement (Rule 5625), the voting rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

IMPLICATIONS OF BEING A CONTROLLED COMPANY

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “controlled company” with securities listed on the Nasdaq, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a “controlled company” is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that a listed company have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon completion of this offering, the outstanding shares of APGL will consist of 21,500,000 Class A Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional Class A Ordinary Shares, or 21,725,000 Class A Ordinary Shares, assuming the over-allotment option is exercised in full, and 5,000,000 Class B Ordinary Shares. Immediately after completion of this offering, our Controlling Shareholder will own 52.94% of our total issued and outstanding Class A Ordinary Shares, representing 89.74% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 52.50% of our total issued and outstanding Class A Ordinary Shares, representing 89.57% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors, and our Controlling Shareholder may have the ability to determine matters requiring approval by shareholders. Assuming our Controlling Shareholder continues to hold all of his existing Class A Ordinary Shares, he will have to maintain at least 52.17% of Class B Ordinary Shares prior to the completion of this offering, or 52.94% of Class B Ordinary Shares immediately after the completion of this offering, to continue to control the outcome of matters submitted to shareholders for approval. As a “controlled company”, we are permitted to elect not to comply with certain corporate governance requirements. If we elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance committee and compensation committees might not consist entirely of independent directors upon closing of the offering, and you would not have the same protection afforded to shareholders of companies that are subject to Nasdaq’s corporate governance rules

IMPACT OF COVID-19

Since early 2020, the COVID-19 pandemic has prompted governments worldwide, including Hong Kong, where our Operating Subsidiary operates, to implement various containment measures such as border closures and travel restrictions, significantly disrupting economic activities. In Hong Kong, outbreaks in early 2020 and early 2022 led to temporary lockdowns, forcing companies, to adjust work schedules and adopt remote work arrangements, which might have resulted in decreased efficiency and productivity and might have adversely affected service quality.

The Hong Kong government has gradually abolished its entry-restrictions and COVID-19 control measures since November 2022. However, before their abolishment, the aforesaid travel restrictions, quarantine and social control measures in Hong Kong had adversely affected our Operating Subsidiary’s business operation such as event management and decoration due to limitation on hosting of events and the significant decrease in footfall of shopping malls. Nevertheless, in respect of our Operating Subsidiary’s content production and design business, it was able to secure more program production projects outsourced by television broadcasting companies as they had tightened their in-house program production and shooting budgets. Our Operating Subsidiary had also leveraged on the travel restrictions to film more programs within the local community. For the years ended December 31, 2024 and 2023, and as at the date of this prospectus, most countries around the globe have abolished measures to contain COVID-19 pandemic and our Operating Subsidiary’s event management and decoration business has gone back on track. Nonetheless, the instability of global economic challenges brought by COVID-19 and declines in general economic activities in Hong Kong and globally may have resulted in reduced budgets and investments in the television program production and event management sectors and such impacts remain uncertain.

As of the date of this prospectus, the impact of COVID-19 on our Operating Subsidiary’s business has been limited. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of the COVID-19 pandemic’s global economic impact, including any economic recession that has occurred or may occur in the future that will have an impact in the industries that our Operating Subsidiary operated in. Nevertheless, our Operating Subsidiary will continue to manage its resources and capital to reflect and adapt to changes in market conditions, including any lasting effects of COVID-19.

CORPORATE INFORMATION

Our principal executive office is located at Room D, 9/F, YHC Tower, 1 Sheung Yuet Road, Kowloon Bay, Hong Kong. Our telephone number is +852 2887 9911. Our registered office in the BVI is located at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands. Our website is http://ampmhk.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., located at 22 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING(1)

Below is a summary of the terms of the offering:-

Issuer:	AM PM Group Limited
Class A Ordinary Shares being offered by us:	1,500,000 Class A Ordinary Shares
Offering price per Class A Ordinary Shares:	We estimate the initial public offering price will be between US$4.00 and US$5.00 per Class A Ordinary Share
Number of Ordinary Shares issued and outstanding prior to this offering:	25,000,000 Ordinary Shares including 20,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares
Number of Ordinary Shares issued and outstanding after this offering:

26,500,000 Ordinary Shares including 21,500,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares assuming no exercise of the underwriters’ over-allotment option.

26,725,000 Ordinary Shares including 21,725,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, assuming full exercise of the underwriters’ over-allotment option

Voting Rights	Class A Ordinary Shares are entitled to one (1) vote per share.

Holders of Class A Ordinary Shares will vote together, unless otherwise required by law or our Memorandum and Articles., assuming no exercise of the underwriters’ over-allotment option, and will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Principal Shareholders” and “Description of Share” for additional information.

Over-allotment option:

We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 15% of the total number of our Class A Ordinary Shares offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts.

Use of proceeds:

Based upon an initial public offering price of US$4.50 per Share, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us, of approximately US$5.1 million if the underwriters do not exercise their over-allotment option, and approximately US$6.0 million if the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds of this offering as follows:

•   Approximately 30% for expanding the content production business and recruiting high caliber talent;

•   Approximately 20% for expanding geographical coverage to enlarge customer base of event management and decoration business;

•   Approximately 20% for selectively pursuing and exploring strategic acquisition opportunities; and

•   Approximately 30% for other working capital and general corporate purposes.

For more information on the use of proceeds, see “Use of Proceeds” on page 57.

Lock-up:

All of our principal shareholders (defined as owners of 5% or more of our Class A Ordinary Shares) have agreed with the underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of or otherwise dispose of, directly or indirectly, any of our Class A Ordinary Shares or other securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares for a period of 180 days from the date of this prospectus.

Certain shareholders have agreed with the underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of or otherwise dispose of, directly or indirectly, any of our Class A Ordinary Shares or other securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares for a period of 90 days from the date of this prospectus.

See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Transfer Agent	Vstock Transfer, LLC
Proposed Nasdaq Capital Market symbol	We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “AMPM”.
Risk factors:

Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 22.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriters’ over-allotment option and is based on 20,000,000 Class A Ordinary Shares outstanding as of the date of this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI business company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc., as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Enforceability

BVI

Ogier, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

There is uncertainty with regard to BVI law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the BVI as penal or punitive in nature. If such a determination is made, the courts of the BVI are also unlikely to recognize or enforce the judgment against a BVI company. Because the courts of the BVI have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the BVI. We have been advised by Ogier that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (, in certain circumstances the courts of the BVI may recognize such judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary if fresh proceedings are brought in the BVI to enforce that judgment, provided such judgment: provided that (i) is not in respect of penalties, fines, taxes or similar fiscal or revenue obligations of the Company; (ii) is final and for a liquidated sum; (iii) was not obtained in a fraudulent manner; (iv) is not of a kind the enforcement of which is contrary to the public policy in the British Virgin Islands; (v) is not contrary to the principles of natural justice; and (vi) provided that the courts of federal or state courts of the United States had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process.

Non-money judgments from a foreign court are not directly enforceable in the BVI. However, it is possible for a non-money judgment from a foreign court to be indirectly enforced by means of a claimant bringing an identical action in the courts of the BVI in respect of which a non-money judgment has been made by a foreign court. In appropriate circumstances, the courts of the BVI may give effect to issues and causes of action determined by the foreign court, such that those matters need not be retried

Hong Kong

Howse Williams, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated and combined financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Doing Business in Hong Kong

All our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

APGL is a holding company registered and incorporated in the British Virgin Islands, and we conduct our operations through our Operating Subsidiary in Hong Kong, AM PM (HK). Our operations are located in Hong Kong.

Hong Kong is a special administrative region of the PRC. All systems and policies practised in Hong Kong must be based on the provisions of the Basic Law, the constitutional document of Hong Kong, which was enacted in accordance with the constitution of the PRC. Under the principle of “one country, two systems”, the socialist system and policies of the PRC shall not be practised in Hong Kong, and national laws of the PRC shall not be applied in Hong Kong unless they are listed in Annex III to the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. The Basic Law provides for Hong Kong to exercise a high degree of autonomy and enjoy executive, legislative and independent judicial power, including that of final adjudication.

However, there is no assurance that there will not be any changes in the political and legal environment in Hong Kong in the future. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws.

As at the date of this prospectus, we are not affected by recent statements by the PRC government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in PRC-based issuers. However, due to certain long arm provisions in the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in the PRC as they may affect Hong Kong. The PRC government may choose to exercise additional oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risks imposed by the PRC legal and regulatory system are by their nature very uncertain. In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        increase our operating costs;

•        require significant management time and attention;

•        result in negative publicity; and

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in the PRC with little advance notice, including cracking down on illegal activities in the securities markets, enhancing supervision over PRC-based companies listed overseas using a VIE structure (which we do not use and which we have no current intention to use), adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operations, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

If we were to become subject to the direct influence and discretion of the PRC government at any time due to changes in laws or other unforeseeable reasons, the legal and operational risks associated with the PRC may also apply to our operations in Hong Kong, and we may face the risks and uncertainties associated with the legal system in the PRC, complex and evolving PRC laws and regulations, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given our substantial operations in Hong Kong. It may require material changes in our operations and/or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In addition, the market prices of our Class A Ordinary Shares could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards Hong Kong-based companies subject to direct PRC government oversight and regulation, regardless of our actual operating performance. There can be no assurance that the PRC government would not exert more oversight over our operations at any time.

As advised by our PRC counsel, we are not currently required to obtain permission from the China Securities Regulatory Commission (“CSRC”) or other PRC authorities for the trading of our Class A Ordinary Shares on Nasdaq or this offering or for the offering of our Class A Ordinary Shares to foreign investors outside of the PRC, however there is no guarantee that this will continue to be the case in the future, or even when such permission is obtained, it will not be subsequently denied or rescinded. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

The PRC government may intervene in or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in PRC-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance, decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Class A Ordinary Shares could decrease or become worthless.

If the PRC government chooses to exert more oversight and control over cybersecurity, data protection, offerings that are conducted overseas and/or foreign investment in PRC-based issuers, such action could have a material and adverse effect on our business, financial condition, and results of operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements by the PRC government have indicated an intent to exert more oversight and control over cybersecurity, data protection, offerings that are conducted overseas and/or foreign investments in PRC-based issuers. These laws and regulations may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the Data Security Law (the “DSL”), which took effect on September 1, 2021. The DSL provides an overarching legislative framework for data security in the PRC and runs parallel to other legal regimes, such as those to cyber security, archives, and the administration of state secrets and classified information. Under the DSL, data is broadly defined to include “any record of information in electronic or other forms”, thus personal and non-personal data are included. The DSL imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. The DSL also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. Data processing is also broadly defined to include the collection, storage, use, processing, transmission, provision and disclosure of data. The DSL regulates data processing conducted within the PRC and has extraterritorial reach to the extent that data processing activities outside the PRC harm national security, public interest or the lawful rights and interests of individuals or organizations of the PRC. The DSL expressly prohibits all data processors from providing any data stored in the PRC to the justice or law enforcement institutions of foreign countries without the prior approval of the competent organs of the PRC. The DSL stipulates that the provisions of the Cybersecurity Law of the PRC shall apply to cross-border transfer of important data collected or generated by Critical Information Infrastructure Operators (“CIIOs”) within the PRC and the measures for cross-border transfer of important data collected or generated by other data processors during their operation within the PRC shall be formulated by the national cyberspace authority in conjunction with the relevant departments under the State Council.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, replacing the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must undergo a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On August 30, 2024, China’s State Council approved the “Regulations on Network Data Security Management”, which took effect on January 1, 2025. This regulation further refines and improves existing relevant systems. It clearly defines important data as information that pertains to specific fields, groups, or regions, or has reached a certain level of precision and scale, and if tampered with, destroyed, leaked, or illegally obtained or used, it could directly endanger national security, economic operations, social stability, public health, and safety. The regulation requires network data handlers to identify and report important data. Additionally, it stipulates that network data handlers must fulfill a clear notification obligation before processing personal information. It specifies the conditions under which network data handlers can provide personal information overseas, clarifying that if such information is not informed by relevant regions or government departments or publicly disclosed as important data, it does not need to be reported for data export security assessment. Violations of this regulation may result in orders to rectify, warnings, or even suspension of related business operations, business rectification, revocation of relevant business licenses. In cases where the violation affects or may affect national security severely, a fine ranging from 1 million to 10 million yuan can be imposed.

On August 20, 2021, the Standing Committee of the National People’s Congress enacted the Personal Information Protection Law of the People’s Republic of China or the “PRC Personal Information Law” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the PRC that is carried out outside of the PRC where (i) such processing is for the purpose of providing products or services for natural persons within the PRC; (ii) such processing is to analyze or evaluate the behavior of natural persons within the PRC; or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

Furthermore, on February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for their offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for their listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing.

As advised by our PRC counsel, as of the date of this prospectus, we do not currently expect the DSL, the Revised Review Measures, the PRC Personal Information Law, or the Trial Measures to have an impact on our Operating Subsidiary’s business, operations or this offering as it is believed that our Operating Subsidiary is not deemed to be an CIIO or data processor controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S. This is because: (i) our Operating Subsidiary is incorporated and operating in Hong Kong without any subsidiary, direct operations or VIE structure in the PRC; (ii) as of the date of this prospectus, AM PM (HK) has in aggregate collected and stored personal information of less than 100 PRC individual clients, which is far less than one million users; (iii) data our Operating Subsidiary collect and process in the course of our business does not, in our opinion, have a bearing on national security and may not be classified as core or important data by the authorities; (iv) our Operating Subsidiary does not place any reliance on collection and processing of any personal information to maintain its business operation; (v) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (vi) as of the date of this prospectus, neither we or our Operating Subsidiary has been informed by any PRC governmental authority of being classified as an CIIO or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Furthermore, as advised by our PRC counsel, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S. since neither we, nor our subsidiaries, are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) our Operating Subsidiary is headquartered in Hong Kong, with its officers and all members of the board of directors based in Hong Kong who are not PRC citizens; (ii) our Operating Subsidiary does not, directly or indirectly, own or control any entity or subsidiary in the PRC, nor is it controlled by any Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our Operating Subsidiary in Hong Kong, none of our business activities are conducted in the PRC, and we have not generated revenues or profits from the PRC in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated and combined financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in the PRC; and (v) pursuant to the Basic Law, the constitutional document of Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense, foreign affairs, and other matters outside the autonomy of Hong Kong).

While our Operating Subsidiary has no current operations in the PRC, should we have any future operations in the PRC and should (i) we fail to receive or maintain such permissions or approvals, (ii) relevant permissions or approvals be indeed required (contrary to what we concluded), (iii) applicable laws, regulations, or interpretations change that require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC or other PRC regulatory agencies. These regulatory agencies may also impose limit on our ability to pay dividends outside of the PRC, or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

As advised by our Hong Kong Counsel, as of the date of this prospectus, the Company and its subsidiaries are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the U.S. As advised by our British Virgin Islands Counsel, as of the date of this prospectus, we are not required to obtain any permissions or approvals from BVI authorities to issue our Class A Ordinary Shares to foreign investors. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, we have been advised by Hong Kong Counsel that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. securities exchanges and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that the PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. The relevant PRC governmental authority may not take a view that is consistent with ours. Also, if we were deemed to be an CIIO or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Class A Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the Personal Information Protection Law, become applicable to us or our Operating Subsidiary in Hong Kong, our operation and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If there are any changes to the applicable laws, regulations, or interpretations and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost of our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there is a significant change to the current political arrangements between the PRC and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we are able to obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the PRC as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy-related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the Corporate Affairs Commission nor any other PRC authorities for this offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the Corporate Affairs Commission nor any other PRC authorities for ours and our Operating Subsidiary’s operations in Hong Kong, our Operating Subsidiary is subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPPs”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We believe that our Operating Subsidiary has been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this offering. However, if we or our Operating Subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we or our Operating Subsidiary could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

Our Class A Ordinary Shares may be prohibited from being traded on any U.S. securities exchange, including the New York Stock Exchange and Nasdaq, or through any other trading method within the SEC’s regulatory jurisdiction, if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in trading in our Class A Ordinary Shares being prohibited. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a determination report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) the PRC, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a statement of protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new determination report which: (1) vacated the determination report issued on December 16, 2021; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, Marcum Asia CPAs LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB and has been subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum Asia CPAs LLP is headquartered in New York and has been inspected by the PCAOB on a regular basis and as of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 determination report. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC to implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCAA are uncertain. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCAA. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Class A Ordinary Shares, which could materially impair the market for and market price of our Class A Ordinary Shares.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, the PRC and other markets where the majority of our clients reside. The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary, which represents all of our business.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

On May 28, 2020, the National People’s Congress of the PRC approved a proposal to impose a new national security law for Hong Kong and authorized the Standing Committee of the National People’s Congress to proceed to work out details of the legislation to be implemented in Hong Kong (the “Decision”). The Decision states that the new law will target secession, subversion of state power, terrorism activities and foreign interference. The stated objective of the Decision is to protect the national security of the PRC as a whole (including Hong Kong and Macau) and is not intended to have a direct commercial bearing on commercial and economic activities. The government believes the new law may bring about more stability to Hong Kong, which in turn may lay the foundation for commercial and economic activities to flourish.

On June 30, 2020, the Standing Committee of the National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, U.S. President Trump signed the Hong Kong Autonomy Act (“HKAA”), into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including the former Hong Kong Special Administrative Region (“HKSAR”) chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Sino-British

Joint Declaration or the Basic Law” of the Hong Kong Special Administrative Region of the People’s Republic of China, which is Hong Kong’s constitutional document. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority.

The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and the HKAA on Hong Kong and companies located in Hong Kong. If our Operating Subsidiary, which represents all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

Tariffs could increase the cost of goods and products which could affect customers’ purchasing decisions, which in turn can affect the spending habits of our clients. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on consumer confidence, which could materially and adversely affect our business. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or the PRC that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and the PRC are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial markets as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

If our Operating Subsidiary becomes subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed PRC-based companies, our Operating Subsidiary may have to expend significant resources to investigate and/or defend any allegations which could harm our Operating Subsidiary’s business operations, this offering and our reputation and could result in a loss of your investment in our Class A Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably.

U.S. public companies that have substantially all of their operations in the PRC have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

It is uncertain what impact this widespread scrutiny, criticism, and negative publicity in this sector will have on us, our Operating Subsidiary’s business, or this public offering. If our Operating Subsidiary becomes the subject of such investigation, whether the allegations are valid or not, it may need to dedicate significant resources to investigate such allegations and/or defend our Group. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, past outbreaks or epidemics, occurrence of any future epidemic outbreaks, as well as significant natural disasters, may affect the market and may adversely affect our Operating Subsidiary’s business operations. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operations are based in Hong Kong, any changes to such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. However, certain recent developments including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, and the signing of the HKAA in the U.S. on July 14, 2020 has led to various sanctions against certain Hong Kong individuals, including against the former HKSAR chief executive Carrie Lam. The U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from the PRC and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may further impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from the PRC. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., the PRC, and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our Operating Subsidiary’s business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative, or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Since our Operating Subsidiary’s business is conducted in Hong Kong, its books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars. Although the exchange rate between the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant fluctuations in the exchange rates between Hong Kong dollars to U.S. dollars may have a material adverse effect on the results of our operations and financial condition. For example, to the extent that we are required to convert the net proceeds in U.S. dollars we receive from this offering into Hong Kong dollars for our operations, fluctuations in the exchange rates between Hong Kong dollars against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion.

We have not used any forward contracts, futures, swaps or currency borrowings to hedge our exposure to foreign currency risk.

Risks Related to Our Corporate Structure

We rely on dividends and other distributions on equity paid by our Operating Subsidiary in Hong Kong to fund our cash and financing requirements, and any limitation on the ability of our Operating Subsidiary in Hong Kong to make payments to us outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our or our Operating Subsidiary’s ability by the PRC government to transfer cash in the future, could have a material adverse effect on our ability to conduct our business.

Our Company is a BVI holding company and has no material assets other than the ownership of equity interest in our subsidiaries. We rely on dividends and other distributions on equity paid by our Operating Subsidiary in Hong Kong for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any one of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Our ability to service our debt, if any, depends on the results of operations of our Operating Subsidiary in Hong Kong and upon the ability of such Operating Subsidiary to provide us with cash, whether in the form of dividends, loans or other distributions, to pay amounts due on our obligations. Future financing arrangements may contain negative covenants that limit the ability of our subsidiaries to declare or pay dividends or make distributions. Our subsidiaries are separate and distinct legal entities; to the extent that we need funds, and our subsidiaries are restricted from declaring or paying such dividends or making such distributions under applicable law or regulations or are otherwise unable to provide such funds (for example, due to restrictions in future financing arrangements that limit the ability of our Operating Subsidiary to distribute funds), our liquidity and financial condition could be materially harmed.

According to the BVI Act, a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due in the ordinary course of business.

According to the Companies Ordinance of Hong Kong, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between our Company and its subsidiaries, across borders and to U.S. investors, nor there are any restrictions and limitations to distribute earnings from our subsidiaries to our Company and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Any limitation on the ability of our Operating Subsidiary in Hong Kong to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Currently, the PRC law and regulations and foreign currency control in mainland China have no impact on the transfer of cash or assets between APGL, AM PM (BVI) and our Operating Subsidiary in Hong Kong, or vice versa. However, to the extent that cash and/or assets of the business are in Hong Kong or held by Hong Kong entity, such cash and/or assets may not be available to fund operations or for other uses outside of Hong Kong in the future due to interventions in or the imposition of restrictions and limitations by the PRC government on the ability of APGL, AM PM (BVI) and our Operating Subsidiary in Hong Kong to transfer cash and/or assets. Any limitation, if imposed in the future, on the ability of our Operating Subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Risks Related to Our Operating Subsidiary’s Business and Operations

Our Operating Subsidiary’s income is generally project-based and non-recurring in nature and a failure to obtain new contracts could materially affect our financial performance.

Our Operating Subsidiary’s income is primarily generated from event management and decoration, content production and design, and IP exhibition. The contracts with its customers are generally non-recurring in nature. In general, its engagements with customers, such as shopping malls and television broadcasting companies, are on a project basis.

During the years ended December 31, 2024 and 2023, a substantial portion of our revenue was derived from our top two customers who represented approximately 31.3% and 38.4% of our revenue for the years ended December 31, 2024 and 2023, respectively. The success of our Operating Subsidiary depends on its ability to maintain relationships with its existing customers and to attract new customers. There is no guarantee that a customer that accounts for a significant portion of our Operating Subsidiary’s income for a particular period will generate any income to it in subsequent periods. After the completion of a contract, the customers are not obliged to engage our Operating Subsidiary again in the future for new projects. As such, our revenue and profitability could fluctuate significantly from year to year. We cannot guarantee that our Operating Subsidiary will be able to continue its business relationship with its existing customers or have one-off income such as merchandise design and television program production from time to time. Our Operating Subsidiary’s operations and financial condition would be adversely affected if our Operating Subsidiary is unable to retain existing customers or secure new customers, which may lead to a decrease in the number of projects in a particular year or period, and in turn, a decrease in revenue.

Furthermore, as most of our Operating Subsidiary’s customers are key players in their respective industries with a strong market position, our Operating Subsidiary may have limited bargaining power and need to concede to certain requests made by these customers in order to maintain cordial relationships with them. We cannot guarantee that our Operating Subsidiary could secure favorable terms in its contracts with these customers in the future.

If our Operating Subsidiary fails to achieve the marketing objectives of its customers, our Operating Subsidiary could lose them in the future.

Our Operating Subsidiary’s business includes the provision of event management and decoration services and content production and design services to its customers, tailored to their individual needs and marketing goals. The specific scope of work required to achieve the customer’s objectives is typically outlined in the contract or quotation prior to the commencement of a project, and may be adjusted throughout the engagement based on feedback from the customer. Our Operating Subsidiary’s service offerings are refined with consideration for the customer’s input.

When our Operating Subsidiary is put in charge of a project in order to assist its customers to achieve their marketing objectives or specific requirements, our Operating Subsidiary is subject to risks from various unexpected challenges and unfavorable situations. Some of these risks include, but are not limited to, venue cancellation, technical issues and unexpected weather conditions.

If our Operating Subsidiary’s services offerings are not able to achieve the customers’ desired objectives, or if our Operating Subsidiary fails in the projects or events that it organizes and/or manages, or if there are any quality issues or accidents which occur during the provision of its services, our Operating Subsidiary’s customers’ reputation will be adversely affected, which in turn could have a material adverse effect on its relationships with customers, reputation and revenue, and it may lose customers and the opportunity to be engaged in future projects.

Decline in demand for television program productions would affect our Operating Subsidiary’s revenue and profitability.

In recent years, customer preferences have shifted from traditional television networks towards on-demand streaming services and high-definition content. Online video platforms have become an important broadcast channel in Hong Kong for video content programs due to its unlimited geographical coverage and the increase in number of internet users in Hong Kong. Eventually, online video platforms may become the dominant broadcast channel and is becoming the preferred choice for audiences. As a result of such change in audience preferences, the demand for television programs may decrease accordingly. If the strategies in our Operating Subsidiary’s content production and design business are unable to adapt to the market trend and changing industry ecology, it may be difficult for it to retain its existing customers or find media platforms for its programs, in which case our revenue and profitability may be negatively affected.

We may be unable to adapt to changing trends in the television production market in Hong Kong and preferences of our Operating Subsidiary’s customers, viewers, and media platforms.

The continued success of our Operating Subsidiary’s television productions depends on our Operating Subsidiary’s ability to accurately anticipate and identify the needs of media platforms, and the taste and preferences of viewers. Our Operating Subsidiary has built a track record in anticipating the preferences of viewers by focusing its resources on building its experience and capabilities in developing programs in several genres. We cannot guarantee that our Operating Subsidiary will be able to continue to do so in the future despite its efforts to conduct in-depth market research to design programs for its customers and to anticipate the trends of the video content market in the near future. For example, our Operating Subsidiary’s customers may adjust or change their operational plans based on their needs, and we cannot guarantee that our Operating Subsidiary will be able to offer attractive programs and services that meet these continually-changing needs. Moreover, we cannot guarantee that viewers will continue to prefer the type of media platforms where programs produced by our Operating Subsidiary are broadcasted, which have primarily been television networks historically. As such, our Operating Subsidiary’s customers may reduce the production budget allocated to certain types of programs or to TV networks. If our Operating Subsidiary fails to develop programs that effectively meet the evolving needs and preferences of our customers, viewers and media platforms, our Operating Subsidiary may experience reduced demand or fail to compete effectively, and our Operating Subsidiary may be required to incur additional costs to hire new directors or other creative personnel in order to develop programs in demand, which would have a material adverse effect on its business and results of operations.

Our Operating Subsidiary outsources specific production responsibilities to third-party suppliers.

Our Operating Subsidiary relies on qualified external providers for certain aspects of its event management and television productions, such as backdrop constructions, sound, LED displays, providing and delivering materials. While our Operating Subsidiary assigns in-house producers, project coordinators and directors to manage and oversee the entire production process and monitor the work of the third-party suppliers, our Operating Subsidiary may not be able to guarantee that the quality of their work meets its requirements and expectations. Any failure by the third-party suppliers to meet our Operating Subsidiary’s requirements and expectations may adversely affect the quality of its programs and in turn, could have a material adverse effect on its business, reputation, financial condition and results of operations.

Timely delivery of such supplies and services is also crucial for our Operating Subsidiary’s productions. Such delivery may be affected by a variety of factors that are beyond its control including, but not limited to, transportation bottlenecks, inclement weather and natural disasters, social unrest, vehicle breakdown, labor strikes or other circumstances beyond its control which may result in delayed or lost deliveries. If they fail to deliver their products or services on time or if the products are damaged in the course of delivery, our Operating Subsidiary may not be able to completely carry out the scope of work as agreed under the contract with its customer. This could have a negative impact on our brand and reputation, and consequently on its business operations. In addition, any significant increase in the cost of transportation, such as fuel cost, will increase our Operating Subsidiary’s operating expenses.

Furthermore, there is no guarantee that the services provided by these third-party suppliers will always be able to meet the requirements of our Operating Subsidiary’s customers. If any of the services they deliver fail to meet the standards required by our Operating Subsidiary’s customers, it may be unable to fulfil its contractual obligations, which could expose it to liability and negatively impact its business and reputation. Our Operating Subsidiary’s suppliers may face increased costs to provide the services it requires, such as higher labor expenses, which they could then pass on to our Operating Subsidiary. This could lead to a rise in its production costs. In addition, during the years ended December 31, 2024 and 2023, our Operating Subsidiary generally did not enter into any long-term supply agreements with any third-party suppliers. Although our Operating Subsidiary has not experienced difficulties in finding suitable third-party suppliers or incidents of interruption or delay in the supply of services, there is no assurance that its existing suppliers will continue to provide their services to us at a reasonable price in the future, or that we will be able to find alternative suppliers at similar terms and prices, or at all. Any interruption in such supply may have a material adverse effect on its business and operations.

Failure to maintain the quality of our Operating Subsidiary’s service offering may materially and adversely impact its business and growth potential.

Our Operating Subsidiary prides itself on its ability to consistently design and produce original, customized, and appealing solutions, content, and materials catering to potential customers. Our Operating Subsidiary’s continued growth will primarily depend on their ability to leverage their expertise in production to offer effective service offerings, which facilitate high conversion rates. Our Operating Subsidiary had in-house marketing, production and creative teams including event managers, senior marketers and research writers.

However, there is no assurance that our Operating Subsidiary will continue to maintain its marketing, production and creative teams or that the teams will maintain the quality of their production at the same level. If our Operating Subsidiary is unable to consistently uphold high standards in areas such as creative design, technical delivery, project management, and customer service, it could severely undermine the effectiveness of our Operating Subsidiary’s marketing campaigns and solutions. Subpar productions that do not meet client expectations could damage its reputation, jeopardize existing customer relationships, and make it difficult to attract new business. Maintaining a talented team, robust quality control processes, and strong supplier partnerships is crucial to ensuring the productions our Operating Subsidiary provides to its clients are of the caliber required to drive their marketing success. Failure to do so poses a significant risk to our business performance and growth potential.

The concepts and program flows of our Operating Subsidiary’s programs under production may be copied by third parties without our authorization.

The originality in the concepts and program flows of our Operating Subsidiary is vital to the success of its programs. During the development of its programs, our Operating Subsidiary proposes its original concepts and program flows to its customers and media platforms before our Operating Subsidiary enters into any project-based agreements with them. There is a risk that our Operating Subsidiary’s counterparties may misappropriate its concepts and program flows, and develop programs based on this information without its permission, which may harm the distribution of programs produced by our Operating Subsidiary and the reputation of our Operating Subsidiary and its customers.

Failure to protect the IP license that our Operating Subsidiary uses could have a negative impact on its business, competitive position and prospects.

In respect of our Operating Subsidiary’s IP exhibition business, our Operating Subsidiary generally cooperates with licensees of IP rights featuring internationally-renowned Japanese anime series and movies series, for hosting exhibitions. Our Operating Subsidiary’s continued ability to cooperate with licensees of IP rights is crucial to the success of its IP exhibition business. Any unauthorized reproduction of the licensed IP could diminish the value of our Operating Subsidiary’s products, competitive advantages or goodwill. Misappropriation or misuse of IP by third parties may also harm its reputation.

Our Operating Subsidiary may be subject to IP infringement claims or other allegations by third parties, which may materially and adversely affect the business and results of operations of our Operating Subsidiary.

Our Operating Subsidiary cannot be certain that its operations or any aspects of its business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other IP rights held by third parties. Our Operating Subsidiary may from time to time in the future be subject to legal proceedings and claims relating to the IP rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other IP rights that are infringed by our Operating Subsidiary’s products, services or other aspects of its business without its awareness. Holders of such IP rights may seek to enforce such IP rights against it in various jurisdictions.

If any third-party infringement claims are brought against our Operating Subsidiary, it may be forced to divert management’s time and other resources from its business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of IP right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other IP rights are evolving and may be uncertain, and we cannot assure you that courts or regulatory authorities would agree with our analysis.

If our Operating Subsidiary is found to have violated the IP rights of the others, our Operating Subsidiary may be subject to liability for its infringement activities or may be prohibited from using such IP, and it may incur licensing fees or be forced to develop alternatives of its own. As a result, its business and financial performance may be materially and adversely affected.

We rely on key personnel and may not be able to retain their services.

Our success is, to a large extent, attributable to the vision and leadership of our founder, Mr. Ka Ming Kwong and the continued commitment of the members of our management team. Mr. Kwong has over 18 years of experience in the entertainment industry and our other management team members also have extensive experience in the content production and design and event management and decoration industry. We believe that the extensive experience of our management team, their industry knowledge, in-depth understanding of the market and well-established relationships with our clients, suppliers and business associates, enable us to assess the market trends and requirements of our clients, as well as to evaluate and manage our clients efficiently. The future success of our Group will depend on the continued involvement, efforts, performance and abilities of our key personnel as a whole. There can be no assurance that our Group will be able to retain the services of our executive directors or our other key personnel and to continually leverage their leadership skills. If we are unable to retain our key personnel or attract and engage suitable personnel on a timely and commercially viable basis, it may result in the loss of strategic leadership, disruption or delay to our business operations, which could have a material adverse effect on our Group’s business, operations and financial conditions.

Our Operating Subsidiary relies on the seamless communication and cooperation among its staff, suppliers and customers to ensure smooth completion of projects.

The success of each project is dependent on whether members of the marketing and project management, operations as well as design and creativity teams are able to communicate effectively and coordinate efficiently with each other. Currently, most of the workflow and communication are closely monitored by our Operating Subsidiary’s directors. However, as the scale of our Operating Subsidiary increases, the size of its teams may need to grow accordingly and the present close-handed approach may not be sufficient to deal with the increased workload. One possible way to deal with this situation is for directors to delegate more work to other management personnel, but there is a risk that personnel expansion and greater job delegation may instigate segregation and disinformation, which may ultimately lead to misunderstandings, project delays and errors in quality control. Any such result could adversely affect customer satisfaction, reputational harm, and ultimately, our business and financial performance.

Communications with its suppliers and customers are crucial to the success of our Operating Subsidiary’s business operation. Any breakdowns or inefficiencies in the coordination of these different parties could jeopardize the smooth completion of projects. For example, misalignment on project requirements, delays in supplier deliverables, or poor responsiveness from customers could all disrupt the workflow and timeliness of project execution. Maintaining robust project management processes, clear communication channels, and strong relationships with suppliers and customers is of essence to mitigating the risks posed by a lack of seamless cooperation across these key participants in projects.

Our Operating Subsidiary may not have sufficient insurance coverage to cover its potential liability or losses and, as a result, its business, financial condition, results of operations and prospects may be materially and adversely affected should any such liability or losses arise.

Our Operating Subsidiary’s operations are subject to risks typically associated with the provision of event management and decoration, content production and design and IP exhibition services. There is no assurance that our Operating Subsidiary’s current insurance coverage will be able to cover all types of risks involved in its business operations, or be sufficient to cover the full extent of loss or liability for which it may be held liable. Any event that is not insured and any loss or liability that exceeds the limit or is excluded from the scope of its existing insurance policies may materially and adversely affect its business, results of operations and financial condition.

As at the date of this prospectus, in addition to what is generally required for carrying on the businesses of our Operating Subsidiary in Hong Kong, there are no material requisite licenses or permits for the provision of event management and decoration, content production and design and IP exhibition services to its customers. However, the Hong Kong government may revise its current regulations and policies unfavorably for our operations and business in the future. Any imposition of onerous obligations on us to comply with licensing requirements may increase our Operating Subsidiary’s costs of operation and in turn adversely affect its profitability. We cannot give any assurances that our Operating Subsidiary will successfully obtain all the necessary licenses and permits to continue its business. It is possible that our Operating Subsidiary may be required to suspend its operations until the relevant licenses are issued or even cease certain aspects of its business if our Operating Subsidiary fail to obtain such licenses for reasons that are beyond its control.

Our Operating Subsidiary’s business strategies and future plans may not materialize and may expose it to business and financial risks.

The business strategies and future plans as set out in the sections headed “Business — Growth Strategies” and “Use of Proceeds” represent the targets, objectives, and future plans of our Operating Subsidiary. Such targets, objectives, and future plans are by their nature subject to uncertainties and risks and our Operating Subsidiary’s actual course of business may vary from its business strategies and future plans as set out in this prospectus, depending on whether all the assumptions will hold true in the future and whether new circumstances which did not exist when the business strategies and future plans were determined by the directors will arise in the future. As such, there can be no guarantee that the future plans of our Operating Subsidiary will materialize or that our Operating Subsidiary’s business strategies will be successfully implemented. For instance, our Operating Subsidiary expects to incur significant costs in connection with expanding its business both in the overseas and local markets, which could put significant strain on its management and operational resources. We cannot give assurance that our Operating Subsidiary’s resources will be adequate to support its future growth. Failure to execute the expansion plans and strategies effectively may lead to increased costs and reduced profitability, which could in turn have a material adverse effect on business, financial conditions and results of operations.

Our Operating Subsidiary may experience fluctuations in its cost of service that it is unable to pass on to its customers.

In the course of preparing quotation and tender submissions, our Operating Subsidiary estimates the overall cost based on prevailing market standards and apply a cost-plus-margin pricing. Our Operating Subsidiary’s quotation included in the tenders depends on the complexity, the scope and the scale of the exhibition or event and the prices preliminarily quoted by its suppliers, including those for construction materials, labor, equipment or logistics and transportation. While there are a variety of suppliers our Operating Subsidiary regularly engages, and that the preliminary quotations from its suppliers did not usually deviate a lot from the final cost, there may be instances where such prices increase after the tender is submitted but before a formal agreement is signed with its suppliers and it may therefore experience unexpected fluctuation in the price of these services. As the price at which our Operating Subsidiary is paid by its customers is set when it wins the tender bid, our Operating Subsidiary will not be able to pass the increase in its cost of service to its customers if any of its suppliers significantly increase their quoted fees after our Operating Subsidiary submits its tenders. If our Operating Subsidiary pre-emptively increases the price quoted in our tender, our chances of winning will be hindered, which will in turn affect our revenue for the year. There is no assurance that our Operating Subsidiary will always be able to accurately estimate the prices of such construction materials, labor, equipment or logistics and transportation and that will be able to reflect it accordingly in its tender submission of each project. If our Operating Subsidiary err in such estimation, it will have to bear the difference within. This may lead to a decrease in our Operating Subsidiary’s profit or even a net loss in that particular project, which may have a material and adverse effect on its financial conditions and business operations.

Failure to effectively manage our Operating Subsidiary’s credit risk associated with credit terms granted to its customers and/or delay in settlement of trade receivables from our Operating Subsidiary’s customers could materially and adversely impact our Operating Subsidiary’s operating cashflow and may result in significant impairment losses on its trade receivables which in turn would have a material adverse impact on its business operations, results of operation and financial condition.

Our cash flow may deteriorate due to material payment delays by our Operating Subsidiary’s customers. During the years ended December 31, 2024 and 2023, while its suppliers for event or multimedia productions generally require our Operating Subsidiary to settle payment in full within a period of 30 days after publication of the programs or introduction of the event and on some occasions, before publication of the programs or introduction of the event, our Operating Subsidiary generally gives most customers 30 to 60 day credit term and 9 to 12 months term to IP exhibition customers from the date of billing. As such, in the event of payment delays by its customers, the timing difference in making payments to its suppliers and receiving payments from its customers would increase the risk of cash flow mismatch.

There is no assurance that our Operating Subsidiary’s customers will settle their payments on time or at all. Delay or default in payments from its customers may pose difficulties for our Operating Subsidiary to manage its working capital and may adversely impact its liquidity. The payment terms of our Operating Subsidiary’s customers will generally be affected by their internal policies and market conditions. In the event that we fail to fully recover the outstanding amounts due from its customers, if at all, or if its customers fail to settle the amounts in a timely manner, our Operating Subsidiary might have to raise funds to meet its payment obligations, and its cash flow and financial position would be materially and adversely affected.

Our Operating Subsidiary may not be able to create and maintain a competitive advantage, given the rapid technological and other competitive changes affecting all markets worldwide. Our success will depend on our Operating Subsidiary’s ability to keep pace with any such changes.

The potential markets for our Operating Subsidiary’s services are characterized by rapidly changing technology, evolving industry standards, frequent enhancements to existing services, the introduction of new services and products, and changing customer demands. Our Operating Subsidiary’s success could depend on our Operating Subsidiary’s ability to respond to changing standards and technologies on a timely and cost-effective basis. In addition, any failure by our Operating Subsidiary to anticipate or respond adequately to changes in technology and customer preferences could have a material adverse effect on its financial condition, operating results and cashflow.

Any negative publicity about our Operating Subsidiary, its services and its management may materially and adversely affect its reputation and business.

Our Operating Subsidiary may from time to time receive negative publicity about it, its management or its business. Certain of such negative publicity may be the result of malicious harassment or unfair competition acts by third parties. Our Operating Subsidiary may even be subject to government or regulatory investigation (including those relating to advertising materials which are alleged to be illegal) as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to defend itself against such third-party conduct, and it may not be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Harm to the Operating Subsidiary’s reputation and confidence of advertisers and media can also arise due to other reasons, including misconduct of its employees or any third-party business partners whom it conducts business with. The Operating Subsidiary’s reputation may be materially and adversely affected as a result of any negative publicity, which in turn may cause it to lose market share, customers, industry partners, and other business partnerships.

Our Operating Subsidiary relies on information technology systems to process transactions, summarize results, and manage its business. Disruptions in both the primary and back-up systems could adversely affect our Operating Subsidiary’s business and operating results.

Our Operating Subsidiary’s primary and back-up information technology systems are subject to damage or interruption from power outages, computer and telecommunications failures, viruses, phishing attempts, cyber-attacks, malware and ransomware attacks, security breaches, severe weather, natural disasters, and errors by employees. Though losses arising from some of these issues would be covered by insurance, interruptions of our Operating Subsidiary’s critical business information technology systems or failure of its back-up systems could result in loss of design works, delay in design process or negatively impact customers resulting in damage to our reputation. If our Operating Subsidiary’s critical information technology systems or back-up systems were damaged or ceased to function properly, it might have to invest in repairing or replacing them.

Further, information systems of our Operating Subsidiary’s suppliers may be vulnerable to attacks by hackers and other security breaches, including computer viruses and malware, through the internet, email attachments and persons with access to these information systems. If its suppliers were to experience a system disruption, attack or security breach that impacts a critical function, it could result in disruptions in the supply chain of our Operating Subsidiary, potential liability for damages to its customers, reputational damage and incremental costs, which could adversely affect its business, results of operations and profitability.

Successful cyber-attacks and the failure to maintain adequate cyber-security systems and procedures could materially harm our Operating Subsidiary’s operations.

Cyber-attacks designed to gain access to and extract sensitive information or otherwise affect or compromise the confidentiality, integrity, and availability of information, including phishing attempts, denial of service attacks, and malware or ransomware incidents, have occurred over the last several years at a number of major U.S. companies and have resulted in, among other things, the unauthorized release of confidential information, material business disruptions, and negative brand and reputational impacts. Despite widespread recognition of the cyber-attack threat and improved data protection methods, cyber-attacks on organizations continue to be sophisticated, persistent, and ever-changing, making it difficult to prevent and detect these attacks. Similar to many other interior design companies, our Operating Subsidiary receives and stores certain personal information about its employees, customers, suppliers and subcontractors. Additionally, our Operating Subsidiary relies on third-party service providers to execute certain business processes and maintain certain information technology systems and infrastructure, and our Operating Subsidiary supplies such third-party providers with the personal information required for those services.

Loss, corruption and misappropriation of data and information relating to customers could materially adversely affect our operations.

Our Operating Subsidiary has access to sensitive customer information in the ordinary course of business. If a significant data breach occurred, our Operating Subsidiary’s reputation may be adversely affected, customer confidence may be diminished, or it may be subject to legal claims, or legal proceedings, including regulatory investigations and actions, may have a negative impact on its reputation, may lead to regulatory enforcement actions against it, and may materially adversely affect its business, operating results and financial condition. The loss, disclosure or misappropriation of our Operating Subsidiary’s business information may materially adversely affect its business, operating results and financial condition. Further, legislative or regulatory action in these areas is evolving, and our Operating Subsidiary may be unable to adapt its IT systems or to manage the IT systems of third parties to accommodate these changes. Finally, if a significant data breach occurred, its reputation could be materially and adversely affected, and confidence among its customers may be diminished.

Our Operating Subsidiary’s business is affected by the conditions of the global and Hong Kong economy and the performance of the relevant business sectors.

During the years ended December 31, 2024 and 2023, our Operating Subsidiary is a one-stop service agency based in Hong Kong with a diverse business portfolio along the marketing and content production value chain, the performance of which may be ultimately affected by many uncontrollable factors, including global and domestic economic conditions affecting disposable consumer income such as unemployment levels, fuel prices, interest rates, changes in tax rates, and tax laws that impact corporates and individuals, and inflation can significantly impact our Operating Subsidiary’s results. Any adverse changes, such as a slowdown in economic growth or pessimistic outlook of the economy, may reduce willingness to spend on marketing activities, business expansion and entertainments, which may lead to a decrease in demand for our services. Changes in the performance of certain business sectors may also be relevant to our business. For instance, any adverse changes in the retail sector or corporate sector may reduce the demand for our marketing services provided to them. Negative factors in relation to the marketing and entertainment value chain in Hong Kong may adversely affect our business.

Events such as epidemics, natural disasters, adverse weather conditions, political unrest and terrorist attacks could significantly delay, or even prevent us from completing our Operating Subsidiary’s projects.

Our Operating Subsidiary’s operations are subject to uncertainties and contingencies beyond its control that could result in material disruptions in its operations and adversely affect its business. These include shortages of labor and materials, supply chain delays, accidents, epidemics, pandemics, natural disasters, fire, adverse weather conditions, political unrest, wars and terrorist attacks. If our Operating Subsidiary cannot take remedial actions in a timely manner, such as finding suitable alternative subcontractors, suppliers, sourcing and replacing products with equivalent quality and prices or negotiating with its customers in using alternative products, or finding additional workers to meet unexpected contingencies, any such events could cause us to reduce or halt its operations, adversely affect its business operations, increase its costs and/or prevent it from completing the projects, any one of which could materially and adversely affect its business, financial condition and results of operations.

In such an event, our Operating Subsidiary’s business operations may also be severely disrupted due to a negative impact on investor confidence and risk appetites, the fund-raising activities of issuers and proposed listing applicants, the macroeconomic conditions as well as the financial conditions in Hong Kong. Our Operating Subsidiary’s business operations, financial condition as well as our fund-raising activities as contemplated by this prospectus may be materially and adversely affected as a result.

The COVID-19 pandemic may cause a material adverse effect on our Operating Subsidiary’s business.

Since early 2020, the COVID-19 pandemic has prompted governments worldwide, including Hong Kong, where our Operating Subsidiary operates, to implement various containment measures such as border closures and travel restrictions, significantly disrupting economic activities. In Hong Kong, outbreaks in early 2020 and early 2022 led to temporary lockdowns, forcing companies, to adjust work schedules and adopt remote work arrangements, which might have resulted in decreased efficiency and productivity and might have adversely affected service quality. Although these alternative work arrangements were largely lifted in April 2022 due to the pandemic’s reduced severity, any employee contracting or suspected of having COVID-19 must be quarantined, which had posed a risk of further disrupting our Operating Subsidiary’s business operations.

The Hong Kong government has gradually abolished its entry-restrictions and COVID-19 control measures since November 2022. However, before their abolishment, the aforesaid travel restrictions, quarantine and social control measures in Hong Kong had adversely affected our Operating Subsidiary’s business operation such as event management and decoration due to limitation on hosting of events and the significant decrease in footfall of shopping malls. Nevertheless, in respect of our Operating Subsidiary’s content production and design business, it was able to secure more program production projects outsourced by television broadcasting companies as they had tightened their in-house program production and shooting budgets. Our Operating Subsidiary had also leveraged on the travel restrictions to film more programs within the local community. For the years ended December 31, 2024 and 2023, and as at the date of this prospectus, most countries around the globe have abolished measures to contain COVID-19 pandemic and our Operating Subsidiary’s event management and decoration business has gone back on track. Nonetheless, the instability of global economic challenges brought by COVID-19 and declines in general economic activities in Hong Kong and globally may have resulted in reduced budgets and investments in the television program production and event management sectors and such impacts remain uncertain.

As of the date of this prospectus, the impact of COVID-19 on our Operating Subsidiary’s business has been limited. The impact of COVID-19 pandemic on our Operating Subsidiary’s business going forward will depend on a range of factors which we are not able to accurately predict, including the duration and scope of the pandemic, a repeat of the spike in the number of COVID-19 cases, the geographic regions impacted, the impact of the pandemic on economic activity and the nature and severity of measures adopted by governments, including restrictions on travel, mandates to avoid large gatherings and orders to self-quarantine or shelter in place. The COVID-19 pandemic could also limit the ability of customers and suppliers to perform. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of the COVID-19 pandemic’s global economic impact, including any economic recession that has occurred or may occur in the future that will have an impact in the industries that our Operating Subsidiary operated in. Nevertheless, our Operating Subsidiary will continue to manage its resources and capital to reflect and adapt to changes in market conditions, including any lasting effects of COVID-19.

There is no guarantee that safety measures and procedures implemented by our Operating Subsidiary at work sites could prevent the occurrence of industrial accidents of all kinds, which in turn might lead to claims and legal proceedings against our Operating Subsidiary, arising from work injuries or accidents, and/or property damage.

Owing to the nature of our Operating Subsidiary’s business, there are inherent risks of work injuries or accidents occurring in the course of its operations, particularly in carrying out fit out or construction works at the event and exhibition sites by its suppliers and their workers. If the safety measures and procedures implemented at the sites are insufficient or not strictly adhered to, it may result in accidents which would in turn lead to claims and legal proceedings for employees’ compensation, common law personal injury claims, fatal accidents, and/or property damage. Our Operating Subsidiary’s involvement in major accidents or incidents, particularly if reported by the media, may adversely affect its reputation and its customer’s perception of the quality of its services. If our Operating Subsidiary is involved in any litigation or legal proceedings, the outcome of such proceedings could result in settlements or results which could adversely affect its financial condition. In addition, any litigation or legal proceedings could involve substantial legal expenses as well as require significant time and attention of our Operating Subsidiary’s management, diverting their attention from our Operating Subsidiary’s operations, and result in negative publicity against our Operating Subsidiary. These would result in significant financial loss, damages to its reputation in the industry, and adversely affect our financial condition.

We have incurred net loss in the past and we may incur losses in the future and we cannot assure you that we will be able to maintain profitability in the future.

We have incurred net loss in the past, including net loss of approximately US$1.1 million in FY2023. We cannot assure you that we will be able to generate net profits in the future. Although we endeavor to pursue opportunities to increase our number of projects and improve our profit margin of projects so as to improve our revenue and profitability, our operating costs and expenses may increase in the future due to: (i) the continued expansion of our content production business and the recruitment of high caliber talent, (ii) the continued expansion of geographical coverage and customer base for event management and decoration business, and (iii) the investment in new initiatives, which may incur upfront costs, change our existing revenue and cost structures, and affect our ability to achieve profitability.

Also, our ability to achieve profitability depends on our ability to, among other things, maintain relationships with its existing customers and to attract new customers, to achieve the customers’ desired objectives and maintain our service and product quality. In addition, our revenue and profitability are also subject to changes in customer preferences and demand for our services and products, including but not limited to the shift in preference from traditional television networks towards on-demand streaming services and high-definition content. Moreover, our profitability is also subject to the performance of third-party suppliers such as external providers for backdrop constructions, sound, LED displays, providing and delivering materials. We may also continue to incur net losses in the future due to changes in the macroeconomic and regulatory environment and competitive dynamics, which are mostly unforeseen events that are beyond our control. Accordingly, we cannot assure you that our company will turn profitable in the short term. If we are unable to generate adequate revenue growth and manage our costs and expenses, we may not be able to achieve profitability or positive cash flow consistently, which may impact our business growth and adversely affect our financial condition and results of operations.

We have disclosed that there is substantial doubt about our ability to continue as a going concern. We may require additional capital in order to execute our business plan and continue the operation of our business. Our auditors have issued an audit report that contains an explanatory paragraph regarding the Company’s ability to continue as a going concern and their opinion is not modified with respect to this matter.

For the year ended December 31, 2024, we reported net income of approximately US$0.8 million (2023: net loss of approximately US$1.1 million). The shareholders’ deficit was approximately US$0.2 million as of December 31, 2024 (2023: US$1.0 million). As of December 31, 2024, the Group’s had cash of approximately US$3,600 (2023: US$0.7 million) and working capital deficit of approximately US$0.5 million (2023: US$1.1 million). As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of, and for the year ended December 31, 2024 that raises substantial doubt about our ability to continue as a going concern. The conditions giving rise to this uncertainty and our plan with respect to this uncertainty are disclosed in Note 2 to our consolidated financial statements appearing at the end of this prospectus.

As of July 11, 2025, our debt comprised bank borrowings of approximately US$2.7 million and other borrowings of approximately US$1.4 million with terms ranging from approximately 4 months to 12 years, the majority of which were repayable on monthly basis throughout the tenor of the loans. We believe that our expected cash provided by our operations and this offering will be sufficient to meet our current and anticipated working capital requirements and repayment obligation for at least the next 12 months. In addition, Mr. Ka Ming Kwong, our controlling shareholder, Chief Executive Officer and Chairman of the Board of Directors, will provide continuous financial support to meet our financial obligations in the event that our working capital is insufficient to meet our repayment obligation. We may, however, need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we identify and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions.

To enhance our profitability as well as cashflow situation, our management plans to focus its resources on projects that generate sustainable positive profit margins with faster cash turnover. Further, we have been optimizing our cost base with an aim to reduce the cost of revenue such as production cost and other administrative expenses by stricter cost control measure, such as establishing detailed budgets and regularly monitoring actual costs and expenses against projections and negotiating favourable terms with suppliers. In addition, we plan to raise capital via private placement or financial borrowings or bank loans in the event that we do not have adequate liquidity to meet our current obligations.

If we fail to execute our business plan or obtain potential financing from private placement or borrowings, we may be unable to implement our current plans for business operation, repay debt obligation or respond to competitive pressure, any of which would have material effect on the Group’s business, financial condition and results of operation and would materially adversely affect our ability to continue as a going concern.

If we fail to maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Our independent registered public accounting firm did not conduct an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated and combined financial statements as of December 31, 2024 and 2023, we and our independent registered public accounting firm identified three material weaknesses in our internal control over financial reporting. According to the PCAOB of the United States, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified are related to (i) our lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address U.S GAAP technical accounting issues and prepare and review financial statements and related disclosures in accordance with U.S. GAAP and reporting requirements set forth by the SEC, (ii) our lack of internal audit function to establish a formal risk assessment process and internal control framework, and (iii) our lack of an established proper IT control environment and deficiencies were identified in control areas including access management, change management, IT operations as well as cyber security.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) hiring more qualified staff to fill up the key roles in the operations; (ii) providing our relevant finance staff with appropriate training regarding requirements of U.S. GAAP and SEC reporting; (iii) appointing independent directors, establishing an audit committee and strengthening corporate governance and (iv) hiring experienced IT staff with relevant qualifications to formalize and strengthen the key IT control environment.

We will be subject to the requirements to maintain internal controls and that the management performs periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. Before this offering, we were a private company with limited resources. As a result, we may not discover problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, the price of our Ordinary Shares may decline and we may be unable to remain compliant with the NASDAQ Listing Rules.

Risks Related to the Industry in which Our Operating Subsidiary Operates

Our Operating Subsidiary may not be able to compete effectively against its competitors.

Our Operating Subsidiary faces competition from other service agencies primarily on the following bases:

•        quality of services;

•        effectiveness of sales and marketing efforts;

•        creativity in the design and content of events and multimedia productions;

•        optimization capability;

•        strategic relationships; and

•        hiring and retention of talented staff.

Our Operating Subsidiary’s competitors may reduce fees, increase production capabilities or develop new concepts and programs to obtain market share. Some of our Operating Subsidiary’s competitors may have greater and broader operational experience and longer relationships with customers than our Operating Subsidiary does. In some cases, our Operating Subsidiary’s corporate customers work with several service agencies on different projects. They will compare the results of our Operating Subsidiary’s productions against that of its competitors. If our Operating Subsidiary’s productions do not meet their expectations, they may engage our competitors and discontinue cooperation with us. We cannot assure you that our Operating Subsidiary will be able to successfully compete against new or existing competitors and failure to do so may cause our Operating Subsidiary’s market share to decline, and its business, results of operations, financial condition and prospects may be materially and adversely affected. There is also no assurance that our Operating Subsidiary’s strategies will remain competitive or that they will continue to be successful in the future. Increasing competition could result in pricing pressure and loss of our Operating Subsidiary’s market share, either of which could have a material adverse effect on its financial condition and results of operations.

If our Operating Subsidiary is unable to adapt and respond timely and effectively to new market trends in the content production industry, it may not be able to compete in the market and its business, results of operations and financial condition could be materially and adversely affected.

Our Operating Subsidiary’s knowledge and expertise on traditional media marketing services may become obsolete. A reduction in demand for our Operating Subsidiary’s marketing services could result from changes in the industry standards, market practice and market trends in the marketing industry, including preference for other forms of advertising resources. According to the PWC Report of “Global Entertainment & Media Outlook 2023 – 2027: Hong Kong summary”, the compound annual growth rate of TV advertising and internet advertising in Hong Kong are estimated to be approximately 1% and 6.44%, respectively, which indicates a trend for switching of advertising and marketing on traditional media to other online platforms. Any failure of reallocation of marketing expenditures from offline advertising platforms to other available marketing platforms by our Operating Subsidiary’s customers could have a material adverse effect on its profitability and financial position.

Given the subjective nature of the content production business and the rapid change in market trend and consumer preferences, there is no assurance that our content production business will continue to be able to capture, anticipate or respond timely to its customers’ preference.

Risks Related to This Offering and Ownership of Our Class A Ordinary Shares

The dual-class structure of our Class A Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, Chief Executive Officer and Chairman of the Board of Directors, Mr. Ka Ming Kwong, who will hold in the aggregate 89.74% of the voting power of our voting shares following the completion of this offering, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

Our authorized and issued Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares.

As of the date of this prospectus, there are currently 20,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share has one (1) vote and each Class B Ordinary Share has twenty (20) votes. The Class B Ordinary Shares are convertible into Class A Ordinary Shares, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one Class A Ordinary Share for each Class B Ordinary Share. The holder of Class B Ordinary Shares would have, upon conversion of its Class B Ordinary Shares into Class A Ordinary Shares, one vote per Class A Ordinary Share held on all matters submitted to a vote of our shareholders. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

The Class B Ordinary Shares outstanding are beneficially owned by Mr. Ka Ming Kwong, representing 82.30% of the aggregate voting power of our currently outstanding Ordinary Shares as of the date hereof. Upon the completion of this offering, Mr. Ka Ming Kwong, will hold 89.74% of the aggregate voting power, assuming that the underwriters do not exercise its over-allotment option. Because of the one-to-twenty voting ratio between our Class A and Class B Ordinary Shares, Mr. Ka Ming Kwong will continue to control a majority of the combined voting power of our Class A Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval so long as the Class B Ordinary Shares represent at least 51% of the voting power of all outstanding Class A Ordinary Shares. Assuming our Controlling Shareholder continues to hold all of his existing Class A Ordinary Shares, he will have to maintain at least 52.17% of Class B Ordinary Shares prior to the completion of this offering, or 52.94% of Class B Ordinary Shares immediately after the completion of this offering, to continue to control the outcome of matters submitted to shareholders for approval. This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters for the foreseeable future. Furthermore, should the Company decide to issue additional Class A Ordinary Shares in the future, the one-to-twenty voting ratio between the two classes of our Class A Ordinary Shares will result in further dilutive effect on the holders of Class A Ordinary Shares.

As a result, for so long as Mr. Ka Ming Kwong owns a controlling or significant voting interest in our Class A Ordinary Shares, it generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

•        the election of directors;

•        determinations with respect to our business direction and policies, including the appointment and removal of directors;

•        determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

•        our financing and dividend policy;

•        determinations with respect to our tax returns; and

•        compensation and benefits programs and other human resources policy decisions.

Our Controlling Shareholder, Chief Executive Officer and Chairman of the Board of Directors, Mr. Ka Ming Kwong, may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate action might be taken even if other shareholders, including those who purchase shares in this offering, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, could deprive our shareholders of an opportunity to receive a premium for their shares of Class A Ordinary Shares as part of a sale or other liquidity event and might ultimately affect the market price of our Class A Ordinary Shares.

Furthermore, we cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our Class A Ordinary Shares. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

If we fail to meet applicable listing requirements, Nasdaq may not approve our listing application, or may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

We have applied to have our Class A Ordinary Shares listed on Nasdaq Capital Market. We expect that our Class A Ordinary Shares will be listed on Nasdaq Capital Market on or promptly after the date of this prospectus. However, we cannot assure you that we will be able to meet Nasdaq’s initial listing standards or that we will be able to meet the continued listing standards of Nasdaq in the future.

In addition, following this offering, in order to maintain our listing on Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum shareholders’ deficit, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our Class A Ordinary Shares could be subject to delisting.

If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Class A Ordinary Shares;

•        reduced liquidity for our Class A Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Class A Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although states are pre-empted from regulating the sale of our Class A Ordinary Shares when they are listed on Nasdaq, this statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities on a case-by-case basis. Further, if we were no longer listed on Nasdaq, our Class A Ordinary Shares would not be covered securities and we would be subject to regulations in each state in which we offer our Class A Ordinary Shares.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities may meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including, but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities, and Nasdaq had concerns that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small. The insiders of our Company will still hold a large portion of the Company’s listed securities following the consummation of the Offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq for our initial and continued listing, which might cause delay or even denial of our listing application.

There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Class A Ordinary Shares. We intend to apply to list our Class A Ordinary Shares on Nasdaq Capital Market under the symbol “AMPM”. An active and liquid public market for our Class A Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected. The initial public offering price for our Class A Ordinary Shares has been determined by us based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. The price at which the Class A Ordinary Shares is traded after this offering may decline below the initial public offering price, meaning that you may experience a decrease in the value of your Class A Ordinary Shares regardless of our operating performance or prospects.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Class A Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Class A Ordinary Shares shortly following this offering. If the market price of our Class A Ordinary Shares after this offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in the price of our Class A Ordinary Shares, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and results of operations and divert management’s attention and resources from our business.

Volatility in the price of our Class A Ordinary Shares may subject us to securities litigation.

The market for our Class A Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Class A Ordinary Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The market price of our Class A Ordinary Shares may be highly volatile, and you could lose all or part of your investment.

The trading price of our Class A Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and the PRC. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. Moreover, upon the consummation of this offering, we will have a relatively small public float due to the relatively small size of this offering, and the concentrated ownership of our Class A Ordinary Shares among our executive officers and directors. As a result of our small public float, our Class A Ordinary Shares may be less liquid and have greater stock price volatility than the shares of companies with broader public ownership. Our stock price could be subject to wide fluctuations in response to a variety of other factors, which include:

•        whether we achieve our anticipated corporate objectives;

•        changes in financial or operational estimates or projections;

•        termination of the lock-up agreement or other restrictions on the ability of our shareholders and other security holders to sell shares after this offering; and

•        general economic or political conditions in Hong Kong, the United States, or elsewhere.

In addition, the stock price of a number of companies involved in initial public offerings, particularly among companies with relatively smaller public floats, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. If the market price of our Class A Ordinary Shares after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

Furthermore, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

Our existing shareholders, including our Controlling Shareholder, will be able to sell their Class A Ordinary Shares after completion of this offering subject to restrictions under Rule 144.

Our existing shareholders, including our Controlling Shareholder, may be able to sell their Class A Ordinary Shares pursuant to Rule 144 under the Securities Act after completion of this offering and/or after expiration of the applicable lock-up period, if applicable. Because these shareholders have paid a lower price per Class A Ordinary Share than participants in this offering, when they are able to sell their existing shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of our Class A Ordinary Shares following completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our existing shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

Substantial future sales or perceived sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could cause their market price to decline. Such sales might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Additionally, if any existing shareholder or shareholders sell a substantial amount of our Class A Ordinary Shares, this, in turn, could have a material adverse effect on their price.

The Class A Ordinary Shares sold in this offering pursuant to this prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. There will be 21,500,000 Class A Ordinary Shares outstanding immediately after this offering, or 21,725,000 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full. Sales of these Class A Ordinary Shares into the market could cause the market price of our Class A Ordinary Shares to decline.

In connection with this offering, we, our directors, officers and shareholders holding 5% or more of the issued and outstanding Class A and Class B Ordinary Shares have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares or are otherwise subject to similar lockup restrictions for [180] days after the date of this prospectus without the prior written consent of the representatives of the underwriters. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Underwriting” for a more detailed description of the restrictions on selling our securities after this offering.

Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders.

Future issuances of our Class B Ordinary Shares, which can be approved by our Board of Directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares.

In addition, there might be impact of the conversion of Class B Ordinary Shares on holders of Class A Ordinary Shares, including dilution and the reduction in aggregate voting power, as well as the potential increase in the relative voting power if any holder of the Class B Ordinary Shares retains their shares.

Because our initial public offering price is substantially higher than our pro forma net tangible book value per share, you will incur immediate and substantial dilution in the book value of your Class A Ordinary Shares.

Investors purchasing our Class A Ordinary Shares in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per Class A Ordinary Share. As a result, investors purchasing Class A Ordinary Shares in this offering will experience immediate and substantial dilution. See “Dilution” for more information on the dilution you may experience as a result of investing in this offering. In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

Our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our directors, officers and our Controlling Shareholder hold in aggregate 45.15% or more of our Class A Ordinary Shares. After this offering, our directors, officers and our Controlling Shareholder will hold in aggregate 42.00% or more of our Class A Ordinary Shares. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder, will own 52.94% of our total issued and outstanding Shares, representing 89.74% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. Our Controlling Shareholder will have the ability to control the outcome of certain matters submitted to shareholders for approval through his controlling ownership of the company, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Assuming our Controlling Shareholder continues to hold all of his existing Class A Ordinary Shares, he will have to maintain at least 52.17% of Class B Ordinary Shares prior to the completion of this offering, or 52.94% of Class B Ordinary Shares immediately after the completion of this offering, to continue to control the outcome of matters submitted to shareholders for approval.

The interests of these shareholders may not be the same as, or may even conflict with, your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Class A Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Class A Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Following this offering, our largest shareholder will continue to own more than a majority of the voting power of our outstanding Class A Ordinary Shares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including but not limited to, (i) the requirement that a majority of the board of directors consist of independent directors, (ii) the requirement that the compensation of our officers be determined or recommended to our board of directors by a compensation committee that is comprised solely of independent directors, and (iii) the requirement that director nominees be selected or recommended to the board of directors by a majority of independent directors or a nominating committee comprised solely of independent directors. If we elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance committee and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a “controlled company” and during any transition period following a time when we are no longer a “controlled company”, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for our businesses and other corporate purposes. We have not determined a specific use for a portion of the net proceeds of this offering now earmarked for working capital and other general corporate purposes, and our management will have considerable discretion in deciding how to apply these proceeds. You will not have the opportunity to assess whether the proceeds would be used appropriately before you make your investment decision, and you must therefore rely on the judgment of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that would improve our results of operations or increase the price of our Class A Ordinary Shares, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the closing of this offering, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that the information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, but not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people, or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

We have never paid cash dividends on our stock and do not intend to pay dividends for the foreseeable future.

We have paid no cash dividends on any class of our stock to date, and we do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our Class A Ordinary Shares. Accordingly, investors must be prepared to rely on sales of their Class A Ordinary Shares after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our Class A Ordinary Shares. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

Subject to the BVI Act, our Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due in the ordinary course of business. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. We cannot assure you that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Class A Ordinary Share price or trading volume to decline.

If a trading market for our Class A Ordinary Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Class A Ordinary Shares will have had relatively little experience with us or possibly with our industry as well, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Class A Ordinary Share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us, our directors or management named in the prospectus based on foreign laws.

We are incorporated under the laws of the BVI. We conduct our operations in Hong Kong through our Operating Subsidiary and substantially all of our assets are located in Hong Kong. In addition, all of our directors and executive officers named in this prospectus reside in Hong Kong, and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or our directors and officers in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the BVI, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

There is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, a judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

As the rights of a shareholder under British Virgin Islands law differ from those under U.S. law, you may have fewer protections than you would as a shareholder of a U.S. corporation.

Our corporate affairs are governed by our Memorandum and Articles of Association, the BVI Act, referred to below as the “BVI Act”, and the common law of the BVI. The rights of shareholders to take legal action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors and officers under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the English common law and the wider Commonwealth, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law.

Therefore, you may have more difficulty protecting your interests in connection with actions taken by our directors and officers or our principal shareholders than you would as a shareholder of a corporation incorporated in the United States.

BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

Shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a BVI company could, however, bring a derivative action in the British Virgin Islands courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary if fresh proceedings are brought in the BVI to enforce that judgment, provided however that such judgment: (i) is not in respect of penalties, fines, taxes or similar fiscal or revenue obligations of the Company; (ii) is final and for a liquidated sum; (iii) was not obtained in a fraudulent manner; (iv) is not of a kind the enforcement of which is contrary to the public policy in the British Virgin Islands; (v) is not contrary to the principles of natural justice; and (vi) provided that the courts of the United States had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process.

BVI laws may provide less protection for minority shareholders than those under U.S. law, and therefore minority shareholders who are dissatisfied with the conduct of our affairs may not have the same options as to recourse in comparison to the shareholders of a U.S. corporation.

The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for business companies is limited.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our Board of Directors, or our controlling shareholders than they would as public shareholders of a company incorporated in the United States.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. corporation.

Upon the closing of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we will be qualified as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares. Furthermore, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly.

We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, obtaining and maintaining directors’ and officers’ liability insurance would become more difficult and expensive for us, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the BVI, may differ significantly from corporate governance listing standards. Currently, we do not intend to rely on home country practices with respect to our corporate governance after we complete this offering. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Class A Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

Upon the completion of this offering, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies. These exemptions include:

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”)

•        being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•        being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, although if the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31.

Because we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, our stockholders could receive less information than they might expect to receive from more mature public companies. We cannot predict if investors will find our Class A Ordinary Shares less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our Class A Ordinary Shares.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company” as defined in the JOBS Act and will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. After we are no longer an “emerging growth company”, or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

There can be no assurance that we will not be a passive foreign investment company, or Passive Foreign Investment Company (“PFIC”), for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investor of our Class A Ordinary Shares.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Material United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

We may be subject to material litigation, including individual and class action lawsuits, as well as investigations and enforcement actions by regulators and governmental authorities.

We may from time to time become subject to claims, arbitrations, individual and class action lawsuits, government and regulatory investigations, inquiries, actions or requests, and other proceedings alleging violations of laws, rules and regulations, both foreign and domestic. The scope, determination and impact of claims, lawsuits, government and regulatory investigations, enforcement actions, disputes and proceedings to which we are subject cannot be predicted with certainty, and may result in:

•        substantial payments to satisfy judgments, fines or penalties;

•        substantial outside counsel legal fees and costs;

•        additional compliance and licensure requirements;

•        loss of productivity and high demands on employee time;

•        criminal sanctions or consent decrees;

•        termination of certain employees, including members of our executive team;

•        changes to our business model and practices; and

•        damage to our brand and reputation.

Any such matters can have an adverse impact, which may be material, on our business, operating results or financial condition because of legal costs, diversion of management resources, reputational damage and other factors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “goal”, “objective”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” and “ongoing”, or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

•        timing of the development of future business;

•        capabilities of our business operations;

•        expected future economic performance;

•        competition in our market;

•        continued market acceptance of our services and products;

•        protection of our intellectual property rights;

•        changes in the laws that affect our operations;

•        fluctuations in foreign currency exchange rates;

•        our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

•        continued development of a public trading market for our securities;

•        the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

•        managing our growth effectively;

•        projections of revenue, earnings, capital structure and other financial items;

•        fluctuations in operating results;

•        dependence on our senior management and key employees; and

•        other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Based upon an initial public offering price of US$4.50 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us, of approximately US$5.1 million if the underwriters do not exercise their over-allotment option, and US$6.0 million if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$4.50 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by US$1,380,000, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. An increase (decrease) of 1.0 million in the number of Class A Ordinary Shares we are offering would increase (decrease) the net proceeds to us from this offering by US$4,140,000, assuming the assumed initial public offering price remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

The primary purposes of this offering are to create a public market for our Class A Ordinary Shares for the benefit of all shareholders. We plan to use the net proceeds of this offering as follows:

•        Approximately 30% for expanding the content production business and recruiting high caliber talent;

•        Approximately 20% for expanding geographical coverage to enlarge customer base of event management and decoration business;

•        Approximately 20% for selectively pursuing and exploring strategic acquisition opportunities in relation to event management or content production industry. As of the date of this prospectus, we have not specifically identified any business or assets to acquire, nor have we entered into any memorandum of understanding on acquisition of any business or assets; and

•        Approximately 30% for funding other working capital and general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. As of the date of this prospectus, we have no understandings, agreements or commitments for particular uses of the net proceeds from this offering and have not currently identified any targets for acquisition of companies and/or formation of joint ventures. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We do not have any present plan to declare or pay any dividends on our Class A Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the years ended December 31, 2024 and 2023, APGL did not declare or pay any dividends or distributions and there was no transfer of assets among APGL and its subsidiaries. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable BVI laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the BVI Act and our Memorandum and Articles of Association, our Board of Directors may by resolution, authorize a distribution (which includes a dividend) by our Company to our shareholders if our Board of Directors are satisfied, on reasonable grounds, that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due in the ordinary course of business.

We are a holding company incorporated in the BVI. In order for us to distribute any dividends to our shareholders, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our Operating Subsidiary.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars.

CAPITALIZATION

Our Company is authorized to issue two classes of shares, namely Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Unless otherwise required by the BVI Act, the Memorandum or the Articles, holders of Class A Ordinary Shares and Class B Ordinary Sharees shall vote together as one class on all resolutions of the shareholders and have the same rights except each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to twenty (20) votes. Class B Ordinary Shares are convertible into (1) Class A Ordinary Shares on a one-to-one basis subject to adjustment as provided in the Articles at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

The following table sets forth our capitalization as of December 31, 2024 on:

•        an actual basis; and

•        a pro forma as adjusted basis to give effect to the sale of 1,500,000 Class A Ordinary Shares in this offering at the assumed initial public offering price of US$4.50 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option.

You should read this information together with our audited consolidated and combined financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Exchange Rate Information”, “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2024
	Actual	Adjusted(1)
	US$	US$
Class A Ordinary Shares of no par value: unlimited number of shares authorized; 25,000,000 shares comprising 20,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding; 26,500,000 shares comprising 21,500,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding on a pro forma adjusted basis to reflect the issuance and sales of 1,500,000 Class A Ordinary Shares in this offering	—	—
Additional paid-in capital	1	5,095,143
Accumulated other comprehensive income	(4,416)	(4,416)
Retained earnings	(237,175)	(237,175)
Total shareholders’ (deficit) equity	(241,590)	4,853,552
Borrowings	6,092,667	6,092,667
Total capitalization	5,851,077	10,946,219

____________

(1)      Reflects the sale of Class A Ordinary Shares in this offering at an assumed initial public offering price of US$4.50 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts (underwriting discount equal to 7% per Class A Ordinary Share, non-accountable expense allowance and estimated offering expenses payable by us (US$1,654,858). We estimate that such net proceeds will be approximately US$5,095,142. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering”.

DILUTION

If you invest in our Class A Ordinary Shares in this offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per Class A Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of December 31, 2024, we had a negative historical net tangible book value of approximately US$0.3 million, or US$0.01 per Ordinary Share. Our net tangible book value per Ordinary Share represents total net tangible assets less intangible asset, all divided by the number of Class A Ordinary Shares outstanding as of December 31, 2024.

After giving effect to the sale of Class A Ordinary Shares in this offering at the assumed initial public offering price of US$4.50 per Class A Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we will have 21,500,000 Class A Ordinary Shares outstanding, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at December 31, 2024 would have been approximately US$4.8 million, or US$0.18 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.19 per Ordinary Share to existing investors and immediate dilution of US$4.32 per Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Class A Ordinary Shares in this offering:

	Post-Offering(1)	Full Exercise of Over-allotment Option(2)
Assumed initial public offering price per Class A Ordinary Share	$4.50	$4.50
Negative net tangible book value per Ordinary Share as of December 31, 2024	$(0.01)	$(0.01)
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Class A Ordinary Shares in this offering	$0.19	$0.22
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$0.18	$0.21
Dilution per Class A Ordinary Share to new investors in this offering	$4.32	$4.29

____________

(1)      Assumes gross proceeds from the offering of 1,500,000 Class A Ordinary Shares, and assumes that the underwriters’ over-allotment option has not been exercised.

(2)      Assumes gross proceeds from the offering of 1,725,000 Class A Ordinary Shares, and assumes that the underwriters’ over-allotment option has been exercised in full.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Class A Ordinary Share after this offering would be approximately US$5.7 million, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.22, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be US$4.29.

To the extent that we issue additional Class A Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on a pro forma basis as of December 31, 2024, the differences between the existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us in this offering, the total consideration paid and the average price per Class A Ordinary Shares paid at the assumed initial public offering price of US$4.50 per Class A Ordinary Shares, the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts, non-accountable expense allowance, and estimated offering expenses. The total number of Class A Ordinary Shares does not include Class A Ordinary Shares issuable upon the exercise of the over-allotment option granted to the underwriters.

	Class A Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	20,000,000	93.0%	$1	0%	$0
New investors	1,500,000	7.0%	$6,750,000	100%	$4.50
Total	21,500,000	100%	$6,750,001	100%	$0.31

EXCHANGE RATE INFORMATION

APGL is a holding company registered and incorporated in the BVI with operations conducted in Hong Kong through its Operating Subsidiary, AM PM (HK). APGL’s reporting currency is Hong Kong dollars. This prospectus contains translations of HK$ into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from HK$ to U.S. dollars and from U.S. dollars to HK$ in this prospectus were calculated at the noon buying rate of US$1 = HK$ 7.7677 on December 31, 2024, as published in H.10 statistical release of the United States Federal Reserve Board. We make no representation that the HK$ or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or HK$, as the case may be, at any particular rate or at all.

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

On June 19, 2009, AM PM (HK) was established under the laws of Hong Kong. AM PM (HK) is engaged in (i) event management and decoration; (ii) content production and design; and (iii) IP exhibition.

Corporate reorganization

On February 19, 2024, APGL was incorporated under the laws of the BVI as a holding company. Subsequently, APGL established a direct wholly-owned subsidiary, namely, AM PM (BVI) on February 21, 2024 under the laws of the BVI as an intermediate holding company. As part of the reorganization, AM PM (BVI), a direct wholly-owned subsidiary of APGL, acquired all the issued shares of AM PM (HK) from our Controlling Shareholder in consideration of APGL issuing 2,000 Class B ordinary shares to our Controlling Shareholder. Following such share swap, APGL, through AM PM (BVI), indirectly wholly owned AM PM (HK).

On August 15, 2025, APGL effectuated a share split of its issued and unissued shares at a ratio of 1-to-2,000 (the “Share Split”), so that there were 20,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding, post-Share Split.

The chart below illustrates our corporate structure and identify our subsidiaries as of the date of this prospectus/upon completion of this offering (assuming no exercise of the over-allotment option by the underwriters):

____________

Notes:

(1)      Other Existing Shareholders are those who each hold less than 5% of the Class A Ordinary Shares.

(2)      Each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to twenty (20) votes.

Name	Background	Ownership
AM PM (BVI)	— A BVI company — Incorporated on February 21, 2024 — 10,000 issued shares — Intermediate holding company	100% owned by APGL
AM PM (HK)	— A Hong Kong company — Incorporated on June 19, 2009 — 10 issued shares — Engaged in (i) event management and decoration; (ii) content production and design; and (iii) IP exhibition	100% owned by AM PM (BVI)

We are offering 1,500,000 Class A Ordinary Shares, representing approximately 6.98% of our Class A Ordinary Shares, assuming the underwriters do not exercise the over-allotment option. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling

Shareholder, will own approximately 52.94% of our total issued and outstanding Shares, representing 89.74% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, and may have the ability to determine matters requiring approval by shareholders.

Investors are purchasing securities of our holding company, APGL, instead of securities of our Operating Subsidiary, through which our operations are conducted.

At each general meeting, each Class A shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Class A Ordinary Share which such shareholder holds and each Class B shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have twenty (20) votes for each Class B Ordinary Share which such shareholder holds. There are no prohibitions to cumulative voting under the laws of the BVI, but our Articles of Association do not provide for cumulative voting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated and combined financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Our Operating Subsidiary is a one-stop service agency based in Hong Kong with a diverse business portfolio along the marketing and content production value chain. Our Operating Subsidiary’s business operation spans across three key business, namely (i) event management and decoration; (ii) content production and design; and (iii) IP exhibition.

(i)     Event management and decoration:    Our Operating Subsidiary provides integrated event management and decoration services by offering solutions to customers for their specific marketing and other corporate needs, including (a) decorations for shopping malls for festival celebrations (such as Christmas and New Year decorations), seasonal decorations and specified themes to increase customer traffics and thereby boosting sales; and (b) marketing and other events such as product launches, music performances and corporate and institution events.

(ii)    Content production and design:    Our Operating Subsidiary has tapped into the market of content production and design principally engaging in television program production, including content development, shooting and post-production editing of video content for television networks in Hong Kong. Our Operating Subsidiary may also be responsible for inviting and arranging for hosts and guests to perform in the television programs.

(iii)   IP exhibition:    The business model generally features cooperation with licensees of IP rights of internationally-renowned Japanese anime series and movie series, who are being granted the licenses from IP owners (being filming and entertainment companies) to use the copyrighted works of the IP rights (including images, visual and audio files, artworks, designs, figures, physical productions and the alike) for organizing exhibitions in convention centres or shopping malls in Hong Kong and/or other specified Asia-Pacific regions (such as Malaysia and Thailand).

Our revenues increased from approximately US$6.0 million in FY2023 to approximately US$8.8 million in FY2024.

Investors in our Class A Ordinary Shares should be aware that they are purchasing equity in our BVI holding company, instead of shares of the Operating Subsidiary. Please refer to the information contained in and incorporated by reference under the heading “Risks Related to Our Corporate Structure” on page 32 of this prospectus.

General Factors Affecting Our Results of Operations.

The Company believes the key factors affecting the financial condition and results of operations including the following:

Global and Hong Kong economy and the performance of the relevant business sectors

During the two years ended December 31, 2024 and 2023, our Operating Subsidiary is a one-stop service agency based in Hong Kong with a diverse business portfolio along the marketing and content production value chain, the performance of which may be ultimately affected by many uncontrollable factors, including global and domestic economic conditions affecting disposable consumer income such as unemployment levels, fuel prices, interest rates, changes in tax rates, and tax laws that impact corporates and individuals, and inflation can significantly impact our Operating Subsidiary’s results. Any adverse changes, such as a slowdown in economic growth or pessimistic outlook of the economy, may reduce willingness to spend on marketing activities, business expansion and entertainments, which may lead to a decrease in demand for our services. Changes in the performance of certain business sectors may also be relevant to our business. For instance, any adverse changes in the retail sector or corporate sector may reduce the demand for our marketing services provided to them. Negative factors in relation to the marketing and content production value chain in Hong Kong may adversely affect our business.

Project-based and non-recurring in nature

Our Operating Subsidiary’s income is primarily generated from event management and decoration, content production and design, and IP exhibition. The contracts with its customers are generally non-recurring in nature. In general, its engagements with customers, such as shopping malls and television broadcasting companies, are on a project basis. The success of our Operating Subsidiary depends on its ability to maintain relationships with its existing customers and to attract new customers. There is no guarantee that a customer that accounts for a significant portion of our Operating Subsidiary’s income for a particular period will generate any income to it in subsequent periods. After the completion of a contract, the customers are not obliged to engage our Operating Subsidiary again in the future for new projects. As such, our revenue and profitability could fluctuate significantly from year to year. We cannot guarantee that our Operating Subsidiary will be able to continue its business relationship with its existing customers or have one-off income such as merchandise design and television program production from time to time. Our Operating Subsidiary’s operations and financial condition would be adversely affected if our Operating Subsidiary is unable to retain existing customers or secure new customers, which may lead to a decrease in the number of projects in a particular year or period, and in turn, a decrease in revenue.

Furthermore, as most of our Operating Subsidiary’s customers are key players in their respective industries with a strong market position, our Operating Subsidiary may have limited bargaining power and need to concede to certain requests made by these customers in order to maintain cordial relationships with them. We cannot guarantee that our Operating Subsidiary could secure favourable terms in its contracts with these customers in the future.

Fail to achieve the marketing objectives

Our Operating Subsidiary’s business includes the provision of event management and decoration services and content production and design services to its customers, tailored to their individual needs and marketing goals. The specific scope of work required to achieve the customer’s objectives is typically outlined in the contract or quotation prior to the commencement of a project, and may be adjusted throughout the engagement based on feedback from the customer. Our Operating Subsidiary’s service offerings are refined with consideration for the customer’s input.

When our Operating Subsidiary is put in charge of a project in order to assist its customers to achieve their marketing objectives or specific requirements, our Operating Subsidiary is subject to risks from various unexpected challenges and unfavorable situations. Some of these risks include, but are not limited to, venue cancellation, technical issues and unexpected weather conditions.

If our Operating Subsidiary’s services offerings are not able to achieve the customers’ desired objectives, or if our Operating Subsidiary fails in the projects or events that it organises and/or manages, or if there are any quality issues or accidents which occur during the provision of its services, our Operating Subsidiary’s customers’ reputation will be adversely affected, which in turn could have a material adverse effect on its relationships with customers, reputation and revenue, and it may lose customers and the opportunity to be engaged in future projects.

Results of Operations

The following table sets forth a summary of the consolidated and combined results of operations of the Company for the years indicated.

	For the year ended December 31,
	2024	2023
	US$	US$
Revenue
Content production and design	2,039,739	982,163
Event management and decoration	4,262,282	3,485,621
IP exhibition generated by third parties	2,478,098	1,496,221
IP exhibition generated by related party	25,631	—
Total revenue	8,805,750	5,964,005

Cost of revenue
Content production and design	1,294,006	747,740
Event management and decoration	2,708,462	3,257,023
IP exhibition	2,260,007	1,789,751
Total cost of revenue	6,262,475	5,794,514
Gross profit	2,543,275	169,491

Operating expenses
Selling and marketing expenses	102,835	91,384
General and administrative expenses	1,332,989	1,037,863
Consultancy service provided by related party	92,273	68,973
Total operating expenses	1,528,097	1,198,220

Income (loss) from operations	1,015,178	(1,028,729)

Other income (expenses), net
Interest expense	(483,252)	(183,878)
Other income	234,907	123,902
Total other expenses, net	(248,345)	(59,976)
Income (loss) before income tax	766,833	(1,088,705)

Income tax expense	—	—
Net income (loss)	766,833	(1,088,705)

Revenues

In FY2024 and FY2023, our revenue was principally derived from content production and design, event management and decoration services and IP exhibition services. The table below sets forth the breakdown of revenue by service type for the years indicated.

	For the year ended December 31,
	2024	2023
	US$	US$
Content production and design	2,039,739	982,163
Event management and decoration	4,262,282	3,485,621
IP exhibition	2,503,729	1,496,221
Total revenue	8,805,750	5,964,005

For content production and design, we engage in content production and design, with a focus on television program production, including content development, shooting and post-production editing of video content for television networks in Hong Kong. Our television program production mainly comprises variety programs such as health, travel, education, culinary, cultural and entertainment related programs. In addition, our Operating Subsidiary also engages in television commercial production and photoshooting for commercial products as well as design projects such as character design and product design for television network and film. In FY2024 and FY2023, our revenue from content production and design services amounted to approximately US$2.0 million and US$1.0 million, representing approximately 23.2% and 16.5% of our total revenue, respectively.

For event management and decoration services, we provide integrated event management and decoration services by offering solutions to customers for its specific marketing and other corporate needs, including (a) decorations for shopping malls for festival celebrations (such as Christmas and New Year decorations), seasonal decorations and specified themes to increase customer traffics and thereby boosting sales; and (b) marketing and other events such as product launches, music performances and corporate and institution events. In FY2024 and FY2023, our revenue was principally derived from the provision of event management and decoration services, which amounted to approximately US$4.3 million and US$3.5 million, representing approximately 48.4% and 58.4% of our total revenue, respectively.

For IP exhibition services, we mainly generate revenue from ticketing sales from visitors and sponsorship income pursuant to sponsorship commercial agreements entered into with sponsors for sponsorship in cash and in the form of a specified number of ticket purchase. In FY2024 and FY2023, our revenue from the provision of IP exhibition services amounted to approximately US$2.5 million and US$1.5 million, representing approximately 28.4% and 25.1% of our total revenue, respectively.

Cost of Revenue

Our cost of revenue mainly comprised production costs, royalties fees, rental fees for equipment, subcontracting fees and other miscellaneous costs. Production costs primarily represented costs for production of props, backdrops and other decoration materials. Also, we engage subcontractors to provide, among others, construction and installation services, provision for catering services for events and exhibitions, on a project-by-project basis. Due to the difference in nature, complexity and specification for each project, cost of revenue may vary among different projects. Our cost of revenue amounted to approximately US$6.3 million and US$5.8 million in FY2024 and FY2023, respectively.

Selling and Marketing Expenses

The table below sets forth the breakdown of selling and marketing expenses for the years indicated.

	For the year ended December 31,
	2024	2023
	US$	US$
Project consultancy fee	—	51,091
Advertising and marketing	77,797	19,159
Commissions	11,955	14,504
Others	13,083	6,630
Total	102,835	91,384

Our selling and marketing expenses were approximately US$0.1 million and US$0.1 million in FY2024 and FY2023, representing approximately 1.2% and 1.5% of the total revenue for the corresponding years, respectively.

Project consultancy fee mainly represented consultancy fees in relation to design, concept and other business consultancy services.

General and Administrative Expenses

The table below sets forth the breakdown of general and administrative expenses for the years indicated.

	For the year ended December 31,
	2024	2023
	US$	US$
Staff costs and benefits	537,489	667,270
Professional and consultancy fees	311,157	37,818
Operating lease expenses	97,300	73,158
Transportation expenses	24,967	30,539
Office expenses	140,792	29,498
Entertainment	23,367	22,324
Depreciation	27,717	19,284
Others (Note)	170,200	157,972
Total	1,332,989	1,037,863

____________

Note: Others mainly represented provision for expected credit losses, donations and other sundry expenses.

Our general and administrative expenses were approximately US$1.3 million and US$1.1 million in FY2024 and FY2023, representing approximately 15.1% and 18.6% of the total revenue for the corresponding years, respectively.

Staff costs and benefits mainly represented salaries, retirement benefit scheme contributions and employee benefits of the managerial and administrative staff.

Professional and consultancy fees mainly represented legal and professional fees and accounting and audit fees.

Operating lease expenses primarily represented expenses incurred on the properties leased as our office.

Transportation expenses represented the travelling expenses relating to the provision for services incurred by administrative staff.

Office expenses mainly represented computer and software expenses, utilities, expenses on office supplies, cleaning and maintenance and repairs.

Entertainment mainly represented local entertainment fees such as meals and gifts for business development purposes.

Depreciation represented depreciation for our office furniture and equipment.

Consultancy service provided by related party

Consultancy services provided by related party represented consultancy fees in relation to design, concept and other business consultancy services provided by AM PM Int’l Ltd.

Other Expenses, net

In FY2024 and FY2023, total other expenses, net amounted to approximately US$0.2 million and US$0.1 million, respectively, which mainly represented interest expenses in relation to our borrowings; which partially offset by (i) government grants in relation to branding, upgrading and domestic sales received from the Hong Kong government in FY2023; and (ii) other income in relation to IP exhibition of an internationally-renowned Japanese anime series.

Income Taxes Expenses

In FY2024 and FY2023, we generated substantially all of our assessable profits in Hong Kong.

According to Tax (Amendment) (No. 3) Ordinance 2018 published by Hong Kong government, from April 1, 2018, under the two-tiered profits tax rates regime, the profits tax rate for the first HKD2 million of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations, and the profits tax rate for remaining profits will be subjected to 16.5%. AM PM (HK) Limited was not subject to Hong Kong profit tax for any period presented as it did not have assessable profit during the periods presented. There are no withholding taxes in Hong Kong on remittance of dividends.

Period-to-period Comparison of Results of Operations

FY2024 compared to FY2023

Revenue

Our overall revenue increased by approximately US$2.8 million or 46.7% from approximately US$6.0 million in FY2023 to approximately US$8.8 million in FY2024, which was mainly attributable to:

(i)     the increase in revenue from content production and design services from approximately US$1.0 million in FY2023 to approximately US$2.0 million in FY2024 mainly due to the increase in number of content production projects from 32 in FY2023 to 53 in FY2024;

(ii)    the increase in revenue from event management and decoration services from approximately US$3.5 million in FY2023 to approximately US$4.3 million in FY2024 mainly due to the increase in number of event management projects from 48 in FY2023 to 63 in FY2024; and

(iii)   the increase in revenue from IP exhibition services from approximately US$1.5 million in FY2023 to approximately US$2.5 million in FY2024 mainly due to the increase in number of IP exhibition projects from 2 in FY2023 and 4 in FY2024.

Cost of Revenue

Our cost of revenue increased by approximately US$0.5 million or 8.6% from approximately US$5.8 million in FY2023 to approximately US$6.3 million in FY2024, which was the combined effect of:

(i)     the increase in cost of revenue of content production and design services and IP exhibition services, which was generally in line with the increase the corresponding revenue; partially offset by

(ii)    the decrease in cost of revenue of event management and decoration services despite the increase in the corresponding revenue, mainly due to the decrease in production cost incurred for certain event management projects as well as recurring decoration projects as a result of better cost control.

Gross Profit and Gross Profit Margin

Our overall gross profit increased by approximately US$2.3 million from approximately US$0.2 million in FY2023 to approximately US$2.5 million in FY2024, and our overall gross profit margin increased from approximately 2.8% in FY2023 to approximately 28.9% in FY2024, which was primarily due to (i) the decrease in cost of revenue of event management and decoration services as mentioned above; and (ii) the increase in gross profit margin of IP exhibition services in FY2024 as the ticketing revenue and sponsorship revenue of IP exhibition held in FY2024 were recognized throughout the exhibition period while a substantial portion of the associated costs were incurred in FY2023 during the preparation phase.

Selling and Marketing Expenses

Our selling and marketing expenses remained relatively stable at approximately US$0.1 million in FY2023 and approximately US$0.1 million in FY2024.

General and Administrative Expenses

Our general and administrative expenses increased from approximately US$1.0 million in FY2023 to approximately US$1.3 million in FY2024, which was the combined effect of (i) the increase in professional and consultancy fees from US$37,818 in FY2023 to approximately US$0.3 million in FY2024 mainly due to the increase in accounting and audit fee in relation to the preparation of listing; partially offset by (ii) the decrease in staff costs and benefits from approximately US$0.7 million in FY2023 to approximately US$0.5 million in FY2024 mainly due to the decrease in average salary of administrative staff as a result of new hire and staff turnover.

Other Expenses, net

Our other expenses, net increased from US$59,976 in FY2023 to approximately US$0.2 million in FY2024, which was mainly attributable to the increase in interest expenses which was in line with the increase in borrowings during the year.

Income Tax Expense

Our income tax expense remained at nil in FY2024 and FY2023.

Net Income/(Loss)

As a result of the above factors, we recorded a net income of approximately US$0.8 million in FY2024 as compared to a net loss of approximately US$1.1 million in FY2023.

Liquidity and Capital Resources

For the year ended December 31, 2024, we reported net income of approximately US$0.8 million (2023: net loss of approximately US$1.1 million). The shareholders’ deficit was approximately US$0.2 million as of December 31, 2024 (2023: US$1.0 million). As of December 31, 2024, the Group’s had cash of approximately US$3,600 (2023: US$0.7 million) and working capital deficit of approximately US$0.5 million (2023: US$1.1 million). These factors raise substantial doubt as to whether we will be able to continue as a going concern.

We have relied principally on both operation sources of cash and debt financing to fund our operation and business development. The Group’s ability to continue as a going concern is dependent on management ability to successfully execute its business plan which includes increasing the number and the profit margin of projects and the potential financing from private placement.

If we fail to execute our business plan or obtain potential financing from private placement, we may need additional financing to fund our operation. In the event that sufficient additional financing sources are not available, we may be unable to implement our current plans for business operation, repay debt obligation or respond to competitive pressure, any of which would have material effect on our business, financial condition and result of operation and would materially adversely affect our ability to continue as a going concern.

Our consolidated and combined financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The consolidated and combined financial statements do not include any adjustments that might result from the outcome of such uncertainties.

Net Current Assets

The table below sets forth a breakdown of our current assets and liabilities as of the dates indicated.

	As of December 31,
	2024	2023
	US$	US$
Assets
Current assets
Cash	3,600	688,898
Accounts receivable, net	4,000,170	1,473,699
Contract Assets	61,860	363,582
Amounts due from related parties	2,102,564	113,558
Prepayment and other current assets	1,205,434	1,279,533
Total current assets	7,373,628	3,919,270

Current liabilities
Account payables	851,474	1,422,195
Contract liabilities	60,237	525,628
Accrued expenses and other payables	710,775	247,974
Amount due to a related party	—	30,726
Borrowings	6,092,667	2,668,204
Income tax payable	66,799	84,511
Lease Liabilities	89,382	—
Total current liabilities	7,871,334	4,979,238
Net current liabilities	497,706	1,059,968

Our current assets mainly included cash, accounts receivable, net, contract assets, amount due from related parties, prepayment and other current assets and right-of-use asset, net. Our current liabilities mainly included accounts payable, contract liabilities, accrued expenses and other payables, amount due to a related party, borrowings, income tax payable and lease liabilities.

Our net current liabilities decreased from approximately US$1.1 million as of December 31, 2023 to approximately US$0.5 million as of December 31, 2024, which was mainly due to (i) increase in accounts receivable, net from approximately US$1.5 million as of December 31, 2023 to approximately US$4.0 million as of December 31, 2024, which was mainly due to the increase in the average length of credit terms granted to customers; (ii) increase in amounts due from related parties from approximately US$0.1 million as of December 31, 2023 to approximately US$2.1 million as of December 2024; (iii) decrease in account payables from approximately US$1.4 million as of December 31, 2023 to approximately US$0.9 million as of December 31, 2024, which was mainly due to (a) settlement made to certain major suppliers in relation to IP exhibition and event management and decoration in November and December 2024; and (b) production costs incurred in relation to festive decoration of a shopping mall in Hong Kong in December 2023; and (iv) decrease in contract liabilities from approximately US$0.5 million as of December 31, 2023 to US$0.1 million as of December 31, 2024 mainly due to the recognition of ticketing revenue in relation to IP exhibition in FY2024 received in advance in FY2023; which was partially offset by (i) increase in borrowings from approximately US$2.7 million as of December 31, 2023 to approximately US$6.1 million as of December 31, 2024; (ii) decrease in cash of approximately US$0.7 million as of December 31, 2023 to US$3,600 as of December 31, 2024; and (iii) increase in accrued expenses and other payables from approximately US$0.3 million as of December 31, 2023 to approximately US$0.7 million as of December 31, 2024 mainly due to advertisement fee payable in relation to IP exhibition of an internationally-renowned Japanese anime series.

Cash Flows

Our source of funds for operations mainly comes from cash generated from operation and debt financing. The primary uses of cash are mainly to finance its operations, working capital needs, and capital expenditure needs. Upon Offering, its source of funds will be satisfied using a combination of internal generated funds and net proceeds of the Offering.

Subject to our management ability to successfully execute its business plan which includes increasing the number and the profit margin of projects and the potential financing from private placement, we believe that our current cash and expected cash provided by this offering will be sufficient to meet our current and anticipated working capital requirements and capital expenditures for at least the next 12 months. We may, however, need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we identify and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. Upon listing, our source of funds will be satisfied using a combination of internal generated funds and net proceeds of the offering.

We rely on dividends and other distributions on equity paid by our Operating Subsidiary in Hong Kong for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. According to the Companies Ordinance of Hong Kong, dividends could only be paid out of distributable profits. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between our Company and its subsidiaries, across borders and to U.S. investors, nor there are any restrictions and limitations to distribute earnings from our subsidiaries to our Company and U.S. investors and amounts owed.

The table below sets forth a summary of our cash flows for the years indicated:

	For the year ended December 31,
	2024	2023
	US$	US$
Net cash used in operating activities	(1,987,462)	(1,959,076)
Net cash (used in)/provided by investing activities	(2,092,789)	944,439
Net cash provided by financing activities	3,381,198	1,683,598
Effect of exchange rates on cash and equivalent	13,755	1,500
Change in cash	(685,298)	670,461

Cash provided by operating activities

Our operating cash inflow is primarily from our operating activities principally from the receipt of payments for our provision of services, whereas our outflow from operating activities is principally for subcontracting fees payable to subcontractors, material costs payable to suppliers, payment of salaries and employee benefits and general and administrative expenses.

In FY2023, our net cash used in operating activities was approximately US$2.0 million, mainly due to (i) our net loss of approximately US$1.1 million which was primarily adjusted for amortization of right-of-use assets, depreciation of property and equipment and provision for expected credit losses; (ii) increase in accounts receivable of approximately US$0.9 million, which was in line with the increase in revenue for the year; (iii) increase in prepayment and other current assets of approximately US$0.9 million, which was mainly attributable to the increase in prepayment to suppliers and vendors in relation to our IP exhibition services; and (iv) increase in contract assets of approximately US$0.3 million, which was mainly attributable to an event management and decoration project in relation to festive decoration of a shopping mall in Hong Kong; partially offset by (i) increase in account payables of approximately US$0.7 million, which was in line with the increase in cost of revenue during the year; (ii) increase in contract liabilities of approximately US$0.3 million, which was mainly attribution to an IP exhibition of an internationally-renowned Japanese anime series; and (iii) increase in accrued expenses and other payables of approximately US$0.1 million, which was mainly attributable to the increase in accrued staff salary and other payables in relation to IP exhibition of an internationally-renowned Japanese anime series.

In FY2024, our net cash used in operating activities was approximately US$2.0 million, mainly due to (i) increase in accounts receivable of approximately US$2.7 million, which was mainly due to the increase in the average length of credit terms granted to customers; (ii) decrease in accounts payable of approximately US$0.6 million, which was mainly due to (a) settlement made to certain major suppliers in relation to IP exhibition and event management and decoration in November and December 2024; and (b) production costs incurred in relation to festive decoration of a shopping mall in Hong Kong in December 2023; and (iii) decrease in contract liabilities of approximately US$0.5 million mainly due to the recognition of ticketing revenue in relation to IP exhibition in FY2024 received in advance in FY2023; partially offset by (i) our net income of approximately US$0.8 million which was primarily adjusted for amortization of right-of-use assets, depreciation of property and equipment and provision for expected credit losses; (ii) increase in accrued expenses and other payables of approximately US$0.5 million mainly due to advertisement fee payable in relation to IP exhibition of an internationally-renowned Japanese anime series; and (iii) decrease in contract assets of approximately US$0.3 million mainly due to the transfer of contract assets of an event management and decoration project in relation to festive decoration of a shopping mall in Hong Kong to account receivables upon billing the customer in FY2024.

Cash provided by investing activities

Our investing cashflow is primarily for purchase of property and equipment and advances or repayment of advances from related parties.

In FY2023, our net cash provided by investing activities was approximately US$0.9 million, mainly due to repayment of loans to related parties of approximately US$2.6 million; partially offset by (i) loans to related parties of approximately US$1.7 million; and (ii) purchase of property and equipment of approximately US$20,000 during the year.

In FY2024, our net cash used in investing activities was approximately US$2.1 million, mainly due to loans to related parties of approximately US$3.8 million; partially offset by collection of loans to related parties of approximately US$1.7 million during the year.

Cash provided by financing activities

In FY2023, our net cash provided by financing activities was approximately US$1.7 million, mainly due to (i) proceeds of other borrowings — other loans of approximately US$1.5 million; and (ii) issuance of other borrowings — convertible loan of approximately US$0.6 million; partially offset by (i) repayment of other borrowings — other loans of approximately US$0.2 million; and (ii) repayment of bank borrowings of approximately US$0.1 million.

In FY2024, our net cash provided by financing activities was approximately US$3.4 million, mainly due to (i) proceeds of other borrowings — other loans of approximately US$3.5 million; and (ii) proceeds of bank borrowing of approximately US$2.4 million; partially offset by (i) repayment of other borrowings — other loans of approximately US$1.6 million; and (ii) repayment of other borrowings — convertible loan of approximately US$0.8 million.

Capital Expenditure

In FY2024 and FY2023, we purchased approximately US$75,000 and US$20,000 of property and equipment for use in our operations, respectively.

Subsequent to December 31, 2024 and as of the date of this prospectus, we did not purchase any material property and equipment for operational use. We do not have any other material commitments to capital expenditures as of December 31, 2024 or as of the date of this prospectus.

Commitments and Contingencies

In the ordinary course of business, the Company may be subject to certain legal proceedings, claims, and disputes that arise from the business operations. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. As of December 31, 2024 and 2023, the Company had no material outstanding lawsuits nor claims.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Internal Control Over Financial Reporting

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Our independent registered public accounting firm did not conduct an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated and combined financial statements as of December 31, 2024 and 2023, we and our independent registered public accounting firm identified three material weaknesses in our internal control over financial reporting PCAOB of the United States, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified are related to (i) our lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address U.S GAAP technical accounting issues and prepare and review financial statements and related disclosures in accordance with U.S GAAP and reporting requirements set forth by the SEC, (ii) our lack of internal audit function to establish formal risk assessment process and internal control framework, and (iii) our lack of established proper IT control environment and deficiencies were identified in control areas including access management, change management, IT operations as well as cyber security. To remedy identified material weaknesses, we propose to implement several measures, including:

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including i) hiring more qualified staff to fill up the key roles in the operations; ii) providing our relevant finance staff with appropriate training regarding requirements of U.S. GAAP and SEC reporting; iii) appointing independent directors, establishing an audit committee and strengthening corporate governance; and iv) hiring experienced IT staff with relevant qualifications to formalize and strengthen the key IT control environment.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. Before this Offering, we were a private company with limited resources. As a result, we may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our Ordinary Share price may decline and we may be unable to maintain compliance with the NASDAQ Listing Rules.

Trend Information

Other than as disclosed in “Risk Factors — Risks Related to Our Operating Subsidiary’s Business and Operations” in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition for the years ended December 31, 2024 and 2023.

Inflation

We monitor changes in price levels. Historically inflation has not materially affected our business or the results of our operations. However, significant increases in the price of raw materials and labor that cannot be passed to our customers could adversely impact our results of operations.

Quantitative and Qualitative Disclosure about Market Risk

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and accounts receivable. We place our cash with financial institutions with high-credit ratings and quality. Cash primarily consist of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. We maintain its bank accounts in Hong Kong.

Deposit accounts denominated in Hong Kong Dollars, or any other currencies at the banks and financial institutions who are the members of Deposit Protection Scheme will be covered up to a limit of HKD 500,000 (approximately US$64,102) per depositor per scheme member by Hong Kong Deposit Protection Board in an event of bank failure. As of December 31, 2024, no remaining cash balance (2023: US$ 624,796), held in the financial institutions in Hong Kong are uninsured. We have not experienced any losses in bank accounts and believe our credit risk is not significant.

Accounts receivable primarily comprise of amounts receivable from the clients serviced. To reduce credit risk, we perform on-going credit evaluations of the financial condition of these service clients. We establish a provision for credit losses based upon estimates, factors surrounding the credit risk of specific service clients and other relevant information.

Concentration of liquidity risk

Liquidity risk is the risk that we will encounter difficulty in meeting the obligations associated with our financial liabilities that are settled by delivering cash or another financial asset. Our approach to managing liquidity is to ensure, as far as possible, that we will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to its reputation.

Typically, we ensure that we have sufficient cash on demand to meet expected operational expenses for a period of 12 months, including the servicing of financial obligations: this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Concentration of interest rate risk

Financial instruments that potentially expose us to interest rate risk consist primarily of fixed-rate and variable-rate debt instruments. We manage our interest rate risk through a combination of fixed and floating interest rate borrowings.

We regularly monitor interest rate trends and evaluates its debt portfolio to mitigate exposure to fluctuations in interest rates. We may use interest rate swaps or other hedging instruments to manage this risk effectively.

The impact of interest rate changes on our financial position includes:

—

Fixed-rate Debt: Changes in interest rates do not affect the carrying value of fixed-rate debt, but they do impact the fair value of these instruments. A rise in interest rates may result in a decrease in the fair value of fixed-rate instruments.

—

Variable-rate Debt: Our exposure to interest rate fluctuations is more pronounced with variable-rate debt. An increase in interest rates can lead to higher interest expenses, impacting cash flows and net income.

We assess our interest rate risk based on the potential changes in cash flows and the overall economic environment.

Concentration of customers

As of December 31, 2023, three customers accounted for 53.5%, 8.2% and 7.5%, respectively, of the Group’s total accounts receivable. As of December 31, 2024, three customers accounted for 38.4%, 9.0% and 8.9%, respectively, of our total accounts receivable.

For the year ended December 31, 2023, three major customers accounted for 26.3%, 14.2% and 13.0%, respectively, of the Group’s total revenue. As of December 31, 2024, two customers accounted for 17.3% and 14.0%, respectively, of our total revenue.

Concentration of vendors

As of December 31, 2023, three vendors accounted for 20.9%, 16.0% and 12.0%, respectively, of our total accounts payable. As of December 31, 2024, three vendors accounted for 14.0%, 13.3% and 12.4%, respectively, of our total accounts payable.

For the year ended December 31, 2023, three vendors accounted for 14.1%, 11.1% and 8.9%, respectively, of our total purchases. As of December 31, 2024, three vendors accounted for 26.0%, 13.9% and 9.5%, respectively, of our total purchases.

Critical Accounting Policies, Judgments and Estimates

We prepare our consolidated and combined financial statements in accordance with U.S. GAAP, which requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities including provision for doubtful accounts, and disclosures of contingent assets and liabilities as of the date of the consolidated and combined financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from these estimates.

Critical Accounting Policies

When reading our consolidated and combined financial statements, you should consider our selection of critical accounting policies, including revenue recognition, accounts receivable and contract assets, of which the details are set out in “Note 3 — Summary of significant accounting policies” to our consolidated and combined financial statements.

Critical Accounting Estimates

The preparation of consolidated and combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities including provision for doubtful accounts, and disclosures of contingent assets and liabilities as of the date of the consolidated and combined financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from these estimates. Critical accounting estimates reflected in the Group’s consolidated and combined financial statements include the estimates of provision for credit losses and estimated cost or input measure method used to calculate the revenue from event management and decoration.

Estimates of provision for credit losses

As of December 31, 2024, the Group had gross accounts receivables amounted to US$4,260,571 (2023: US$1,580,383), representing 55.84% (2023: 39.78%) of our total assets.

We assess the allowance by grouping accounts receivable and contract assets with similar credit risk characteristics, considering factors such as historical payment practices, credit ratings, and the credit term to customers. Estimated loss rates are derived from internal historical loss data and incorporate the probability of default and loss given default, with adjustments for external information and forward-looking information that is reasonable and supportable.

As of December 31, 2024, the Group has recorded the allowance for credit losses related to accounts receivable and contract assets for US$260,401 (2023: US$106,684).

The determination of methodology and assumptions used in provision for credit loss involves our subjective judgement in its determination. We are also required to evaluate the reasonableness of the allowance policy and update it if necessary. Thus, our determination of methodology and assumptions may have significant impact to the consolidated and combined financial statements.

Estimation of revenue from event management and decoration

For the year ended December 31, 2024, the Group recognized revenue from event management and decoration amounted to US$4,262,282 (2023: US$3,485,621), representing 48.4% (2023: 58.4%) of our total revenue.

Revenue from event management and decoration is recognized over time based on the Group’s efforts or inputs toward satisfying the performance obligation. We use the ratio of actual costs incurred to total estimated costs (an input method) to measure progress toward satisfying a performance obligation and estimate the portion of revenue earned.

The determination of the revenue recognized from event management and decoration is based on our estimation of the total expected costs to complete the performance obligation, which is subject to a high degree of estimation uncertainty. Thus, our estimation has significant impact to the consolidated and combined financial statements as it determines the period used to recognize revenue from event management and decoration.

Recent Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures. The amendments in ASU 2023-07 are intended to improve reportable segment disclosure primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The amendments ASU 2023-07 should be applied retrospectively to all prior periods presented in the financial statements. Early adoption is permitted. Company has early adopted ASU 2023-07 in fiscal year ended December 31, 2023.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740), Improvements to Income Tax Disclosures. The amendments in ASU 2023-09 are intended to increase transparency through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. We are currently evaluating the disclosure impact that ASU 2023-09 may have on our consolidated and combined financial statement presentation and disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This update requires that at each interim and annual reporting period public entities disclose (1) the amounts of purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions; (2) certain amounts that are already required to be disclosed under current GAAP in the same disclosure as the other disaggregation requirements; (3) a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively; and (4) the total amount of selling expenses and, in annual reporting periods, the definition of selling expenses. In January 2025, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. This update clarifies that ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Group is currently evaluating the impact on its financial statements of adopting this guidance.

We do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our consolidated and combined balance sheets, consolidated and combined statements of operations and comprehensive loss and consolidated and combined statements of cash flows.

Industry Overview

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well as estimates by our management based on such data. Any projections of future growth used or calculated within this section may or may not occur; if occurred, any projections of future growth may or may not occur at the projected rates. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. We have no reason to believe that such information is false or misleading in any material respect or that any fact has been omitted that would render such information false or misleading in any material respect. However, neither we nor any other party involved in this offering has independently verified such information, and neither we nor any other party involved in this offering makes any representation as to the accuracy or completeness of such information. Therefore, investors are cautioned not to place any undue reliance on the information, including statistics and estimates, set forth in this section or similar information included elsewhere in this prospectus.

The bases and assumptions for the projections made in this prospectus include the following: (i) Hong Kong’s economy is likely to maintain steady growth in the next decade; (ii) Hong Kong’s social, economic and political environment is likely to remain stable in the forecast period; (iii) relevant market drivers are likely to drive the growth of the event management and decoration, content production and design and IP exhibition industries; and (iv) there is no extreme force majeure or industry regulation which may fundamentally affect the market.

Event Management and Decoration Industry

According to Hong Kong Trade Development Council (HKTDC) Research1, Hong Kong is the marketing services regional hub of Asia offering a full range of marketing services, including events organisation, public relations, advertising, brand and image consultancy, corporate communications and market research. On the supply side, Hong Kong has a strong pool of patent in marketing services; on the demand side, Hong Kong has a highly developed consumer market and corporate clients are sophisticated users of marketing services.

From admanGo2, the total advertisement spending in Hong Kong reached HK$29.8 billion in 2024. The easing of the COVID-19 pandemic’s impact, coupled with the Hong Kong government’s efforts to promote mega-events as evidenced by the establishment of the Mega Arts and Cultural Events Fund3, has led advertisers to allocate more resources to promotional activities. As the above-mentioned government grant reimburses marketing and publicity expenses4, eligible applicants are more incentivized to engage with professional marketing experts for one-stop solutions.

Despite the increase popularity in digital advertising (such as search advertising, in-app advertising and social media advertising)5, traditional out-of-home (OHH) advertising segment in Hong Kong is expected to experience strong momentum in the post-pandemic era, and the advertising spending in the OHH segment of the advertising market in Hong Kong was forecasted to continuously increase between 2024 and 2030 by a total of US$170.5 million to reach US$766.23 million in 2030 as advised by Statista6.

____________

1        https://research.hktdc.com/en/article/MzExMTE3MjE5

2        https://blog.admango.com/blog/2025/01/21/2024-hong-kong-adspend-report/

3        https://www.cstb.gov.hk/en/councils-boards-and-committees/mega-arts-and-cultural-events-committee.html

4        https://www.cstb.gov.hk/file_manager/en/documents/councils-boards-and-committees/guide_to_application.pdf

5        https://www.statista.com/outlook/dmo/digital-advertising/hong-kong#ad-spending

6        https://www.statista.com/forecasts/1436004/revenue-out-of-home-advertising-advertising-market-hong-kong

Hosting of events constitutes an important niche of OHH advertising segment. Events refer to public gathering of populace at a determined time and place for a purpose, which includes conference and exhibition, corporate events and seminar, promotion and fundraising, music and art performances, sports, festival, trade shows and product launch. According to the Allied Market Research on Events Industry Market (2024-2035)7, the global events industry market was valued at US$736.8 billion in 2021, and is projected to reach US$2.5 trillion by 2035, growing at a compound annual growth rate (CAGR) of 6.8% from 2024 to 2035.

As businesses and brands allocate more resources to advertising and marketing, they may seek to leverage events and exhibitions as part of their integrated marketing mix and to complement their broader marketing efforts, thereby driving the demand for event management and production services, particularly service providers which could offer holistic and integrated solutions that can address marketing and event-related needs in a cohesive manner. Another crucial factor behind the expansion of the events industry market is the surge in event sponsorships. Leading players across diverse industries are heavily investing in events as a strategic means to promote and raise awareness on brands, products and services offered. By sponsoring these events, companies aim to capitalize on the extensive reach and audience engagement that such gatherings command, thereby fostering brand visibility, customer engagement and potential business growth opportunities. This trend of heightened sponsorships underscores the pivotal role events play in the modern business landscape, making it a key driver of market growth and competitiveness. Events serve as an effective mean to captivate the interest of existing and prospective customers, which thus leaves a positive impression that fosters heightened brand loyalty.

The growth in events and exhibitions sector also drives the demand for decoration services, which is essential for events, exhibitions and marketing campaigns in places like shopping malls as it creates atmosphere, reinforces brand identity and enhances visual appeal. It supports marketing efforts by differentiates brands from competitors and highlighting product features and enhances overall engagement. Culturally relevant decorations enable brand owners to resonate with local audiences, fostering community connection and loyalty.

Key market drivers and opportunities for the event management and decoration industry are as follows:

•        Surging demand from consumer brands in post-pandemic era

With the easing of quarantine measures since the fourth quarter of 2022 when people resumed the lifestyle of going outdoor for entertainment in Hong Kong, consumer brands increasingly see the capacity of out-of-home (OHH) advertisement as a distinctive and irreplaceable venue to engage with consumers in a highly visible, impactful way through granting them multi-sensical experience of the product lines and concepts offered by the brands. The demand from consumer brands is also supported by the economic recovery in Hong Kong in the post-pandemic era, with forecasted growth in Hong Kong economy by an average of 3.2% from 2025 to 20288. As events and exhibitions involve a wide range of sectors, in line with the growth of macro-economy and the development of various industries, the event and exhibition industry and relevant services market are also expected to grow.

•        Higher requirements for one-stop service agencies

Consumer brands or other organisations prefer collaborating with one-stop service agencies in event planning and exhibition. These service providers can deliver a convenient and efficient experience, by handling all aspects of event planning and execution on behalf of their clients under a single point of contact. Their integrated expertise and resources across venue selection, design, procurement, catering, logistics, technical production and execution enable a streamlined coordination process and a holistic event experience. Further, one-stop service agencies can offer cost-effectiveness by leveraging on economies of scale and discounted rates with their networks of vendors and suppliers. Such adaptability and scalability to meet varying client requirements make one-stop event management and decoration providers an attractive option for businesses and organisations looking to streamline their event planning and execution in Hong Kong’s dynamic and competitive landscape.

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7        https://www.alliedmarketresearch.com/events-industry-market

8        https://www.budget.gov.hk/2024/eng/budget03.html

Content Production and Design

Television program production is a substantial segment within the content production industry. Television program producers can deliver value-added services by integrating design services into their production offerings, which does not only enhance the overall quality of the content but also enriches the viewer’s experience.

According to the Office of the Communications Authority in Hong Kong9 10, there are three licensees offering domestic free television program services in Hong Kong as of January 2025, namely, i-CABLE HOY Limited (formerly known as Fantastic Television Limited), HK Television Entertainment Company Limited (HKTVE) and Television Broadcasts Limited (TVB). The digital terrestrial television penetration rate in Hong Kong as of November 2023 reached 94.2%, and the population of television audience (aged 4 or above) in Hong Kong amounted to approximately 6.5 million as of November 2023. Income of free television licensees are mainly derived from advertising sales. Television and radio accounted for 11% (about HK$2.7 billion (US$0.3 billion)) of the accumulated HK$25.1 billion (US$3.2 billion) advertising revenues in the entertainment and media industry of Hong Kong in 2023.

According to Statista11, the television and video market in Hong Kong has been experiencing significant growth over the past few years. Customer preferences have shifted towards on-demand streaming services and high-definition content, driving the demand for smart televisions and other advanced video technologies. Traditional television broadcast companies have diversified their distribution channels by offering additional over-the-top (OTT) streaming services. The television and video market in Hong Kong is forecasted to reach a total revenue of US$1.60 billion in 2025. From 2025 to 2029, the revenue is expected to show a CAGR of 1.79%, resulting in a projected market volume of US$1.72 billion by 2029. The number of users in the television and video market in Hong Kong is expected to amount to 5.7 million users by 2029. The average revenue per user in Hong Kong is projected to amount to US$287.96 in 2025.

According to the statistics compiled by the Communications Authority in Hong Kong, the licensees providing free domestic free television programs, comprising i-CABLE HOY Limited, HKTVE and TVB, have respectively committed to investing a total of HK$1.3 billion (US$0.2 billion) for the six-year period from 2022 to 2028, HK$2.2 billion (US$0.3 billion) for the six-year period from 2021 to 2027 and HK$6.6 billion (US$0.8 billion) for the six-year period from 2022 to 2027 for the provision of free television services. One of the major usage of such investment expenditure is for production of television programs. For the benefits of operational flexibility and cost efficiency, broadcasting companies may outsource program productions to third party one-stop service providers, which provided services of content development, production and/or post-production editing. Such recorded investment commitment of the licensees thereby promise continuous demand for program producers such as our Operating Subsidiary.

Key market drivers and opportunities for the content production and design industry are as follows:

•        Multiplatform strategies

Hong Kong television broadcasters are adopting a holistic approach to content distribution, making their programs available across a variety of platforms, including traditional linear television and their own streaming platforms. This allows television broadcasters to ensure that their content is accessible to viewers regardless of their preferred viewing habits or devices, whether on a television, smartphone or tablet. According to Hong Kong Trade Development Council (HKTDC) research12, mobile viewing platforms have recently emerged in Hong Kong as an important distribution channel for television content. For instance, most of the latest TVB programs are available on its mobile application platform myTV SUPER, which is the largest over-the-top (OTT) platform in Hong Kong with 10.4 million registered users as of June 2023. By maintaining a strong presence across multiple platforms, television broadcasters are able to capture a wider audience and ensuring that their content resonates across the multiplatform ecosystem.

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9        https://www.ofca.gov.hk/en/news_info/data_statistics/key_stat/index.html

10      https://www.coms-auth.hk/annual_report/2324/pdf/en/5.pdf

11      https://www.statista.com/outlook/amo/media/tv-video/hong-kong

12      https://research.hktdc.com/en/article/MzExMjc4NDIz

•        Global outreach of Hong Kong-produced television content

According to Hong Kong Trade Development Council (HKTDC) research13, Hong Kong television broadcasters derive a substantial portion of their revenue from overseas markets, targeting primarily Chinese-speaking populations. In addition, some programs are dubbed into other languages to target non Chinese-speaking audiences. Hong Kong’s television broadcasters sell their products using program licensing, pre-packaged program content and subscription fees. OTT platforms are becoming increasingly important channels for local television broadcasting companies looking to increase their overseas revenue. By the end of 2022, over 40,000 hours of TVB content were available on TVB Anywhere (OTT platform of TVB offering programs for overseas audience). In the same year, ViuTV’s sister company Viu OTT saw the number of its paid subscribers soar by 45% to 12.2 million and expanded its OTT Business to more than 170 markets. Such OTT platforms enable local television broadcasters to maximize the outreach and visibility of programs of local television broadcasters, thereby leading to more monetization opportunities.

IP Exhibition

The global anime industry incorporates the business of international licensing, distribution of anime contents through various mediums, such as over-the-top (OTT) streaming platforms, comics, television, games and social media, and merchandise sales. As suggested by Mordor Intelligence14, the anime market is primarily driven by the rapid consumption of anime in terms of the rising popularity of videos and television shows, the technological advancements in the anime market, and the growing popularity of anime worldwide coupled with growth in the production of anime films. The technology advancement in anime gaming further increases the attractiveness of entertainment experience for end-users which further drives up demand for such production and exhibitions.

According to the Grand View Research15, the global anime market was valued at US$34.26 billion in 2024 and it is estimated that it will grow at a CAGR of 9.8% from 2025 to 2030. The market is primarily driven by the rise of social media platforms, which has fostered community building among fans, allowing for greater interaction and engagement. This increased connectivity is increasingly promoting anime culture globally. The strong connection between popular anime series and merchandise sales is also significantly driving the anime industry’s expansion. Further, the growing international collaborations are playing an increasingly significant role in shaping the anime industry. Partnerships between Japanese anime studios and overseas production companies have given rise to hybrid projects that seamlessly merge diverse cultural elements and storytelling styles. These collaborations help enrich the quality of content and appeal to a wider global audience, highlighting the growing interconnectedness of the entertainment industry.

Key market drivers and opportunities for the IP exhibition industry are as follows:

•        Tighten control of licensing and merchandizing rights

In 2022, Japan’s Content Overseas Distribution Association (CODA) established a new organisation16, with an aim to enhance copyright protection and combat piracy overseas through improving information syndication to facilitate investigations on unauthorised circulation of the anime content17. By combating piracy and strengthening the overall copyright protection framework, it creates a more conducive environment for legitimate license holders to commercialise the anime contents, such as through organization of exhibitions and merchandise sales, promising increasing demand and revenue for those licensees with right to exhibit the anime content.

•        Technological advancement in the anime landscape

The producers of two-dimensional anime series and three-dimensional anime exhibitions have been applying advanced technologies, such as Metaverse, artificial intelligence (AI) and virtual reality (VR) to provide users with immersive, captivating and interactive experiences. Such advanced technologies have further increased the attractiveness of entertainment experience, which further drives up demand for production and exhibitions of anime contents. Creation of an engaging and memorable visit also drives the merchandize sales from anime enthusiasts and facilitating return for future events.

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13      https://research.hktdc.com/en/article/MzExMjc4NDIz

14      https://www.mordorintelligence.com/industry-reports/anime-market

15      https://www.grandviewresearch.com/industry-analysis/anime-market

16      https://coda-cj.jp/en/news/183/

17      https://asia.nikkei.com/Business/Media-Entertainment/Anime-industry-launches-global-fight-against-piracy

BUSINESS

Overview

Our Operating Subsidiary is a one-stop service agency based in Hong Kong with a diverse business portfolio along the marketing and content production value chain. Our Operating Subsidiary’s business operation spans across three key business, namely (i) event management and decoration; (ii) content production and design; and (iii) IP exhibition:

(i)     Event management and decoration:    Our Operating Subsidiary provides integrated event management and decoration services by offering solutions to customers for their specific marketing and other corporate needs, including (a) decorations for shopping malls for festival celebrations (such as Christmas and New Year decorations), seasonal decorations and specified themes to increase customer traffics and thereby boosting sales; and (b) marketing and other events such as product launches, music performances and corporate and institution events. Upon understanding its customers’ marketing objectives and specific requirements, our Operating Subsidiary provides a comprehensive range of services starting from design, overall planning and feasibility study, to coordination and management of the events and exhibitions. Our Operating Subsidiary takes part in overall project management and on-site supervision of the events and exhibitions. Our Operating Subsidiary has organized events and exhibitions in Hong Kong for an extensive network of industry-leading companies and organizations, including property developers, commercial banks and institutions. Capitalizing on industry knowledge in marketing, our Operating Subsidiary may also assist customers in social media platform management to develop targeted content strategies and enhance customers’ online presence.

(ii)    Content production and design:    Under the leadership of Mr. Ka Ming Kwong, the founder, who has extensive experience in content production including hosting television programs at leading television broadcasting companies in Hong Kong, our Operating Subsidiary has tapped into the market of content production and design principally engaging in television program production, including content development, shooting and post-production editing of video content for television networks in Hong Kong. Our Operating Subsidiary may also be responsible for inviting and arranging for hosts and guests to perform in the television programs. Our Operating Subsidiary’s television program production mainly comprises variety programs such as health, travel, education, culinary, cultural and entertainment related programs. In addition, our Operating Subsidiary also engages in television commercial production and photo shooting for commercial products (for example, cosmetic products and piano) as well as design projects such as character design and product design (for example, calendars and t-shirts) for television network and film.

(iii)   IP exhibition:    Leveraging on our Operating Subsidiary’s capabilities in event management and content production as well as our Operating Subsidiary’s industry insights and understanding of customer preferences, our Operating Subsidiary commenced the business of organization of IP exhibition in 2023. The business model generally features cooperation with licensees of IP rights of internationally-renowned Japanese anime series and movie series, who are being granted the licenses from IP owners (being filming and entertainment companies) to use the copyrighted works of the IP rights (including images, visual and audio files, artworks, designs, figures, physical productions and the alike) for organizing exhibitions in convention centres or shopping malls in Hong Kong and/or other specified Asia-Pacific regions (such as Malaysia and Thailand). In such IP exhibitions, classic scenes and characters of the anime series are reproduced into sculptures, virtual reality (VR) and augmented reality (AR) gaming, and iconic costumes and props from the anime series are presented.

Our Operating Subsidiary’s diverse service offerings allow it to demonstrate a unique blend of capabilities and to create synergies and deliver customized, innovative, multi-dimensional, holistic and quality one-stop integrated solutions to its customers.

For FY2024 and FY2023, our Operating Subsidiary had revenue of approximately US$8.8 million and US$6.0 million, respectively. The following sets out the breakdown of our Operating Subsidiary’s revenue by service type for the years indicated:

	For the year ended December 31,
	2024	2023
	US$	US$
Content production and design	2,039,739	982,163
Event management and decoration	4,262,282	3,485,621
IP exhibition	2,503,729	1,496,221
Total revenue	8,805,750	5,964,005

Competitive Strengths

We believe that the following competitive strengths are essential for our Operating Subsidiary’s success and differentiation our Operating Subsidiary from its competitors:

Integrated Solutions Along the Marketing and Content Production Value Chain

Our Operating Subsidiary is a one-stop service agency along the marketing and content production value chain with a diverse business portfolio, comprising (i) event management and decoration, pursuant to which our Operating Subsidiary engages in design, decoration, planning, coordination and management of events and exhibitions tailored to its customers’ marketing objectives and specific requirements; (ii) content production and design with a focus on television program production, pursuant to which its comprehensive services cover (a) pre-production content development, (b) in-house production and shooting and (c) post-production services such as insertion of audio visual effects, subtitling and other editing works; and (iii) IP exhibition, pursuant to which our Operating Subsidiary leverages on its capabilities in event management and production as well as its industry insights and understanding of customer preferences to cooperate with licensees of IP rights of popular Japanese anime series and movie series with internationally-renewed brand recognition, to bring the characters to life by organizing exhibitions, offering immersive experiences to visitors and generating merchandise opportunities.

Our Operating Subsidiary’s proven track record is demonstrated by its extensive project portfolio. Our Operating Subsidiary’s portfolio of events and exhibitions include those organized for industry-leading companies and organizations in Hong Kong, including property developers, commercial banks and institutions. Television programs produced by our Operating Subsidiary are aired on leading television networks in Hong Kong, reaching a wide community. Our Operating Subsidiary has also organized IP exhibitions in respect of internationally-renowned Japanese anime series and movie series.

With our Operating Subsidiary’s established presence in Hong Kong and horizontally integrated business model, we believe the various streams of its business are synergized to cater for the different needs of our Operating Subsidiary’s customers across an array of marketing and content production sectors. Complemented by its experienced and dedicated team and industry know-how, our Operating Subsidiary is able to offer customized, innovative, multi-dimensional, holistic and quality one-stop integrated solutions to its customers. The business synergies and administrative cost savings brought by our Operating Subsidiary integrated services have strengthened its market position and enhanced its competitiveness in the industry.

Visionary Founder with an Experienced and Dedicated Team

The management team of our Operating Subsidiary has been essential in driving the continued success and growth of its business. The founder, Mr. Ka Ming Kwong, has over 18 years of experience in the entertainment industry, including working as an artist and television broadcast host at Television Broadcasts Limited and i-CABLE Sports Limited. Throughout his engagement in the entertainment industry, Mr. Kwong has access to market players and has gained deep industry know-how along the value chain of the entertainment industry, including the television program production industry, marketing and promotions industry as well as the event and exhibitions management industry. We believe these experiences have helped Mr. Kwong develop a keen grasp of trends in customer tastes and preferences, which, consolidated with his business acumen, contributed to his success as an entrepreneur.

The other management team members of our Operating Subsidiary also have extensive experience in the marketing and event management industry. In particular, Ms. Mandy Yi Man Fan, a director of our Company responsible for overseeing our Operating Subsidiary’s marketing and decoration functions, has accumulated years of experience through her work experience in the corporate event and exhibition division of a company specializing in brand activation and as a wedding event coordinator and consultant. Over the years, our Operating Subsidiary has built close relationships with its key customers, accumulated in-depth knowledge of the industry and have stayed abreast of industry development and market trends. The in-depth industry knowledge and extensive operational and management experience of the management team have helped our Operating Subsidiary fosters a strong customer-oriented culture and ensured smooth execution of our Operating Subsidiary’s projects.

Diverse Clientele and Robust Project Pipeline

Leveraging on its expertise and experience in (i) event management and decoration, (ii) content production and design and (iii) IP exhibition, our Operating Subsidiary has the capability to provide one-stop services to its customers along the value chain of the marketing and content production industries. With its comprehensive capabilities, our Operating Subsidiary serves customers across a broad range of market sectors. Our Operating Subsidiary maintains strong business relationship with a broad spectrum of customers, including television and radio broadcasting companies, property developers, commercial banks and institutions. During the years ended December 31, 2024 and 2023, our Operating Subsidiary has provided services to over 30 customers. Throughout the years, our Operating Subsidiary has offered comprehensive marketing solutions, including (a) decorations for shopping malls for festival celebrations (such as Christmas and New Year decorations), seasonal decorations and specified themes; and (b) marketing and other events such as product launches, music performances and corporate and institution events. Our Operating Subsidiary has also organized IP exhibitions in respect of several internationally-renowned Japanese anime series and movie series. We believe this is a testament to our competitive qualities, such as good quality control, solid technical know-how, smooth execution of projects and effective problem solving with flexible services.

Growth Strategies

Our Operating Subsidiary intends to develop its business and strengthen brand loyalty by implementing the following strategies:

Expand the Content Production Business and Recruit High Caliber Talent

Our Operating Subsidiary currently engages in content production, with a focus on television program production, to certain leading television broadcasting networks in Hong Kong. Traditionally, television has been the dominant medium for content consumption. In recent years, the rise of over-the-top (OTT) streaming platforms and online video platforms has provided consumers with on-demand access to a vast library of content, leading to audience fragmentation. Despite the changing audience viewing habits, the overall demand for multi-media program production remains vibrant and there is constant demand for high-quality, up-to-date, informative, entertaining, topical multi-media programs of different genres. Besides, Asian television programs have been gaining significant traction on international media platforms, reflecting a growing global interest in diverse video contents. This surge in popularity is driven by the increasing accessibility of streaming services and over-the-top (OTT) platforms, which allow audiences to explore and enjoy worldwide programs.

As our Operating Subsidiary adapts to these market dynamics and in order to expand its operations in this business, it intends to (i) recruit high caliber talents of production crews (such as producer, cinematographer, scriptwriter, editor, sound and lighting engineer and art director) to expand its operations team so as to enhance its in-house production capabilities and capacity; (ii) expand its service offerings beyond traditional television program production for Hong Kong audience by reaching out to other television networks globally, such as the United States; and (iii) promote its services to other multi-media platforms (such as online streaming platforms) so as to further increase its market share.

Expand Geographical Coverage to Enlarge Customer Base for Event Management and Decoration Business

Our Operating Subsidiary plans to expand its event management and decoration business through geographical expansion, by providing full suite of event management and/or decoration services to events and exhibitions (such as corporate events, product launches and marketing campaigns) held overseas focusing on key international markets, including the United States. Leveraging on its capabilities in event management, marketing and content production (such as stage design, audio and visual engineering), our Operating Subsidiary also aims to collaborate with artists to organize music performances and concerts overseas.

Along with our Operating Subsidiary’s expansion overseas, it plans to expand its marketing and project management team, particularly project managers who have localize experience in event management and marketing and understanding of local cultural and economic landscape to adapt its marketing strategies to resonate with local audiences. Our Operating Subsidiary also plans to collaborate with overseas marketing agencies to facilitate its access to brand owners and marketing and advertising opportunities.

Selectively Pursue and Explore Strategic Acquisition Opportunities

To complement the existing business of our Operating Subsidiary, it intends to seek and consider suitable merger and acquisition opportunities in order to expand and enhance its capabilities in undertaking different types of events and exhibition and television program production.

As of the date of this prospectus, our Operating Subsidiary has not identified any acquisition target. Should suitable opportunities arise, our Operating Subsidiary intends to invest in, or form joint ventures with, high-quality companies who possess the relevant capabilities, experiences and expertise such as artist companies and IP owners of renowned characters. In selecting and assessing potential merger and acquisition opportunities, our Operating Subsidiary will consider a variety of factors relating to the target companies, such as their compatibility with our Operating Subsidiary’s business and future development plans, track record, capability of management and technical staff, market share, goodwill and cost management.

The Business Model

Our Operating Subsidiary is a one-stop service agency based in Hong Kong with a diverse business portfolio along the marketing and content production value chain. Our Operating Subsidiary’s business operation spans across three key business types, namely (i) event management and decoration; (ii) content production and design; and (iii) IP exhibition.

Event Management and Decoration

Our Operating Subsidiary provides integrated event management and decoration services by offering solutions to customers for its specific marketing and other corporate needs, including (a) decorations for shopping malls for festival celebrations (such as Christmas and New Year decorations), seasonal decorations and specified themes to increase customer traffics and thereby boosting sales; and (b) marketing and other events such as product launches, music performances and corporate and institution events.

Our Operating Subsidiary undertakes event and exhibition projects primarily as a project manager and principally engages in design, decoration, planning, coordination and management of events and exhibitions in Hong Kong. Upon understanding our Operating Subsidiary’s customers’ marketing objectives and specific requirements, our Operating Subsidiary provides a comprehensive range of services and walks its customers through the entire process. For decoration projects, our Operating Subsidiary’s service offerings include (a) overall planning and design, (b) project implementation (including execution of the decorations, lightings and music and occasionally interactive games) and (c) compliance (such as assisting customers in application for any necessary licenses, approvals and insurance). For events and exhibitions, our Operating Subsidiary’s one-stop service starts from proposing themes, venue design, overall planning and feasibility study, to coordination and management of the events and exhibitions including venue rental, procurement of construction materials, procurement or leasing of multi-media equipment, and coordination with suppliers to implement and execute the design and layout plans (such as decoration and construction of backdrop, stage and exhibition booth as well as installation of audio, visual and lighting facilities). Our Operating Subsidiary takes part in overall project management and on-site supervision of the events and exhibitions. Capitalizing on industry knowledge in marketing, our Operating Subsidiary may also assist customers in social media platform management to develop targeted content strategies and enhance customers’ online presence.

The following diagram illustrates our Operating Subsidiary’s overall business model in respect of event management and decoration:

Major services provided by our Operating Subsidiary’s suppliers to our Operating Subsidiary:

•   Supply of construction and installation manpower and services

•   Supply of construction materials and equipment for setting up venues of the events and exhibitions

•   Provision of catering services for events and exhibitions

•   Leasing and installation of audio, visual and lighting facilities

Major services provided by our Operating Subsidiary to its customers:

•   Overall planning and feasibility study

•   Theme, stage and venue design based on specific marketing objectives and customer requirements

•   Project management

•   Engagement of and coordination with suppliers

•   On-site supervision

Content Production and Design

Our Operating Subsidiary engages in content production and design, with a focus on television program production, including content development, shooting and post-production editing of video content for television networks in Hong Kong. Our Operating Subsidiary may also be responsible for inviting and arranging for hosts and guests to perform in the television programs. Its television program production mainly comprises variety programs such as health, travel, education, culinary, cultural and entertainment related programs. In addition, our Operating Subsidiary also engages in television commercial production and photoshooting for commercial products (for example, cosmetic products and piano) as well as design projects such as character design and product design (for example, calendars and t-shirts) for television network and film.

We believe that our competitiveness in this business stems from its comprehensive capabilities. Many of its competitors do not have content development capabilities and primarily focus on labor-intensive aspects of program production. In contrast, our Operating Subsidiary develops its own program content (for example, writing synopsis for the program and drawing up scene breakdowns) and formulate budget and production schedule for the program. The programs may be hosted by designated artists from our Operating Subsidiary’s customers or may be invited by our Operating Subsidiary, depending on its customers’ requirements. The operations team of our Operating Subsidiary highly participates throughout the production process, from the setting up of shooting and sound equipment and systems to performance of shooting and post-production services (including insertion of graphical works, color grading, subtitling, audio visual effects and editing), through our Operating Subsidiary’s in-house directors and producers to ensure the high quality of the programs.

The following diagram illustrates our Operating Subsidiary’s overall business model in respect of television program production:

Major services provided by our Operating Subsidiary’s suppliers to our Operating Subsidiary:

•   Venue rental for shooting

•   Engagement of production crew for shooting

•   Make up services

•   Audio mixing services

Major services provided by our Operating Subsidiary to its customers:

•   Content development (writing synopsis and scene breakdown)

•   Formulation of budget and production schedule

•   Pre-production preparation (obtaining of necessary approvals for shooting, and invitation of guests for shooting)

•   Production (setting up of shooting and sound equipment and systems, shooting)

•   Post-production service (insertion of graphical works, color grading, subtitling, audio visual effects and editing)

•   Invitation of hosts and guests for television programs

Our Operating Subsidiary’s capability in providing full services enables it to establish continuing relationship with leading television broadcasting networks in Hong Kong. During the years ended December 31, 2024 and 2023, our customers for content production and design are mainly leading television networks in Hong Kong.

IP Exhibition

Our Operating Subsidiary is an IP exhibition producer operating in Hong Kong. The business model generally features cooperation with licensees of IP rights of internationally-renowned Japanese anime series and movie series, who are being granted the licenses from IP owners (being filming and entertainment companies) to use the copyrighted works of the IP rights (including images, visual and audio files, artworks, designs, figures, physical productions and the alike) for organizing exhibitions in convention centers or shopping malls in Hong Kong and/or other specified Asia-Pacific regions (such as Malaysia and Thailand) for an agreed period. In such IP exhibitions, classic scenes and characters of the anime series are reproduced into sculptures, virtual reality (VR) and augmented reality (AR) gaming, and iconic costumes and props from the anime series are presented.

Under this business, our Operating Subsidiary mainly generates revenue from ticketing sales from visitors. Our Operating Subsidiary has organized IP exhibitions featuring internationally-renowned Japanese anime titles and movie. Our Operating Subsidiary also derives revenue from sponsorship income pursuant to sponsorship commercial agreements entered into with sponsors (e.g. corporate clients seeking promotional benefits and branding opportunities during the exhibitions) for sponsorship in cash and in the form of a specified number of ticket purchase.

Pursuant to the cooperation arrangement, our Operating Subsidiary uses the IP rights in connection with the development, design, construction, advertisement, promotion, operation and maintenance of the IP exhibitions, which include (i) construction of themed walkthrough areas and other themes immersive or experiential activities which are designed to include recreations and/or replicated iconic elements, settings and scenes from the IP rights; (ii) sales of interactive opportunities to be purchased by visitors separately on site, such as green-screen photo or video capturing activities; and (iii) sales and marketing of products with characters of the anime series (such as figures, clothing and accessories, jewelries, stationeries, key chains, photo frames and playing cards) and catering services at designated dining areas on site. Occasionally, the value chain of the IP exhibition business involves capital partner of the event, with whom our Operating Subsidiary enters into event services agreement. In light of the initial capital requirements for IP exhibition, our Operating Subsidiary may proactively reach out to capital partner (being business acquaintance of our Operating Subsidiary/Mr. Kwong) to solicit potential collaboration opportunities. Pursuant to such event services agreement, the capital partner provides an agreed sum of capital injection and is entitled to or is responsible for share of a pre-determined percentage of net profit or loss from the event, whereas our Operating Subsidiary is responsible for curating, producing and operating the event using the specified IP rights (including but not limited to venue booking, setting up of sound and light systems, marketing and promotion of event and coordination with ticketing vendor). In such event, the capital partner mainly provides funds for supporting the capital needs of the event, and is not involved in the day-to-day operation of the event nor does it provide other services to our Operating Subsidiary.

The following diagram illustrates our Operating Subsidiary’s overall business model in respect of IP exhibition:

Major services provided by operators and our Operating Subsidiary’s suppliers to our Operating Subsidiary:

•   Ticketing platform service

•   Venue rental and management

•   Logistics management

•   Assistance with applications for necessary licenses and approvals

•   Advertisements of the events

•   Solicitation of potential sponsors

Rights from licensees of IP rights:

•   Use of copyrighted works (including images, visual and audio files, artworks, designs, figures, physical productions and the alike) for organizing exhibitions

Source of income:

•   Ticketing and merchandise sales form visitors

•   Sponsorship income and ticket purchase from sponsors

•   Capital investment from capital partners

Services and Operational Flow

Event Management and Production

The following sets out typical operational flow of our Operating Subsidiary’s engagement in event management and production project:

•        Project identification:    Our Operating Subsidiary usually receives requests for fee quotation for undertaking event management and/or decoration projects from its customers on a project-by-project basis. Some of our Operating Subsidiary’s customers engage it through tendering. In addition, our

Operating Subsidiary actively identifies potential customers who may require its services, and submit its background information, such as track records, experience, competence and qualified personnel to solicit new business.

•        Project evaluation and assessment:    Upon identifying a potential project, our Operating Subsidiary conducts a feasibility assessment of the project based on the marketing objectives and specific requirements of our Operating Subsidiary’s potential customers, including theme and subject matter, timing, venue, pricing, market segment and target visitor of the event or exhibition. Our Operating Subsidiary also conducts preliminary assessment on the nature and scope of services required to be provided, schedule of completion, licenses, permits or other approval and financial resources required for undertaking the relevant projects. Following our Operating Subsidiary’s preliminary evaluation, our Operating Subsidiary will determine whether to provide the fee quotations or submit bid for the tenders.

•        Submission of fee quotation or tender and acceptance:    Our Operating Subsidiary prepares the quotation or tender submission and the project budget in accordance with the requirements and specifications of our Operating Subsidiary’s potential customers. Our Operating Subsidiary may also present to its potential customers a tailored design proposal based on the potential customers’ specifications and requirements, which contains its design and layout plans with details of the construction materials and multi-media equipment proposed to be used for the relevant events or exhibitions. Our Operating Subsidiary’s design concepts generally aim to capture the ethos or characters of the subjects of the events and exhibitions and our Operating Subsidiary’s rendering and/or design and layout plans are normally created by a combination of its designer’s creativity, understanding of the market trends and consumer preferences and technical knowledge to ensure that the relevant designs are attractive and functional to serve the purposes of the events and exhibitions. If necessary, our Operating Subsidiary will have discussions and meetings with its potential customers to transform their ideas and concepts into practicable and implementable plans. Our Operating Subsidiary’s quotation or tender submission documents will be reviewed and approved by our Operating Subsidiary’s management before submission to its potential customers.

•        Formation of project management team:    After acceptance of quotation by client concluding, among other things, the scope of services, design and layout, selection of materials and pricing, our Operating Subsidiary shall form a project management team responsible for the overall project management. The project management team of our Operating Subsidiary generally comprises, amongst others, project manager, sales director, 3-D designer and 2-D designer as key members. The project manager is responsible for the overall coordination of the project and will direct team members to perform on-site supervision, progress monitoring and quality control to ensure that its work meets the relevant requirements prescribed in the relevant agreements and will be completed in accordance with the agreed schedule.

•        Project implementation:    Our Operating Subsidiary engages suppliers to conduct installation and construction works for setting up stages and/or venues of the events or exhibitions in accordance with its customers’ requirements. Our Operating Subsidiary’s suppliers are responsible for procurement of the construction materials, multi-media equipment and other on-site facilities according to the design and layout plans. If necessary, it may also engage suppliers for offering catering services in specific events or exhibitions. To ensure the implementation of its projects according to the agreed schedule, its project managers will closely supervise and regularly monitor work progress and work quality of each project. Our Operating Subsidiary will have regular meetings with its customers to review the project implementation and to identify and resolve any arising contingency.

•        On-site supervision and inspection:    The project management team is responsible for supervising the services provided by its suppliers on-site and inspecting the quality of the services and products provided by its suppliers. Before the events or exhibitions, our Operating Subsidiary’s project manager conducts a final walk-through inspection at the venue to check and confirm whether the installation and construction works meet the required quality standard and fulfil the specifications and requirements as agreed with our Operating Subsidiary’s customers. If any defect is found, our Operating Subsidiary will request its suppliers to carry out necessary remedial work to rectify the defects.

•        Post-event/exhibition review:    After completion of the events or exhibitions, our Operating Subsidiary obtains feedback from our Operating Subsidiary’s customers and/or visitors with a view to improving the quality of its services. Aspects of evaluation include the overall production and set-up quality, quality of our Operating Subsidiary’s services and suggestions on improvement of the exhibition or events.

•        Billing and payment:    Our Operating Subsidiary receives payment pursuant to the terms of the respective contract. Invoices are generally issued by our Operating Subsidiary upon confirmation of engagement and completion of the relevant projects or completion of milestone events as stipulated in the agreements.

Content Production and Design

Our Operating Subsidiary derives a substantial portion of its revenue in this business from television program production. The following sets out typical operational flow of its engagement in television program production project:

•        Project identification:    Our Operating Subsidiary either (a) receives requests for fee quotation for undertaking television program production projects from its customers who have already formulated a preliminary content idea for a particular television program; or (b) proactively reaches out to television networks with its preliminary content ideas for cooperation opportunities based on its industry knowledge of the latest popular shows and market trends.

•        Execution of contracts:    Upon reaching consensus on the basic concept ideas of the programs and quotations between our Operating Subsidiary and its customers, our Operating Subsidiary enters into agreements with its customers on a program-by-program basis to conclude, among other things, the theme of the program, principal casts, scope of services, length of program, technical specifications, production and delivery schedule and pricing. The following sets out salient terms of contracts our Operating Subsidiary enters into with television networks:

Contract period	:

Depending on the proposed delivery schedule of the program, the contract period usually last for less than one (1) year. Our Operating Subsidiary is required to deliver full-length and full-production episodes of the programs in accordance with the agreed production schedule.

Scope of work	:

Our Operating Subsidiary’s scope of work normally covers pre-production, production and post-production stages (as detailed below). It may also be responsible for inviting and arranging for hosts and guests to perform in the television programs.

Production fees and payment terms	:

The production fees are normally priced based on the number of episodes of the programs. The unit price is in turn negotiated on an arm’s length basis between our Operating Subsidiary and its customers depending on the length of each episode, nature and complexity of the program, and scope of our Operating Subsidiary’s work.

Normally, the production fees are payable in instalments, comprising a certain percentage of upfront payment with the remaining balance payable based on stipulated milestone events (such as upon completion of the programs).

Principal casts	:

Our Operating Subsidiary’s customers may stipulate designated principal casts in the contract. For some programs, it may be responsible for inviting and arranging for co-hosts and guests subject to approval from its customers.

Rights of our Operating Subsidiary’s customers	:

Our Operating Subsidiary’s customers shall be the sole and exclusive owners of the programs and are entitled to the rights to distribute, license, transfer, broadcast and otherwise distribute as well as to advertise and promote the programs by any means. All IP rights arising out of the programs shall be owned by its customers.

•        Pre-production:    While the basic concept and theme of the programs may be provided by our Operating Subsidiary’s customers, our Operating Subsidiary is normally responsible for content development depending on the terms of agreement with its customers. Our Operating Subsidiary conducts research for the programs, develops and submits in writing synopsis for the programs and drawing up scene breakdowns, as well as formulates budget and production schedule for the programs. Our Operating Subsidiary may also be required to invite and arrange for co-hosts and guests to perform in the programs. The above shall be submitted to our Operating Subsidiary’s customers for approval before implementation. If necessary, Our Operating Subsidiary shall apply for local approvals and licenses for shooting at the shooting sites and locations.

•        Production:    Our Operating Subsidiary highly participates throughout the production process, from the arrangement and setting up of shooting and sound equipment and systems to shooting. In general, it assigns in-house producers, project coordinators and directors to manage and oversee the entire program production process and to ensure that its programs are high quality and efficiently produced. Our Operating Subsidiary’s in-house operations team also takes care of lighting, studio set design and other production work. During the program production process, our Operating Subsidiary’s production directors give directions to the entire production crew and oversee the artistic and technical elements of program production, in order to translate its concepts or screenplays into a completed program.

•        Post-production:    Upon completion of shooting, our Operating Subsidiary works on the production and editing of the programs, including insertion of graphical works, color grading, subtitling, audio visual effects, dubbing and other editing working through its in-house directors, producers and editors. It may also be responsible for providing photographs and/or video clips of the programs for promotion purposes. After completion of post-production work, it delivers the master tape of the programs in agreed technical specifications to its customers.

•        Billing and payment:    Our Operating Subsidiary receives payment pursuant to the terms of the respective contract. Invoices are generally issued by our Operating Subsidiary upon completion of milestone events as stipulated in the agreements (such as completion of program production).

IP Exhibition

The following sets out typical operational flow of our Operating Subsidiary’s engagement in IP exhibition project:

•        IP identification:    Our Operating Subsidiary’s IP exhibition team conduct research from time to time and maintain close communication with its business partners who are licensees of IP rights of Japanese anime series and movie series to identify popular Japanese anime series and movie series that have strong brand recognition and a dedicated fan base. Factors that it evaluates include character popularity, storylines, visual appeal, series longevity, merchandising and commercialization potentials.

•        IP licensing:    Upon identification of potential IP contents for exhibitions, our Operating Subsidiary negotiates with such licensees of IP rights for possible collaboration in IP exhibitions. The negotiations normally cover the scope of collaboration (in terms of nature of use, period of licensing and geographical location), exclusivity and fees. Upon finalization of negotiations, our Operating Subsidiary enters into collaboration agreements with licensees of IP rights with the following salient terms:

Contract period	:	The contract period can be in the form of a general fixed term or a specified period depending on the duration of the exhibition period.
Scope of usage rights	:

The usage rights granted by the licensor typically cover the right to use all copyrighted works of the IP rights (including images, visual and audio files, artworks, designs, figures, physical productions and the alike) for (i) the purpose of planning, designing, producing, facilitating and marketing ticketed IP exhibitions; (ii) designing merchandises using the IP rights for sales and marketing; (iii) creation and making of displays and decorations of exhibition and merchandise areas of the IP exhibitions, designing and producing marketing materials, interactive games and animations for promotions; and (iv) promoting and marketing the IP exhibition generally.

Geographical location	:

The geographical location is determined on a case-by-case basis. Our Operating Subsidiary has historically conducted its IP exhibition activities in Hong Kong and/or other specified Asia-Pacific regions (such as Malaysia and Thailand).

Exclusivity	:	Licenses granted by IP rights owners are non-exclusive in nature.
Fees	:

The license fees or royalties can be priced at a pre-determined fixed total sum or at a pre-determined rate with reference to the number of admission tickets sold or turnover of merchandise or food and beverage sales. Our Operating Subsidiary may also be charged equipment rental fees which cover, among other things, provision of materials, rental of exhibition item as well as supervision over drawings videos, exhibition items and graphics.

•        Project planning:    Upon entry into collaboration with regards to IP licenses, our Operating Subsidiary brainstorms and refines the exhibition concept based on the rights granted under the collaboration agreements. Internal discussions are held to solidify the overall theme and key experiential elements to bring the Japanese anime series and movie series to life, taking into account the target visitors, the desired level of interactivity, the incorporation of classic scenes and characters and the educational or entertainment value the exhibition intends to provide. In the process, a comprehensive project plan and budget is formulated, outlining the timeline, proposed venue, costs for design, fabrication, technology integration, staffing and other resource requirements to ensure successful delivery of the exhibition. The project plan will be presented to our Operating Subsidiary’s management for approval before execution.

•        Project implementation:    Our Operating Subsidiary conducts site visits to potential venues for the exhibitions to consider, among other things, the available floor space, ceiling height, accessibility, parking and the venue’s ability to support the exhibition’s power, lighting, and audio-visual needs to determine the suitability of the sites for holding the exhibitions. Our Operating Subsidiary also engages suppliers to conduct installation and construction works for setting up stages and/or venues of the events or exhibitions in accordance with the project plan. It also collaborates with local operators for exhibitions held outside Hong Kong, service offerings of which include venue rental and management, logistics management, assistance with applications for necessary licenses and approvals and local advertisements of the events. To ensure the implementation of its projects according to the agreed schedule, our Operating Subsidiary’s project managers will closely supervise and regularly monitor work progress and work quality of each project.

•        Ticketing and promotion:    The ticketing process is delegated to third party online ticketing platforms. Prior to the exhibition period, our Operating Subsidiary conducts promotional campaigns to increase public awareness of the upcoming exhibitions. Our Operating Subsidiary’s marketing channels include social media platforms, email marketing, media partnerships and influencer collaborations. As incentives to visitors, our Operating Subsidiary may offer early bird promotions, discounted group packages, and VIP experiences with exclusive benefits, such as exclusive souvenirs, priority access, behind-the-scene tours or merchandise discounts.

•        On-site supervision and inspection:    Our Operating Subsidiary’s project manager is responsible for supervising and inspecting the services provided by its suppliers on-site. Before the exhibitions, our Operating Subsidiary’s project manager conducts a final walk-through inspection at the venue to check and confirm whether the installation and construction works meet the required quality standard. If any defect is found, our Operating Subsidiary will request its suppliers to carry out necessary remedial work to rectify the defects.

•        Post-event/exhibition review:    After completion of the events or exhibitions, our Operating Subsidiary receives feedback from its visitors on site or through social media platforms with a view to improving the quality of its exhibitions.

•        Collection of sales proceeds:    During the events or exhibitions, our Operating Subsidiary’s sales proceeds include ticketing fees, additional charges from on-site interactive activities such as green-screen photo or video capturing activities and fees from merchandise sales.

Customers, Sales and Marketing

Our Operating Subsidiary has established relationship with extensive network of customers for its three business. During the years ended December 31, 2024 and 2023:

(i)     our Operating Subsidiary’s customers for event management and decoration include industry-leading companies and organizations in Hong Kong, including property developers, commercial banks and institutions;

(ii)    its customers for content production and design are mainly leading television networks in Hong Kong; and

(iii)   it organizes IP exhibitions in respect of internationally-renowned Japanese anime series and movie series, from which our Operating Subsidiary derives revenue mainly from ticketing sales from visitors and sponsorships.

Our Operating Subsidiary’s marketing personnels, under the leadership of Ms. Mandy Yi Man Fan (our director responsible for overseeing our marketing and decoration functions), maintain regular contacts with its existing customers to understand their needs, provide them with updates on marketing trends and solutions. Through periodic contacts and exchange of industry insights, our Operating Subsidiary aims to secure further business from our Operating Subsidiary’s existing customers by referrals. In addition, our Operating Subsidiary sources and identifies new customers and promote its business by participating in public tenders.

Suppliers

Our Operating Subsidiary engages various types of suppliers mainly for the event management and decoration business and IP exhibition business. Major services provided by the suppliers to our Operating Subsidiary include supply of construction and installation manpower and services, supply of construction materials and equipment for setting up venues of the events and exhibitions, provision of catering services for events and exhibitions and leasing and installation of audio, visual and lighting facilities. In the event of organization of IP exhibitions out of Hong Kong, our Operating Subsidiary may also collaborate with local or other operators, service offerings of which include venue rental and management, logistics management, assistance with applications for necessary licenses and approvals and local advertisements of the events.

Our Operating Subsidiary generally works with suppliers on a project basis and enter into contracts for each project or program setting out the scope of work, price, payment schedule and other commercial terms. Although our Operating Subsidiary does not enter into long-term contracts with its suppliers, our Operating Subsidiary has established relationship with certain entrusted suppliers for provision of different types of products and/or services, which enables our Operating Subsidiary to easily procure the required products and/or services from alternative suppliers in the event that a supplier fails to deliver the required products and/or services according to the project requirements or fail to meet its quality standard. For new suppliers, our Operating Subsidiary typically conducts pre-assessments to ensure its services and/or products would comply with its specific project requirements. Our Operating Subsidiary did not depend on any particular supplier and did not encounter any shortage or delay in the services or products provided by the suppliers during the years ended December 31, 2024 and 2023 and up to the date of this prospectus.

Quality Control

We believe that service quality is crucial to our Operating Subsidiary’s success, and devote significant efforts to ensure the services provided by it meets its customers’ and target audiences’ requirements and are up to industry standards.

Our Operating Subsidiary’s senior management team is primarily responsible for monitoring the overall implementation of its quality management system. Our Operating Subsidiary’s project managers are responsible for the day-to-day monitoring of quality and progress of its work and the work undertaken by its suppliers to ensure proper execution and implementation of its plans in accordance with customers’ requirements. To ensure the quality of the projects, our Operating Subsidiary has implemented the following procedures:

•        During the execution of projects, our Operating Subsidiary assigns its project managers to manage and supervise the construction and installation works and coordinate with its suppliers to implement its design and layout proposals. Our Operating Subsidiary’s project managers prepare reports and meet its customers from time to time to report the progress of the construction and installation works and to ensure that they have full knowledge and understanding of the progress of the projects. Further, our Operating Subsidiary works closely with the suppliers at work sites and inspect the work quality to ensure that the final works meet its customers’ requirements. Prior to completion of the projects, our Operating Subsidiary’s project managers will conduct a final walk-through inspection at the venue of the events or exhibitions to check and confirm if all set ups fulfil the specifications and requirements. Any issues that may arise are immediately brought to the attention of our Operating Subsidiary’s management.

•        To ensure the suppliers procure suitable construction materials and equipment for the projects, our Operating Subsidiary monitors the quality of the construction materials and equipment on-site. Products and equipment that do not meet its standards or specifications will not be accepted until they are rectified.

•        In respect of our Operating Subsidiary’s television program production, its production process is substantially conducted in-house, including in-house producers, directors and editors, for better quality management and control. Our Operating Subsidiary takes a meticulous approach in post-production editing, sound mixing, color grading and visual effects integration. The final program content is thoroughly evaluated by our senior management to ensure it meets its customers’ and its quality standards.

On-going training is provided to the employees of our Operating Subsidiary with a view to continuously improving its quality and performance. During the years ended December 31, 2024 and 2023 and up to the date of this prospectus, our Operating Subsidiary did not receive any major incident or complaint from its customers.

Competition

The marketing and content production one-stop service agency industry, in general, is highly competitive, and barriers to entry have decreased particularly for the content production and design business as a result of technology innovation. The industry remains highly fragmented in Hong Kong with a number of alternative providers and our Operating Subsidiary faces keen competition from numerous market players.

Our Operating Subsidiary expects competition to increase from existing competitors, as well as new and emerging market entrants. In addition, as our Operating Subsidiary expands its service offerings, it may face competition from new and existing competitors. Our Operating Subsidiary competes primarily on (a) comprehensiveness, quality and reliability of services; (b) design, technical and content production capabilities; (c) ability to meet customers’ delivery schedules; (d) market knowledge; and (e) reputation. We believe that our Operating Subsidiary competes favorably with its competitors through its competitive strengths, particularly as a one-stop service provider along the marketing and content production value chain.

Employees

As of December 31, 2024, 2023 and 2022, we had 24, 26 and 19 full-time employees, respectively, and all our Operating Subsidiary’s employees are based in Hong Kong. The following table sets out breakdown of our Operating Subsidiary’s full-time employees by functions as of the specified dates:

Function	Number of Employees as of December 31, 2022	Number of Employees as of December 31, 2023	Number of Employees as of December 31, 2024
Management	2	2	2
Marketing and project management	1	6	4
Operations	12	13	10
Design and creativity	3	3	3
Administration	1	2	5
Total	19	26	24

Our Operating Subsidiary’s human capital resources objectives include identifying, recruiting, retaining, incentivizing and integrating our Operating Subsidiary’s existing and new employees. We believe that it is essential to recruit and retain experienced talents for our Operating Subsidiary’s business development and growth.

Our Operating Subsidiary enters into employment contracts with its full-time employees. The remuneration packages of its employees include fixed salaries and performance-based bonuses. Our Operating Subsidiary determines employees’ remuneration based on factors including experience, qualifications and market rate. In order to maintain the quality, knowledge and skills of its employees, our Operating Subsidiary provides regular training to its employees, which include orientation training for new employees and continuing on-the-job training for existing employees.

As required by applicable laws and regulations in Hong Kong, our Operating Subsidiary makes contributions to mandatory provident fund schemes for its Hong Kong-based employees at specified percentages of the salaries, bonuses and certain allowances of such employees, up to a maximum amount specified by the Hong Kong government. Our Operating Subsidiary is fully compliant of the Mandatory Provident Fund requirements under the laws of Hong Kong.

We believe that the management policies, working environment, career prospects and benefits extended to our Operating Subsidiary’s employees have contributed to building and reinforcing good employee relations and loyalty. We also believe that our Operating Subsidiary has maintained a good working relationship with its employees. As of the date of this prospectus, it does not have a workers’ union, and it has not experienced any material labor dispute.

Insurance

Our Operating Subsidiary maintains insurance policies that are required under Hong Kong laws and regulations as well as based on its assessment of its operational needs and industry practice, such as employees’ compensation insurance, business interruption insurance, public liability insurance and insurance for its equipment. Depending on the circumstances and nature of the specific event or exhibition, our Operating Subsidiary will determine on a case-by-case basis on the need to obtain different insurance coverage, such as contractor’s liability insurance, and it will review its insurance needs regularly.

Property

As of the date of this prospectus, our Operating Subsidiary does not own any property. Its office is located in Hong Kong. The property owner who is an independent third party leased 2,416 square feet of one office space to our Operating Subsidiary for a term of two years commencing on January 23, 2024.

We believe the facilities our Operating Subsidiary currently leases are adequate to meet its needs for the foreseeable future.

Intellectual Property (IP)

In respect of our Operating Subsidiary’s IP exhibition business, it typically enters into cooperation agreements regarding specifics IP exhibitions with licensees of IP rights of Japanese anime series and movie series, who are being granted non-exclusive licenses to use the copyrighted works of the IP rights (including images, visual and audio files, artworks, designs, figures, physical productions and the alike) for exhibitions in Hong Kong and/or other specified Asia-Pacific regions for an agreed period.

In respect of our Operating Subsidiary’s event management and decoration business, it occasionally enters into license agreements, which can be non-exclusive or exclusive for a particular event, with IP right owners of specified characters for use in events, on merchandises and/or on marketing materials. As of the date of this prospectus, our Operating Subsidiary has not been subject to any material disputes or claims for infringement upon third parties’ trademarks, licenses, and other IP rights.

Health, Work Safety and Social and Environmental Matters

Our Operating Subsidiary has developed and implemented various safety policies to monitor and record employee occupational health and safety. Our Operating Subsidiary strives to minimize work-related accidents and injuries. Vocational training is also provided to the employees on a regular basis. Our Operating Subsidiary engages third party suppliers to undertake on-site construction and installation works for the exhibitions and events managed and coordinated by it, who are required to comply with the relevant laws and regulations relating to work place safety. Our Operating Subsidiary is responsible for the overall development and implementation of safety policy and the project manager has on-site responsibility to monitor the implementation by the suppliers.

Due to the nature of our Operating Subsidiary’s business, its operational activities do not significantly generate industrial pollutants, and its does not incur material costs of compliance with applicable environmental protection rules and regulations. Nevertheless, our Operating Subsidiary recognizes the importance of environmental protection and it strives to meet the expectation of the community for healthy standards of living and working environment. Our Operating Subsidiary has the following environmental protection measures in place:

•        ensuring that it is in compliance with applicable regulations, customer requirements and industry-best practices in the environmental aspect of its business operation;

•        educating, training and motivating employees to carry out work tasks in an environmentally-responsible manner; and

•        effectively conserving the use of resources and minimizing waste generation and pollution.

During the years ended December 31, 2024 and 2023 and up to the date of this prospectus, our Operating Subsidiary had not recorded any material non-compliance in respect of any applicable laws and regulations on workplace safety or environmental protection in Hong Kong.

Seasonality

Our Operating Subsidiary’s content production and design business and IP exhibition business are not subject to obvious seasonal fluctuations.

In respect of its event management and decoration business, our Operating Subsidiary usually experiences high demands for completion of projects in the second half of each calendar year, including summer holidays and other major holidays in Hong Kong (such as Mid-autumn Festival, Christmas and New Year) and brand owners focus their promotion and marketing on sale campaigns associated with these holidays. This is in line with the industry norm on seasonality.

Legal Proceedings and Regulatory Compliance

During FY2024 and FY2023, and as of the date of this prospectus, there is no litigation, arbitration or claim of material importance that is known to us to be outstanding, pending or threatened by third parties against us or our Operating Subsidiary that, in the opinion of our management, is likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

During FY2024 and FY2023, and as of the date of this prospectus, we have no material non-compliance incident nor systemic non-compliance incident.

REGULATIONS

This section sets forth a summary of the principal Hong Kong laws and regulations relevant to our business and operations conducted in Hong Kong. As this is a summary, it does not contain detailed analysis of the Hong Kong laws which are relevant to our business.

HONG KONG REGULATORY OVERVIEW

Regulations Related to our Business Operations in Hong Kong

Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong)

The Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong) (the “SOGO”) is the main governing law in Hong Kong in relation to sale of goods. The SOGO provides, inter alia, that where a seller sells goods in the course of a business, there is an implied condition that (i) where the goods are purchased by description, the goods must correspond with the description; (ii) the goods supplied are of merchantable quality; and (iii) the goods must be fit for the purpose for which they are purchased. Otherwise, a buyer has the right to reject defective goods unless he or she has a reasonable opportunity to examine the goods. Also, the SOGO implies various conditions or warranties to contracts of sale of goods and provides the rules on liability in relation to delivery.

Places of Public Entertainment Ordinance (Chapter 172 of the Laws of Hong Kong) and Places of Public Entertainment Regulations (Chapter 172A of the Laws of Hong Kong)

Places of Public Entertainment Ordinance (Chapter 172 of the Laws of Hong Kong) (the “PPEO”), and its subsidiary regulation Places of Public Entertainment Regulations (Chapter 172A of the Laws of Hong Kong) (the “PPER”) respectively, primarily provide for the requirements for keeping or using places of public entertainment. The PPEO defines “place of public entertainment” as any part of space, building, erection or structure, be it temporary or permanent, which is capable of accommodating the public and where a public entertainment is presented or carried out that includes concerts or exhibitions. PPEO further stipulates that persons who keep or use a “place of public entertainment” are required to apply to the Director of the Food and Environmental Hygiene Department (the “FEHD”), who was authorized by the Secretary for Home and Youth Affairs with the authority to issue or cancel any license under the PPEO. Moreover, if the public entertainment will take place in a temporary structure, the validity period of the license will only be one month or less as the FEHD may deem fit. Such license, known as a “temporary places of public entertainment licence” (“TPPEL”), is renewable at the discretion of the FEHD. The FEHD consults various departments, including but not limited to, the Buildings Department, Independent Checking Unit, Fire Services Department, Electrical and Mechanical Services Department and Hong Kong Police Force in exercising its discretion as to whether a license should be granted. Any person who intends to keep or use a “place of public entertainment” should submit their application for a license at least 42 days before commencement of the entertainment if a temporary structure is required to be erected, and at least 18 days before commencement of the entertainment if no temporary structure is required to be erected.

Any person who fails to obtain a license from the FEHD but keeps or uses a “place of public entertainment” shall be liable on conviction to a maximum fine of HK$25,000 and imprisonment for 6 months, and to a further fine of HK$2,000 for every day during which the offense has continued. Any person holding a temporary places of public entertainment licence who breaches the licensing conditions shall be liable on conviction to a maximum fine of HK$5,000 and to imprisonment for 6 months.

Fire Service (Installations and Equipment) Regulations (Chapter Cap. 95B of the Laws of Hong Kong)

As part of the standard requirements for the granting of the TPPEL, a Fire Services Certificate (“Fire Services Certificate”) in respect of the premises under application for a TPPEL shall be obtained from the Director of Fire Services. According to Regulation 9 of the Fire Service (Installations and Equipment) Regulations (Chapter 95B of the Laws of Hong Kong), when a registered fire service installation contractor installs, maintains, repairs, or inspects any fire service installation or equipment in any premises, he/she/it must issue a certificate within 14 days after completing the work, provide a certificate to the person who authorized the work. A copy of this certificate shall be forwarded to the Director of Fire Services. The certificate must be signed by a director, employee, or other authorized officer of the registered contractor (if the contractor is a company). Any person who signs a certificate which is false or misleading in any material particular commits an offence and is liable on conviction to a fine of HK$50,000. A registered contractor commits an offence and is liable on conviction to a fine of HK$50,000 if he/she/it (a) fails to issue the required certificate or forward a copy to the Director of Fire Services; or (b) issues or forwards a certificate thereunder, or a copy thereof, which is false or misleading in a material particular.

Electricity Ordinance (Chapter 406 of the Laws of Hong Kong) and Electricity (Wiring) Regulations (Chapter 406E of the Laws of Hong Kong)

Another standard requirement for the granting of the TPPEL is to submit a copy of the Work Completion Certificate (Form WR1) to the Director of Food and Environmental Hygiene as proof of compliance. Pursuant to Regulation 19 of the Electricity (Wiring) Regulations (Chapter 406E of the Laws of Hong Kong), new fixed electrical installations, after completion (including any work completed after repair, alteration or addition) and before it is energized for use, shall be inspected, tested and certified by an electrical worker registered with the Director of Electrical and Mechanical Services (“DEMS”) to confirm that the requirements of the Electricity Ordinance have been met. A copy of the Work Completion Certificate (Form WR1) (“Work Completion Certificate”) shall be submitted to the Director of Food and Environmental Hygiene. In the case of a repair, alteration or addition to a fixed electrical installation, only the affected parts of the installation need to be inspected, tested and certified under this regulation. For existing electrical installations, a Periodic Test Certificate (Form WR2) endorsed by DEMS in lieu of the required Form WR1 shall be submitted instead.

Public Health and Municipal Services Ordinance (Chapter 132 of the Laws of Hong Kong) and Advertisements Regulations (Chapter 132B of the Laws of Hong Kong)

Public Health and Municipal Services Ordinance (Chapter 132 of the Laws of Hong Kong) (the “PHMSO”), and its subsidiary regulation Advertisements Regulations (Chapter 132B of the Laws of Hong Kong) (the “AR”) respectively, contain stipulations relating to advertisements. PHMSO defines “advertisement” as including “any structure or apparatus erected, used, or intended to be used, solely for the display of advertisements”. The AR provides for the prohibitions against certain means of advertising, inter alias, (i) placing advertisement on private property or government property without the consent of the owner (the Director of Lands in the case of the government being the private landlord); (ii) erecting any constructions that interferes with road traffic; (iii) erecting, exhibiting any advertisement disfiguring the natural beauty of the scenery or causing adverse effect to the amenities of any locality. The AR further provides that if outdoor advertisements (commercial decorations) incorporate any neon, electric or other similar light are for any reasons a source of risk of causing fire hazard, the Director of Fire Services will by notice in writing specifying the reason, to require the removal of the sign. The relevant persons are thereby obliged to remove the signs within seven days of receiving the notice.

Any person who contravenes the prohibitions or disregards the written notice sent by the Director in the aforementioned scenarios, shall commit an offense and shall liable on summary conviction to a fine at HK$2,000. In cases of contravening the prohibition, an order may be made for the removal of the advertisement and the failure to comply with such order shall lead to the relevant person being subject to a fine of HK$50 for every day in default and to imprisonment for three months.

Broadcasting Ordinance (Chapter 562 of the Laws of Hong Kong) and Generic Code of Practice on Television Programme Standards

The Generic Code of Practice on Television Programme Standards (the “Code of Practice”) is published by the Communications Authority pursuant to the statutory power granted to it in Broadcasting Ordinance (Chapter 562 of the Laws of Hong Kong). The Code of Practice stipulates the standards with which all materials in television programs must comply, thereby applicable to the television programs produced by our Operating Subsidiary. Specifically, the basic standard includes prohibition against materials that are obscene, indecent or of bad taste that ordinarily will be deemed unacceptable by the viewers, against materials that instigate hatred or fear, or are discriminatory and insulting based on protected characteristics such as ethnicity, nationality, race, gender and sexual orientation and social status. Furthermore, the Code of Practice provides for an implementation of the National Security Law enacted on 30 June 2022 by the Standing Committee of the National People’s Congress through prohibiting any television programs that have, or likely have the effect of endangering national security. In this regard, the producer of television programs as the upstream of licensees of the television broadcasting service providers, shall not produce materials that deepen hostility against the Central authorities or the Government of Hong Kong.

Additionally, the Code of Practice stipulates that for the production of televisions programs, decency and decorum should be preserved, criminal activities should not be glorified, the use of alcohol should be avoided if possible, gambling, sexual connotations and nudity, violence should be depicted with restraint and extreme care, and the promotion of superstition should be avoided.

Furthermore, for programs targeting children, the Code of Practice stipulates that (i) scenes likely to frighten, unnerve or cause pain to children should not be permitted; (ii) smoking or drinking of alcohol should not be presented in positive light; and (iii) references to gambling, crime, or social and domestic conflicts must be handled with extreme care.

Also, for personal view programs hosting individual contributors putting forward their views, the nature of personal view programs must be identified clearly before commencement of the program. Those opinions conveyed, however impartial, should not be based on false evidence.

Banking Ordinance (Chapter 155 of the Laws of Hong Kong)

Banking Ordinance (Chapter 155 of the Laws of Hong Kong) prohibits the issuance of advertisement that constitutes an invitation to members of the public to make any deposit or to enter into any agreement to make deposit, unless the subject towards which the deposits oriented is an authorised institution.

Any person contravening the prohibition commits an offense and is liable on summary conviction for a fine at HK$100,000 and to imprisonment for six months, or on conviction upon indictment for a fine at HK$$400,000 and to imprisonment for two years.

Gambling Ordinance (Chapter 148 of the Laws of Hong Kong)

Gambling Ordinance (Chapter 148 of the Laws of Hong Kong) prohibits the production of advertisement that promote bookmaking or betting with a bookmaker.

Any person contravening the prohibition commits an offense and is liable on summary conviction to a fine of HK$5,000,000 and to imprisonment for two years or on conviction on indictment to a fine of $5,000,000 and to imprisonment for seven years.

Unsolicited Electronic Messages Ordinance (Cap 593 of the Laws of Hong Kong)

The Unsolicited Electronic Messages Ordinance (Chapter 593 of the Laws of Hong Kong) (the “UEMO”) regulates the sending of unsolicited electronic messages and for connected purposes. According to the UEMO, commercial electronic messages cannot be sent when the message itself does not contain an “unsubscribe facility” (a statement to the effect that recipients can use an electronic address or other electronic means specified in the message to indicate the unwillingness to receive further commercial electronics message) or when the organisation has received the recipient’s unsubscribe facility. Likewise, commercial electronic messages shall not use misleading subject heading and shall not be sent to addresses that are listed in a do-not-call register or are harvested using address-harvesting software without the consent of the registered users of the electronic addresses to which they are sent.

Any person using the address-harvesting software in the aforementioned prohibited ways commits and offense and is liable on summary conviction to a fine at HK$100.000. Any person who knowingly contravenes the prohibition commits an offense and is liable on conviction on indictment to a fine of HK$1,000,000 and to imprisonment for five years.

Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong)

Factories and Industrial Undertaking Ordinance (Chapter 59 of the Laws of Hong Kong) (the “FIUO”) provides for, among others, the duties of a proprietor of an industrial undertaking. “Industrial undertakings” is defined as including “any construction work” in the FIUO. The FIUO stipulates that all proprietors of the industrial undertaking must take care of the safety and health at work of all persons who are employed by them in an industrial undertaking by: (i) providing and maintaining plant and work systems that do not endanger safety or health; (ii) making arrangements to ensure safety and health in connection with the use, handling, storage or transport of plant or substances; (iii) providing all necessary information, instruction, training, and supervision for ensuring safety and health; (iv) providing and maintaining safe access to and egress from the workplace; (vi) and providing and maintaining a safe and healthy work environment.

Any person contravening these requirements is liable to a fine of $25,000.

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong)

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) provides that copyright subsists in original literary, dramatic, musical or artistic work (including graphic work, building and sculpture). The Copyright Ordinance recognises primary infringement and secondary infringement as ways of contravening the copyright.

Primary infringement refers to copying, circulating, publicising, and adapting others’ literary, dramatic, musical or artistic work without the license of the copyright owner, which does not require mens rea but of strict liability. If the offender sells or hires the infringing copies, this constitutes a criminal offense where the infringer is liable to a fine of HK$50,000 per infringing copy and to imprisonment for four years.

Secondary infringement refers to the importing into or exporting from Hong Kong the infringing copies of work, the possession, selling, distribution or otherwise dealing with infringing copies of a work for trade or business, the distribution of infringing copies of a work insofar as prejudicially affecting the copyright owner. The relevant person will only be liable if, at the time he committed the act, he knew or had reason to believe that he was dealing with infringing copies. Offenders of primary infringement or secondary infringement are generally liable for civil remedies in the form of damages, injunction and account of profits.

Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong)

The Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong) (the “CECO”) limits the extent to which civil liability for breach of contract, or for negligence or other breach of duty, can be avoided by means of contract terms and otherwise. The CECO stipulates that a person cannot by reference to any contract term or to a notice given to persons generally or to particular persons exclude or restrict his liability for death or personal injury resulting from negligence. Further, in the case of other loss or damage, a person cannot so exclude or restrict his liability for negligence except insofar as the term or notice satisfies the requirement of reasonableness. The requirement of reasonableness of a contract term, for the purposes of the CECO, is satisfied only if the court or arbitrator determines that the term was fair and reasonable to be included having regard to the circumstances which were, or ought reasonably to have been, known to or in the contemplation of the parties when the contract was made. The CECO also stipulates that as between contracting parties where one of them deals as consumer or on the other’s written standard terms of business, as against that party, the other cannot by reference to any contract term (i) when himself in breach of contract, exclude or restrict any liability of his in respect of the breach; (ii) claim to be entitled to render a contractual performance substantially different from that which was reasonably expected of him.

Exemption Clauses under Common Law

Exemption clauses are also subject to the rules of common law, some of the key requirements include: an exemption clause must be incorporated into the contract, and the person who is seeking to rely on the exemption clause must show that reasonable steps have been taken to bring the clause to the attention of the other party.

Tortious Liabilities under Common Law

The common law provides for different duties of care a wholesaler or retailer needs to exercise in respect of their customers. Generally: (1) a wholesaler must take reasonable steps to check the safety of what he distributes. For products which cannot practically be examined in his hands, his duty is generally limited to taking reasonable steps to deal with reputable suppliers with adequate testing facilities; (2) a retailer may be liable in tort, if it sells goods which it knows or has reason to expect may be defective, or if it disregards instructions or warnings issued by manufacturers or distributors without passing on the same to their customers, or if it sells goods to irresponsible hands knowing or with reason to expect they may likely be used to harm others.

Our Operating Subsidiary’s production of decorations and exhibitions could incur duty of care towards the physical wellbeing of the end users. Common law suggests duty of care arises when it is reasonably foreseeable that the end users’ physical wellbeing will be affected by our Operating Subsidiary’s production or design of the events, and that the end users have proximity with our Operating Subsidiary, and that it is fair and reasonable to impose duty of care, would such duty of care arise.

Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong)

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) prohibits false trade descriptions, false, misleading or incomplete information, false marks and misstatements in respect of goods provided (both online and offline) in the course of trade of such goods and of services supplied by traders.

“False trade description” is defined to mean a trade description which is (a) false to a material degree or (b) a trade description, which though not false, is misleading, that is to say, likely to be taken for a trade description of a kind that would be false to a material degree.

The Trade Descriptions Ordinance prohibits any person from (i) in the course of his trade or business supplying or offering to supply any goods to which a false trade description is applied, or (ii) having in his possession for sale any goods to which a false trade description is applied, or (iii) importing or exporting any goods to which a false trade description is applied. Any person who does any of the above prohibited acts commits an offense and is liable on conviction on indictment to a fine of HK$500,000 and to imprisonment for five years, and on summary conviction to a fine at HK$100,000 and to imprisonment for two years. It is a defense to the above offenses if the person did not know, had no reason to suspect, and could not with reasonable diligence have ascertained the false trade description had been applied to the goods. The Trade Descriptions Ordinance also prohibits unfair trade practices that involve misleading omission, aggressive commercial practice, bait advertising, bait and switch, and wrongly accepting payment.

Electronic Transaction Ordinance (Chapter 553 of the Laws of Hong Kong)

The Electronic Transaction Ordinance (Chapter 553 of the Laws of Hong Kong) provides a legal framework for the conduct of electronic transactions for commercial and other purposes. The Electronic Transaction Ordinance recognizes electronic records and signatures, giving them the same legal status as their paper counterparts except for limited matters (which do not relate to transactions executed in our course of business) where the Electronic Transaction Ordinance does not apply due to rules of law relating to such limited matters.

Control of Obscene and Indecent Articles Ordinance (Chapter 390 of the Laws of Hong Kong)

The online content posted on social media platforms is subject to the Control of Obscene and Indecent Articles Ordinance (Chapter 390 of the Laws of Hong Kong). The Control of Obscene and Indecent Articles Ordinance controls articles which consist of or contain material that is obscene or indecent (including material that is violent, depraved or repulsive). Several offenses are prescribed: (i) publishing, possessing for publication or importing for publication obscene articles; (ii) publishing indecent article to persons under the age of 18 years; (iii) making display, and causing or permitting display of indecent matter in public; (iv) publishing indecent article without complying with the statutory conditions; (v) possessing for publication indecent article in breach of the statutory conditions; (vi) publishing Class III (interim classification) article; (vii) publishing, possessing for publication or importing for publication any Class III article; (viii) publishing Class II article without complying with the imposed conditions; and (ix) possessing for publication indecent article without complying with the statutory conditions or imposed conditions.

Publication of obscene articles is subject to a maximum penalty of HK$1 million fine and three years’ imprisonment upon conviction. The first conviction for publishing indecent articles not in compliance with the statutory restrictions may attract a maximum fine of HK$400,000 and imprisonment for one year, and each subsequent conviction would attract a penalty of HK$800,000 and imprisonment for a maximum of one year.

Business registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. Any person who fails to apply for business registration shall be guilty of an offense and shall be liable to a fine of HK$5,000 and to imprisonment for 1 year.

Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong)

The Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) implies into a contract for the supply of service terms to the effect that the supplier will (i) carry out the service with reasonable care and skill; (ii) carry out the service within a reasonable time if the time of performance has not been fixed by the contract; and (iii) be paid a reasonable charge if the consideration of the service has not been fixed by the contract. As a consequence, a service supplier who fails to meet any of the above-mentioned implied terms would be “in breach of contract.” The Supply of Services (Implied Terms) Ordinance provides that, as against a party who deals as a consumer, the supplier cannot by reference to any contract term exclude or restrict liability of breach of obligations arising under the Supply of Services (Implied Terms) Ordinance.

Unconscionable Contracts Ordinance (Chapter 458 of the Laws of Hong Kong)

Under the Unconscionable Contracts Ordinance (Chapter 458 of the Laws of Hong Kong), if the Hong Kong court finds that a contract or any part of a contract for the sale of goods or supply of services (in which one of the parties deals as consumer) to have been unconscionable in the circumstances relating to the contract at the time it was made, the court may: (i) refuse to enforce the contract; (ii) enforce the remainder of the contract without the unconscionable part; (iii) limit the application of, or revise or alter, any unconscionable part to avoid unconscionable result.

Under the Unconscionable Contracts Ordinance, if the Hong Kong court finds that a contract or any part of a contract for the sale of goods or supply of services (in which one of the parties deals as consumer) to have been unconscionable in the circumstances relating to the contract at the time it was made, the court may: (a) refuse to enforce the contract; (b) enforce the remainder of the contract without the unconscionable part; (c) limit the application of, or revise or alter, any unconscionable part to avoid unconscionable result.

Consumer Goods Safety Ordinance (Chapter 456 of the Laws of Hong Kong)

The Consumer Goods Safety Ordinance (Chapter 456 of the Laws of Hong Kong) is enacted to impose a duty on manufacturers, importers and suppliers of certain consumer goods to ensure that the consumer goods they supply are safe. Consumer goods mean goods which are ordinarily supplied for private use or consumption with the exception of the following goods: (i) food and water; (ii) pleasure craft and similar vessels; (iii) aircraft (other than hang-gliders); (iv) motor vehicles; (v) gas, liquefied petroleum gas containers, gas appliances, gas fittings and flexible gas tubing, as defined under the Gas Safety Ordinance (Chapter 51 of the Laws of Hong Kong); (vi) electrical products; (vii) pesticides; (viii) tobacco and tobacco products; (ix) pharmaceutical products, poisons and antibiotics; (x) traditional Chinese medicines; (xi) toys and children’s products within the meaning of the Toys and Children’s Products Safety Ordinance (Chapter 424 of the Laws of Hong Kong); and (xii) any other goods the safety of which is controlled by specific legislation.

The Consumer Goods Safety Ordinance prohibits a person from supplying, manufacturing, or importing into Hong Kong consumer goods unless the consumer goods comply with the general safety requirement or an approved standard applicable for particular consumer goods. Currently there is no approved standard which has been specified in any regulation created under the Consumer Goods Safety Ordinance. The general safety requirement is that the consumer goods are reasonably safe having regard to all of the circumstances, including (a) the manner in which, and the purpose for which, the consumer goods are presented, promoted or marketed; (b) the use of any mark in relation to the consumer goods and instructions or warnings given for the keeping, use or consumption of the consumer goods; (c) reasonable safety standards published by a standards institute or similar body for consumer goods of the description which apply to the consumer goods or for matters relating to consumer goods of that description; and (d) the existence of any reasonable means (taking into account the cost, likelihood and extent of any improvement) to make the consumer goods safer. Contravention with the above requirement is a criminal offense and the offender is liable on first conviction to a fine at HK$100,000 and to imprisonment for one year, and on subsequent conviction to a fine of HK$500,000 and to imprisonment for two years. It is a defense to the above offense if it can be shown that all reasonable steps had been taken and all due diligence had been exercised to avoid committing the offense. A court may take into consideration the existence of a certificate from an approved laboratory showing that the samples of consumer goods which are the subject of the prosecution had been tested before being sold and had complied with the safety standard or safety specification set out in the certificate.

Consumer Goods Safety Regulation (Chapter 456A of the Laws of Hong Kong)

The Consumer Goods Safety Regulation (Chapter 456A of the Laws of Hong Kong) requires any warning or caution with respect to the safe keeping, use, consumption or disposal of any consumer goods must be affixed on any consumer goods or their packages in both the English and the Chinese languages. The warning or caution shall be legible and be placed in a conspicuous position on (a) the consumer goods; (b) any package of the consumer goods; (c) a label securely affixed to the package; or (d) a document enclosed in the package. Any person who supplies consumer goods which do not comply with the above requirements commits an offense and is liable (a) on first conviction to a fine at HK$100,000 and to imprisonment for one year; and (b) on subsequent conviction to a fine of HK$500,000 and to imprisonment for two years.

Import and Export Ordinance (Chapter 60 of the Laws of Hong Kong), Import and Export (General) Regulations (Chapter 60A of the Laws of Hong Kong), Import and Export (Registration) Regulations (Chapter 60E of the Laws of Hong Kong) and Import and Export (Strategic Commodities) Regulations (Chapter 60G of the Laws of Hong Kong)

The Import and Export Ordinance regulates and controls, inter alia, the import of articles into and the export of articles from Hong Kong. Except under and in accordance with a license, import and export of the articles listed in Schedules 1 and 2 to the Import and Export (General) Regulations and Schedules 1, 2 and 3 of the Import and Export (Strategic Commodities) Regulations are prohibited. Our Operating Subsidiary does not import or export any such prohibited articles. Any person who imports or exports any prohibited article without a license commits a criminal offence and is liable on summary conviction to a fine of HK$500,000 and to imprisonment for two years and on conviction on indictment to an unlimited fine and to imprisonment for seven years

The Import and Export (Registration) Regulations require, inter alia, every person who imports or exports any article other than an exempted article to lodge with the Commissioner of Customs and Excise an accurate and complete import declaration within 14 days relating to such article using services provided by a specified body, in accordance with the requirements that the Commissioner may specify. Articles exempted from the declaration requirement include, among others, (i) any postal packet the contents of which are valued at less than HK$4,000, (ii) any article consisting solely of and marked clearly as a sample of a product intended to be distributed free of charge for the purpose of advertising the product, and (iii) any article consisting solely of a sample, of a product valued at less than HK$1,000, intended to be used for advertising the product.

Any person who fails or neglects, without reasonable excuse, to file the import declaration using services provided by a specified body within 14 days, or, where he has such excuse, fails or neglects to lodge such declaration in such manner as soon as is practicable after the cessation of such excuse, commits an offense and is liable on summary conviction to a fine at HK$2,000 and, commencing on the day following the date of conviction, to a fine of HK$100 in respect of every day during which his failure or neglect to lodge the declaration in that manner continues. In addition to any fines imposed, a penalty would also be payable for late declaration in accordance with a prescribed scale. Different penalties are prescribed depending on whether the declaration is lodged after 14 days, one month plus 14 days, or two months plus 14 days after the articles specified in the declaration have been imported or exported.

Dangerous Goods Ordinance (Chapter 295 of the Laws of Hong Kong)

Dangerous Goods Ordinance (Chapter 295 of the Laws of Hong Kong) (the “DGO”) prohibits any person from storing dangerous goods in excess of exempted quantity in any premises or places without a license issued by the Director of the Fire Services Department. During our Operating Subsidiary’s organisation of exhibitions or events, it is not likely that it will need to store up substances that falls into the DGO’s definition of “dangerous goods”, which includes explosives, compressed gases, petroleum and other substances giving off inflammable vapours. poisonous gas or corrosive substances.

Any person contravening with the prohibition commits an offense and is liable to a fine of HK$100,000 and to imprisonment of 6 months.

Food Safety Ordinance (Cap. 612 of the Laws of Hong Kong)

Food Safety Ordinance (Chapter 612 of the Laws of Hong Kong) (the “FSO”) may impose relevant requirements to our Operating Subsidiary’s organisation of themed cafes where it may offer food governed by the FSO.

The FSO provides that food importers and distributors shall register with the FEHD to carry on a food importation or distribution business. The failure of registration, without reasonable excuse, constitutes an offence and leads to a maximum fine of HK$50,000 and imprisonment for 6 months.

The FSO also imposes a record-keeping requirement to the movement of food by requiring all food importers and distributors to maintain records of the movements of food, and Food retailers to keep records of acquisition of food. Any person who fails to comply with the record-keeping requirement, without reasonable excuse, commits an offence and is liable to a maximum fine of HK$10,000 and imprisonment for 3 months.

Regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”), amongst other things, protects the wages of employees and regulates the general conditions of employment. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

The EO provides that an employer shall pay wages to an employee under a contract of employment as soon as is practicable but in any case, not later than seven days after the last day of the wage period. The EO provides that where a contract of employment is terminated, any sum due to the employee shall be paid to him as soon as is practicable and in any case not later than seven days after the day of termination. Any employer who wilfully and without reasonable excuse contravenes any of the above requirements commits an offense and is liable to a fine of HK$350,000 and to imprisonment for three years. Further, under the EO, if any wages or any sum are not paid within seven days from the day on which they become due, the employer shall pay interest at a specified rate (currently at 8.622% per annum) on the outstanding amount of wages or sum from the date on which such wages or sum become due up to the date of actual payment. Any employer who willfully and without reasonable excuse contravenes such requirement commits an offense and is liable on conviction to a fine of HK$10,000.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) establishes a statutory minimum wage applicable to all employees, whether they are monthly-rated, daily-rated, hourly-rated, permanent, casual, full-time, or part-time employees. Wages payable to an employee in respect of any wage period, when averaged over the total number of hours worked in the wage period, should be no less than the statutory minimum wage (“SMW”) rate. If an employer wilfully and without any reasonable excuse fails to pay the SMW rate when it becomes due is liable to be prosecuted for breach of wage provisions under the EO, and upon conviction, to a fine of HK$350,000 and to imprisonment for three years. The applicable SMW rate with effect from 1 May 2023 is HK$40.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) provides for the safety and health protection to employees in workplaces, both industrial and non-industrial. Employers must, as far as reasonably practicable, ensure the safety and health in their workplaces. Failure to comply with the above constitutes an offense, and the employer is liable on summary conviction to a fine of HK$3,000,000, or on conviction on indictment to a fine of HK$10,000,000 An employer who fails to do so intentionally, knowingly, or recklessly, commits an offense and is liable on summary conviction to a fine of HK$3,000,000 and to imprisonment for six months and on conviction on indictment to a fine of HK$10,000,000 and to imprisonment for two years

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”) is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HK$100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offense and is liable on conviction for indictment to a fine of HK$100,000 and to imprisonment for two years or on summary conviction to a fine at HK$100,000 and to imprisonment for one year. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (the “MPFSO”) is an ordinance enacted for the purpose of providing for the establishment of non-governmental mandatory provident fund schemes (the “MPF Schemes”). The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes the requirement of enrolling eligible employees in a registered MPF Scheme within the prescribed time commits a criminal offense and is liable on conviction to a fine at HK$350,000 and to imprisonment for three years. Any employer who contravenes the requirement of paying mandatory contributions to the Mandatory Provident Fund Schemes commits a criminal offense and is liable on conviction to a fine at HK$100,000 and imprisonment for six months on the first conviction and a fine of HK$200,000 and imprisonment for one year on each subsequent conviction.

Regulations related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), an employer is required to furnish to the Inland Revenue Department of the Hong Kong Government in writing, (i) within three months of engagement, particulars of any new employee (i.e. Form 56E) who is likely to be chargeable to salaries tax, (ii) within one month a return (Form 56B and BIR56A) with details of the remuneration paid to an employee during the year in question; and (iii) at least one month before his employee ceases to be employed, particulars of any employee who is about to cease or ceases to be employed in Hong Kong (i.e. Form 56F). Any employer who fails to do so, unless with reasonable excuse, commits a criminal offense and is liable to a fine of HK$10,000 and the court may order the employer to do the act which they failed to do. The Inland Revenue Ordinance requires any person on which profits tax is chargeable on his assessable profits to file tax return, provide supplemental documents if necessary, and pay the assessed profits tax accordingly.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax which is imposed at the rates of 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), the Hong Kong stamp duty is currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HK$5.00 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Regulations related to anti-money laundering and counter-terrorist financing

Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong)

The Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong) (the “AMLO”) imposes requirements relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO. In addition, the regulatory authorities are empowered to (i) ensure that proper safeguards exist to prevent contravention of specified provisions in the AMLO; and (ii) mitigate money laundering and terrorist financing risks.

United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong)

The United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong), or the UNATMO, provides that it is a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such a disclosure constitutes an offence under the UNATMO.

Regulations related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•        Principle 1 — purpose and manner of collection of personal data;

•        Principle 2 — accuracy and duration of retention of personal data;

•        Principle 3 — use of personal data;

•        Principle 4 — security of personal data;

•        Principle 5 — information to be generally available; and

•        Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•        the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

•        if the data user holds such data, to be supplied with a copy of such data; and

•        the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes certain activities, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data subject’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

MANAGEMENT

Set forth below is information concerning our directors, director appointees, and executive officers.

Name	Age	Position(s)
Ka Ming Kwong	43	Chief Executive Officer, Chairman of the Board of Directors and Director
Mandy Yi Man Fan	34	Director
Hin Tung Siu	38	Chief Financial Officer
Victor Jui Shum Chang	50	Independent Director nominee*
Stephanie	38	Independent Director nominee*
Jennifer Jung Wah Tang	30	Independent Director nominee*

____________

*        The nominee of independent director will become effective upon the effectiveness of our registration statement of which this prospectus is a part.

The following is a brief biography of each of our executive officers, directors, and director appointees:

Mr. Ka Ming Kwong is the founder of AM PM (HK) and serves as a director, the chief executive officer, and the chairman of the board of directors of our Company. Mr. Kwong has over 18 years of experience in the entertainment industry. Throughout his engagement in the entertainment industry, Mr. Kwong has access to market players of the entertainment industry and has gained deep industry know-how along the value chain of the entertainment industry, including the television program production industry, marketing and promotion industry as well as event and exhibition management industry. Mr. Kwong currently serves as a director at AM PM (HK), responsible for the overall management, strategic planning of business operations and external cooperation. Mr. Kwong has also worked at Television Broadcasts Limited as an artist and television broadcast host, from September 2019 to December 2023, and at i-CABLE Sports Limited as an artist and television broadcast host, from January 2006 to July 2019.

Ms. Mandy Yi Man Fan serves as our director. Ms. Fan has over 8 years of experience in the marketing and event coordination and management industry. Since February 2021, Ms. Fan has served as the marketing director of AM PM (HK), mainly responsible for driving sales and project management. Prior to joining our Group, she had served at Pico (HK) International Ltd. from July 2015 to January 2021, a company specializing in brand activation, with her last position being an account manager in corporate event and exhibition division. She also has experience working as wedding event coordinator, consultant and project assistant from 2012 to 2015. Ms. Fan obtained a degree of Bachelor of Business Studies in Management from University College Dublin, Ireland, in 2014.

Mr. Hin Tung Siu serves as the chief financial officer of our Company. Mr. Siu has extensive experience in accounting and finance. Since January 2025, Mr. Siu has served as the chief financial officer of AM PM (HK), mainly responsible for accounting, finance and internal controls functions. From January 2021 to November 2023, Mr. Siu served as a senior finance manager of RELI Services Limited, a private insurance broker company. He served as the financial controller and company secretary of YST (HK) Limited from November 2017 to December 2019. From January 2017 to September 2017, Mr. Siu served as finance manager of DeTai New Energy Group Limited (SEHK: 559.HK). From August 2014 to January 2017, he served as an accountant of Apex Winner Limited, an indirect wholly-owned subsidiary of Ev Dynamics (Holdings) Limited (SEHK: 476.HK). Mr. Siu has also worked at Shinewing (HK) CPA Limited, an accounting firm, as a semi-senior accountant, from January 2014 to August 2014, and at HLM CPA Limited, an accounting firm, with his last position being staff accountant II, from January 2012 to December 2013. He was admitted as a member of the Hong Kong Institute of Certified Public Accountants in July 2015. Mr. Siu obtained a degree of Master of Arts in Global Business Management from City University of Hong Kong, Hong Kong, in 2017 and a degree of Bachelor of Business Administration in Accounting from The Open University of Hong Kong, Hong Kong, in 2011.

Mr. Victor Jui Sum Chang will be appointed as our independent director and will be the chairman of compensation committee and a member of each of the audit committee and the nominating and corporate governance committee. Mr. Chang has over 20 years of experience in the trading and distribution industry. Mr. Chang has served at WKK Distribution Limited, a trading and distribution company supplying capital equipment, materials and services since June 2004 and is currently the executive director and president of the company. Since September 2017, Mr. Chang has been an executive director of Wong’s Kong King International (Holdings) Limited (SEHK: 532.HK). He is also a director of Taiwan Kong King Co., Limited (a subsidiary of Wong’s Kong King International (Holdings) Limited), the shares of which are listed on Taipei Exchange (TPEx: 3093.TWO). Mr. Chang served as a director of Tung Wah Group of Hospitals and a member of the Commercialization Advisory Committee of the Advanced Biomedical Instrumentation Centre Limited from 2022 to 2023 and the president of Lions Club of Metropolitan Hong Kong from 2023 to 2024. Mr. Chang is currently a member of the Hong Kong Trade Development Council Electronics & Electrical Appliances Industries Advisory Committee and an executive committee member of Group 4 (Hong Kong Electrical Product Council) of Federation of Hong Kong Industries. Mr. Chang obtained a degree of Master of Business Administration from City University of Hong Kong, Hong Kong, in 2008 and a degree of Bachelor of Commerce (Accounting and Finance) from Monash University, Australia, in 1998.

Ms. Stephanie will be appointed as our independent director and will be the chairman of the audit committee and a member of each of the compensation committee and the nominating and corporate governance committee. Ms. Stephanie has extensive experience in accounting and corporate finance. Ms. Stephanie joined Wang On Group Limited (“Wang On”) (SEHK: 1222.HK) as a senior manager in March 2013 and has served as an executive director since February 2021. She joined Easy One Financial Group Limited (“Easy One”) (SEHK: 221.HK, which was privatized by way of a scheme of arrangement in October 2020) in 2015 as the directors of Easy One’s certain subsidiaries and has been appointed as an executive director since May 2016. Ms. Stephanie had worked at a multinational corporation where she oversaw financing and accounting matters from 2011 to 2013 and an international accountancy firm where she participated in numerous merger and acquisition projects from 2009 to 2011. Ms. Stephanie obtained a degree of Bachelor of Arts in Business Administration in Finance and Marketing from the University of Washington, the United States, in 2008.

Ms. Jennifer Jung Wah Tang will be appointed as our independent director and will be the chairman of nominating and corporate governance committee and a member of each of the audit committee and the compensation committee. Ms. Tang has experience in the legal industry and marketing. Ms. Tang joined Cedric & Co., a Hong Kong law firm, as a trainee solicitor in June 2021 and is currently an assistant solicitor at Cedric & Co.. From September 2019 to May 2021, she had worked at Khoo & Co. as a paralegal. She also worked at Oldham, Li & Nie as a marketing assistant from October 2016 to July 2017. Ms. Tang obtained a Postgraduate Certificate in Laws in 2021, a degree of Juris Doctor in 2020 and a degree of Bachelor of Business Administration in Marketing Information Management in 2016, respectively from City University of Hong Kong, Hong Kong.

Family Relationships

There is no family relationship, as defined in Item 401 of Regulation S-K, among any of our executive officers or directors.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers will hold office until his or her successor takes office or until his or her earlier death, resignation or removal or the expiration of his or her term as provided in the written agreement with or board resolutions of our company, if any. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as serious or repeated breach or non-observance or material breach of his obligations, any act of negligence, fraud or dishonesty or conviction of arrestable criminal offence. We may also terminate an executive officer’s employment without cause upon thirty days’ advance written notice. The executive officer may resign at any time with a thirty days’ advance written notice.

Each executive officer has agreed to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for one year following the last date of employment. Specifically, each executive officer has agreed not to (i) approach our suppliers, clients, customers or contacts or other persons or entities introduced to the executive officer in his or her capacity as a representative of us for the purpose of doing business with such persons or entities that will harm our business relationships with these persons or entities; (ii) assume employment with or provide services to any of our competitors, or engage, whether as principal, partner, licensor or otherwise, any of our competitors, without our express consent; or (iii) seek directly or indirectly, to solicit the services of any of our employees, without our express consent.

We have also entered into agreements with all directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each director has agreed to attend and participate in such number of meetings of the board of directors and of the committees of which he or she may become a member as regularly or specially called, and will agree to serve as a director and will hold office until his or her successor takes office or until his or her earlier death, resignation or removal or the expiration of his or her term as provided in the written agreement with or board resolutions of our company, if any. The directors’ services will be compensated by cash under the agreement in an amount determined by the board of director.

We have entered into indemnification agreements with each of our executive directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Controlled Company

Upon completion of this offering, our Controlling Shareholder may beneficially own approximately 89.74% of the aggregate voting power of our outstanding Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option. As a result, we may be deemed a “controlled company” within the meaning of the Nasdaq listing rules. If we are deemed a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

We could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Board of Directors

Our board of directors will consist of seven directors, comprising four executive directors and three independent directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our post-offering Amended and Restated memorandum and articles of association, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested, in voting in respect of any such matter, such director should take into account his or her director’s duties. A director may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board of directors, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our board of directors.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our board of directors. We will also achieve gender diversity by having three female directors out of the total of nine directors (including independent directors). Our board of directors is well balanced and diversified in alignment with the business development and strategy of our Company and its subsidiaries.

Committees of the Board of Directors

We plan to establish an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. We will adopt a charter for each of the three committees upon the establishment of the committees. Each committee’s members and functions are described below.

Audit Committee

Upon effectiveness of the registration statement of which this prospectus forms a part, our audit committee will consist of Mr. Victor Jui Shum Chang, Ms. Stephanie and Ms. Jennifer Jung Wah Tang and is chaired by Ms. Stephanie. We have determined that each of these three director satisfies the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Ms. Stephanie qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee is responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        reporting regularly to the board of directors.

Compensation Committee

Upon effectiveness of the registration statement of which this prospectus forms a part, our compensation committee will consist of Mr. Victor Jui Shum Chang, Ms. Stephanie and Ms. Jennifer Jung Wah Tang and is chaired by Mr. Victor Jui Shum Chang. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq listing rules. The compensation committee assists the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

•        reviewing and approving, or recommending to the board of directors for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the board of directors for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Upon effectiveness of the registration statement of which this prospectus forms a part, our nominating and corporate governance committee will consist of Mr. Victor Jui Shum Chang, Ms. Stephanie and Ms. Jennifer Jung Wah Tang and is chaired by Ms. Jennifer Jung Wah Tang. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq listing rules. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        recommending nominees to the board of directors for election or re-election to the board of directors, or for appointment to fill any vacancy on the board of directors;

•        reviewing annually with the board of directors the current composition of the board of directors with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

•        selecting and recommending to the board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•        developing and reviewing the corporate governance principles adopted by the board of directors and advising the board of directors with respect to significant developments in the law and practice of corporate governance and our compliance with such laws and practices; and

•        evaluating the performance and effectiveness of the board of directors as a whole.

Foreign Private Issuer Exemption

We are a “foreign private issuer” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, or from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation Fair Disclosure.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board of directors’ approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Duties of Directors

Under BVI law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act. You should refer to “Description of Share — Certain BVI Company Considerations — Differences in Corporate Law” for additional information on our standard of corporate governance under BVI law.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such directors will hold office until his or her successor takes office or until his or her earlier death, resignation or removal or the expiration of his or her term as provided in the written agreement with our company, if any. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Compensation of Directors and Executive Officers

For the year ended December 31, 2024 and 2023, we have paid an aggregate of HK$904,176 (US$115,876) and HK$1,119,309 (US$142,965), respectively, to our directors and executive officers (including salaries and retirement benefits scheme contribution). Our subsidiary in Hong Kong is required by law to make monthly contributions based on the amount of wages received by the employee to the Mandatory Provident Fund which provides retirement benefits. For the fiscal year ended December 31, 2024 and 2023, our Operating Subsidiary in Hong Kong contributed a total amount of approximately HK$18,000 (US$2,307) and HK$22,500 (US$2,885) for our executive officer, to the Employees Provident Fund.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2024 and 2023, we had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our board of directors will create an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our Operating Subsidiary’s experience in the business sector in which it operates and the terms of its transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, to which we were or will be a party and in which the other parties included or will include our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

The Group has commercial arrangements with related entities to provide or receive support and other services.

(a)     Mr. Kwong, a director and Chief Executive Officer of the Company.

(b)    AM PM Int’l Ltd, Controlled by Mr. Kwong.

(c)     EXIT Catering Limited, a company in which Mr. Kwong has direct interest and serves as one of its directors.

(d)    Setoping International Limited, a subsidiary 100% owned by Happi Factory Limited. Mr. Kwong had indirect financial interest in this entity and had been served as one of the director on the board of this company. Mr. Kwong had ceased to be shareholder and the director on the board of Happi Factory Limited starting from May 22, 2024.

(e)     Exit (HK) Limited, a company in which Mr. Kwong has direct interest. Mr. Kwong had been served as one of the director on the board of the company. Mr. Kwong had ceased to be the shareholder and director on the board of the company starting from July 17, 2024.

The following was a summary of related party’s balances as of December 31, 2024, 2023 and 2022, and the date of this prospectus:

Amounts due from related parties

	As of December 31,			As of date of this prospectus (Unaudited)
Name of related parties	2024	2023	2022
	US$	US$	US$	US$
EXIT Catering Limited(1)	849	844	99,676	—
Setoping International Limited(1)	38,106	37,895	—	—
Mr. Kwong(2)	2,100,796	74,819	1,251,125	—
AM PM Int’l Ltd(1)	920	—	—	—
	$2,140,671	113,558	1,350,801

____________

(1)      The outstanding balance as of December 31, 2024, 2023 and 2022, and the date of this prospectus represented advances made to the related parties by the Group to facilitate their financial needs. The balance was interest-free, unsecured, and repayable on demand, and has been fully settled as of the date of this prospectus.

(2)      The outstanding balance as of December 31, 2024, 2023 and 2022 and the date of this prospectus represented advances made to Mr. Kwong by the Group to facilitate his personal needs. The balance was interest-free, unsecured, and repayable on demand, and has been fully settled as of the date of this prospectus.

Amounts due to related parties

	As of December 31,			As of date of this prospectus (Unaudited)
Name of related parties	2024	2023	2022
	US$	US$	US$	US$
Exit (HK) Limited(3)	—	—	269,700	—
AM PM Int’l Ltd(3)	—	30,726	—	—
	$—	30,726	269,700

____________

(3)      The outstanding balance as of December 31, 2023 and 2022, and the date of this prospectus represented financial support provided by them for the Group’s daily operations and financial needs. The balance was interest-free, unsecured, and repayable on demand.

Related party transactions

Name of related parties	Description of transactions	As of December 31,			From January 1, 2025 to the date of this prospectus (Unaudited)	Nature
		2024	2023	2022
		US$	US$	US$	US$
AM PM Int’l Ltd	Consultancy Service fee(4)	92,273	68,973	—	—	Purchase
Exit Hong Kong Limited	Sale of products(6)	25,631	—	—	—	Sale
Exit Catering Limited	Design service and labor cost(5)	—	14,893	—	—	Purchase

____________

(4)      Consultancy service fee represented consultancy fees in relation to design, concept and other business consultancy services provided by AM PM Int’l Ltd.

(5)      Design service fee mainly represented design service provided by Exit Catering Limited.

(6)      Sale of products represented souvenir of the IP exhibition sold to Exit Hong Kong Limited.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Class A Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Class A Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Class A Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Class A Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Class A Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him or her, subject to applicable community property laws.

The percentage of Class A Ordinary Shares beneficially owned prior to the offering is based on 20,000,000 Class A Ordinary Shares outstanding as described in the “the Offering” section. The percentages of Class A Ordinary Shares beneficially owned after the offering assume that the representative of the underwriters will not exercise their over-allotment option.

	Ordinary Shares beneficially owned prior to this offering				Ordinary Shares beneficially held immediately after this offering (assuming no exercise of over-allotment option)
	Number of Ordinary Shares		Approximate percentage of outstanding Ordinary Shares	Approximate percentage of Voting power	Number of Ordinary Shares		Approximate percentage of outstanding Ordinary Shares	Approximate percentage of Voting power
Name of Beneficial Owners(1):	Class A	Class B			Class A	Class B
Directors and Executive Officers:
Ka Ming Kwong	9,030,000	5,000,000	56.12%	90.86%	9,030,000	5,000,000	52.94%	89.74%
Mandy Yi Man Fan	—	—	—	—	—	—	—	—
Victor Jui Shum Chang	—	—	—	—	—	—	—	—
Stephanie	—	—	—	—	—	—	—	—
Jennifer Jung Wah Tang	—	—	—	—	—	—	—	—
All directors and executive officers as a group	9,030,000	5,000,000	56.12%	90.86%	9,030,000	5,000,000	52.94%	89.74%

5% Shareholder:
Ka Ming Kwong	9,030,000	5,000,000	56.12%	90.86%	9,030,000	5,000,000	52.94%	89.74%

As of the date of this prospectus, none of our outstanding Class A Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

DESCRIPTION OF SHARE

We are a BVI business company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the BVI Act.

As of the date of this prospectus, we are authorized to issue an unlimited number of Class A Ordinary Shares; and (b) Class B Ordinary Shares with no par value. As of the date of this prospectus, 20,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares are issued and outstanding.

Immediately prior to the completion of this offering, we will have 20,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Post-Offering Memorandum and Articles of Association

[We will adopt an [amended and restated] memorandum and articles of association, which will become effective and replace our current memorandum and articles of association in its entirety prior to the completion of this offering.] The following are summaries of the material provisions of our Memorandum and Articles [that will be in force prior to the completion of this offering] and the BVI Act, insofar as they relate to the material terms of our Class A Ordinary Shares.

Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Ordinary Shares

Class A Ordinary Shares

Each Class A Ordinary Share in the Company confers upon its holder the right to one vote per share at a meeting of the shareholders of the Company or on any resolution of shareholders. Holders of our Class A Ordinary Share will vote together with holders of our Class B Ordinary Share as a single class on all matters presented to our shareholders for their vote approval.

Each Class A Ordinary Share in the Company confers upon the shareholder the right to an equal share in any dividend paid by the Company.

Each Class A Ordinary Share in the Company confers upon the shareholder the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

Class A Ordinary Shares are not convertible into Class B Ordinary Shares at any time. Our shareholders who are non-residents of the BVI may freely hold and vote their Class A Ordinary Shares.

At the completion of this Offering, there will be 21,500,000 Class A Ordinary Shares issued and outstanding, assuming no exercise of the underwriters’ over-allotment option.

Class B Ordinary Shares

Each Class B Ordinary Share in the Company confers upon its holder the right to twenty (20) votes at a meeting of the shareholders of the Company or on any resolution of shareholders. Holders of our Class B Ordinary Share will vote together with holders of our Class A Ordinary Share as a single class on all matters presented to our shareholders for their vote approval.

Each Class B Ordinary Share in the Company confers upon the shareholder the right to an equal share in any dividend paid by the Company.

Each Class B Ordinary Share in the Company confers upon the shareholder the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into such number of Class A Ordinary Shares, as may be issued at the conversion rate of 1:1 basis from Class B Ordinary Shares to Class A Ordinary Shares (“Conversion Rate”), of fully paid Class A Ordinary Shares, subject to adjustment as stated in the Memorandum and Articles. Any and all taxes and stamp, issue and registration duties (if any) arising on conversion shall be borne by the holder of Class B Ordinary Shares requesting conversion.

At the completion of this Offering, there will be 5,000,000 Class B Ordinary Shares issued and outstanding.

Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “AMPM”. We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this Offering unless we receive approval letter for our listing.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Vstock Transfer, LLC.

Dividends

The holders of our Shares are entitled to such dividends as may be declared by our Board of Directors subject to the BVI Act. Our Memorandum and Articles of Association provide that the Directors may, by resolution of directors, authorize and declare a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to satisfy its debts as they fall due in the ordinary course of business.

Voting rights

Pursuant to our Memorandum and Articles of Association, at each general meeting of our Company, on a poll, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one (1) vote for each Class A Ordinary Share and twenty (20) votes for each Class B Ordinary Share which such shareholder holds. The holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions of the shareholders. At any general meeting, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting. There are no prohibitions to cumulative voting under the laws of the BVI, but our Memorandum and Articles of Association do not provide for cumulative voting.

Variation of Rights of Shares

The rights attached to any class of shares may only, whether or not the Company is being wound up, be varied by a resolution of shareholders, provided that only the holders of the relevant class of shares shall be entitled to vote thereon, unless otherwise provided by the terms of issue of such class.

Meetings of shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven clear calendar days’ notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. Our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The quorum for a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved.

Meetings of directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A director must be given not less than 3 calendar days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all directors. A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Protection of Minority Shareholders

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the BVI may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the BVI for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

If we are deemed insolvent for the purposes of the Insolvency Act (i.e., (1) it fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (2) the execution or other process issued on a judgment, decree or order of a BVI Court in favor of a creditor of the company is returned wholly or partly unsatisfied; or (3) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would include, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” A liquidator appointed over an insolvent company who considers that a particular transaction or payment is a voidable transaction under the Insolvency Act could apply to the BVI Courts for an order setting aside that payment or transaction in whole or in part.

Unclaimed Dividend

A dividend that remains unclaimed for a period of three years after it became due for payment may be forfeited, by resolutions of directors, to, and shall cease to remain owing by, the company.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of new Class A Ordinary Shares under either BVI law or our Memorandum and Articles of Association.

Transfer of Class A Ordinary Shares

Subject to the restrictions in our Memorandum and Articles of Association, the lock-up agreements with the representative of the underwriters described in “Shares Eligible for Future Sale — Lock-Up Agreements” and applicable securities laws, for so long as the Class A Ordinary Shares are listed on a designated stock exchange, shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the Designated Stock Exchange.

Forfeiture of Ordinary Shares

Our Company’s shares that are not fully paid on issue are subject to the forfeiture provisions set forth in our Articles of Association. For this purpose, shares of our Company issued for a promissory note or a contract for future services are deemed to be not fully paid.

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 days’ written notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The written notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, and that member shall be discharged from any further obligation to the Company.

Redemption and Purchase of Ordinary Shares

We may purchase, redeem or otherwise acquire and hold our own Class A Ordinary Shares save that we may not purchase, redeem or otherwise acquire our own Class A Ordinary Shares without the consent of the shareholders whose Class A Ordinary Shares are to be purchased, redeemed or otherwise acquired unless we are permitted or required by the BVI Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Ordinary Shares without such consent.

Inspection of Books and Records

Under the BVI Act, holders of our Class A Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, as amended and restated from time to time; (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

Issuance of Class A Ordinary Shares

Subject to the BVI Act and to our Memorandum and Articles of Association, shares in our Company may be issued, and options to acquire shares in our Company granted, at such times, to such persons, for such consideration and on such terms as the directors may determine.

Directors

Under the Memorandum and Articles of Association, we are required to have a minimum of one director and the maximum number of directors shall be unlimited. For as long as our Class A Ordinary Shares are listed or quoted on any Designated Stock Exchange (as defined in the Articles of Association), the board of directors shall include at least such number of independent directors as applicable law, rules or regulations of the Designated Stock Exchange require as determined by the directors.

A director may be appointed by resolution of members or by the directors for such term as the shareholders or the directors determine. Any appointment may be to fill a vacancy or as an additional director.

The directors or, if our Class A Ordinary Shares (or depository receipts therefor) are listed or quoted on any Designated Stock Exchange and if required by the rules of such Designated Stock Exchange, any committee thereof, may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

Under our Memorandum and Articles of Association, there is no shareholding qualification required for directors.

Pursuant to our Memorandum and Articles of Association, each of our directors holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

A director may be removed from office with or without cause by, a resolution of shareholders passed at a meeting of the shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least seventy-five per cent (75%) of the shareholders of the Company entitled to vote; or a resolution of directors.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is received by us.

A director shall resign forthwith as a director of the Company if he is, or becomes, disqualified from acting as a director under the BVI Act.

Liquidation Rights

As permitted by BVI law and our Memorandum and Articles of Association, the Company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders. On a liquidation, on winding up or other return of assets of the Company to shareholders (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of the Ordinary Shares on a pro rata basis.

Certain BVI Company Considerations

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and, for illustrative purposes only, the Delaware General Corporation Law (the “DGCL”), which are applicable to us and the companies incorporated in the state of Delaware and their shareholders.

Mergers and similar arrangements

Under the BVI Act, two or more BVI companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent BVI company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction or proposed transaction is (i) between the director and the company and (ii) the transaction or proposed transaction is or is to be entered into in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if (a) the material facts of the interest of the director in the transaction are known by the shareholders entitled to vote at a meeting of shareholders and the transaction is approved or ratified by a resolution of shareholders; or (b) the company received fair value for the transaction.

Shareholders of BVI companies not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum association or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days immediately following the date of the shareholders’ approval. These shareholders then have 20 days from the date of such notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Under Delaware law each corporation’s board of directors must approve a merger agreement. The merger agreement must state, among other terms, the terms of the merger and method of carrying out the merger. This agreement must then be approved by the majority vote of the outstanding stock entitled to vote at an annual or special meeting of each corporation, and no class vote is required unless provided in the certificate of incorporation.

Delaware permits an agreement of merger to contain a provision allowing the agreement to be terminated by the board of directors of either corporation, notwithstanding approval of the agreement by the stockholders of all or any of the corporations (1) at any time prior to the filing of the agreement with the Secretary of State or (2) after filing if the agreement contains a post-filing effective time and an appropriate filing is made with the Secretary of State to terminate the agreement before the effective time. In lieu of filing an agreement of merger, the surviving corporation may file a certificate of merger, executed in accordance with Section 103 of the DGCL. The surviving corporation is also permitted to amend and restate its certification of incorporation in its entirety. The agreement of merger may also provide that it may be amended by the board of directors of either corporation prior to the time that the agreement filed with the Secretary of State becomes effective, even after approval by stockholders, so long as any amendment made after such approval does not adversely affect the rights of the stockholders of either corporation and does not change any term in the certificate of incorporation of the surviving corporation. If the agreement is amended after filing but before becoming effective, an appropriate amendment must be filed with the Secretary of State. If the surviving corporation is not a Delaware corporation, it must consent to service of process for enforcement of any obligation of the corporation arising as a result of the merger; such obligations include any suit by a stockholder of the disappearing Delaware corporation to enforce appraisal rights under Delaware law.

If a proposed merger or consolidation for which appraisal rights are provided is to be submitted for approval at a shareholder meeting, the subject company must give notice of the availability of appraisal rights to its shareholders at least 20 days prior to the meeting.

A dissenting shareholder who desires to exercise appraisal rights must (a) not vote in favor of the merger or consolidation; and (b) continuously hold the shares of record from the date of making the demand through the effective date of the applicable merger or consolidation. Further, the dissenting shareholder must deliver a written demand for appraisal to the company before the vote is taken. The Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court will take into account “all relevant factors.” Unless the Delaware Court of Chancery in its discretion determines otherwise, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and accrue at 5% over the Federal Reserve discount rate.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the Company and the court may appoint a liquidator for the Company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors, officers and any other person, except to the extent any such provision may be held by the court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime.). Under our Memorandum and Articles of Association, we shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•        is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•        is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the DGCL for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ fiduciary duties

Under BVI law, the directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In exercising the powers of a director, the directors ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Shareholder action by written consent

BVI law provides subject to the memorandum and articles of association of a company, an action that may be taken by members of the Company at a meeting may also be taken by a resolution of members consented to in writing. Pursuant to our Memorandum and Articles of Association, an action that may be taken by the shareholders of our Company at a meeting may also be taken by a resolution of shareholders of our Company consented to in writing, without the need for any notice, but if any resolution of shareholders of our Company is adopted otherwise than by the unanimous written consent of all shareholders of our Company, a copy of such resolution shall forthwith be sent to all shareholders of our Company not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more shareholders of our Company. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Eligible Persons (as defined in our Articles of Association) holding a sufficient number of votes of Shares to constitute a resolution of shareholders of our Company have consented to the resolution by signed counterparts.

Under the DGCL, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder proposals

BVI law and our Memorandum and Article provide that our directors shall convene a meeting of the shareholders if requested in writing to do so by shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested.

Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative voting

There are no prohibitions to cumulative voting under the laws of the BVI, but our Memorandum and Articles do not provide for cumulative voting.

Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director.

Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under our Articles of Association, a director of our Company may be removed from office, with or without cause, by a resolution of shareholders of our Company passed at a meeting of shareholders of our Company called for the purposes of removing the director of for purposes including the removal of the director or by written resolution passed by at least 75 percent of the votes of the shareholders of our Company entitled to vote, or by a resolution of directors of our Company.

Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with interested shareholders

The DGCL contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

BVI law has no comparable provision. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the BVI Act and our Memorandum and Articles, we may appoint a voluntary liquidator by a resolution of the shareholders, provided that the directors have made a declaration of solvency that the Company is able to discharge its debts as they fall due and that the value of the Company’s assets exceed its liabilities.

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under BVI law and our Memorandum and Articles, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

As permitted by BVI law, our Memorandum and Articles may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Anti-money Laundering — BVI

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exception applies under the Anti-Money Laundering Regulations (as revised) of the BVI, as amended and revised from time to time or any other applicable law. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the BVI knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the BVI, pursuant to the Proceeds of Criminal Conduct Act (as revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Class A Ordinary Shares, and while we have applied for approval to have our Class A Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Class A Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Class A Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Class A Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Class A Ordinary Shares, including Class A Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Class A Ordinary Shares and our ability to raise equity capital in the future.

Upon the closing of this offering, we will have 21,500,000 issued and outstanding Class A Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. Of that amount, 1,500,000 Class A Ordinary Shares will be publicly held by investors participating in this offering, and 20,000,000 Class A Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Class A Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

All of the Class A Ordinary Shares and Class B Ordinary Shares, held by existing shareholders are, and any Class A Ordinary Shares issuable upon exercise of options outstanding following the completion of this offering will be, restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Class A Ordinary Shares for at least six (6) months, and any affiliate of the company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three (3) months preceding, a sale may sell an unlimited number of restricted securities under Rule 144 if:

•        the restricted securities have been held for at least six (6) months, including the holding period of any prior owner other than one of our affiliates;

•        we have been subject to the Exchange Act periodic reporting requirements for at least ninety (90) days before the sale; and

•        we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three (3) months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three (3) months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three (3) month period only that number of securities that does not exceed the greater of either of the following:

•        1% of the number of Class A Ordinary Shares then outstanding, which will equal approximately 215,000 Class A Ordinary Shares immediately after the closing of this offering based on the number of Class A Ordinary Shares outstanding as of 21,500,000; or

•        the average weekly trading volume of our Class A Ordinary Shares in the form of Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three (3) months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six (6) month holding period of Rule 144, which does not apply to sales of unrestricted securities. Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until ninety (90) days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

•        none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States, and

•        in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

Lock-up Agreements

Excluding the Shares sold in this offering, our principal shareholders (defined as owners of 5% or more of our Class A Ordinary Shares) have also agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares or such other securities for a period of 180 days from the date of this prospectus, without the prior written consent of the underwriters.

Certain shareholders have also agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares or such other securities for a period of 90 days from the date of this prospectus, without the prior written consent of the underwriters.

See “Underwriting” for more information.

MATERIAL INCOME TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares. This summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        financial institutions or financial services entities;

•        underwriters;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        grantor trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        governments or agencies or instrumentalities thereof;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        the Company’s officers or directors;

•        holders who are not U.S. Holders;

•        persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Class A Ordinary Shares through such entities.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Persons considering an investment in our Class A Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Class A Ordinary Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. It is unclear whether dividends that we pay on our Class A Ordinary Shares will meet the conditions required for the reduced tax rate. If we are eligible for such benefits, dividends we pay on our Class A Ordinary Shares would be eligible for the reduced rates of taxation described in this paragraph. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares. Dividends received on our Class A Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Class A Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long term if the Class A Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Class A Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Class A Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Class A Ordinary Shares. Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Class A Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Class A Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual Shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR CLASS A ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Class A Ordinary Shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain BVI and Hong Kong income tax consequences of an investment in the Class A Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under BVI and Hong Kong laws.

Hong Kong Taxation

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Class A Ordinary Shares. Generally, gains arising from disposal of the Class A Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Class A Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Class A Ordinary Shares or with respect to the receipt of dividends on their Class A Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Class A Ordinary Shares exists between Hong Kong and the United States.

BVI Taxation

We have been advised by our BVI legal counsel that the Company and all distributions, interest and other amounts paid by the company in respect of the Ordinary Shares of the Company to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax is payable by persons who are not persons resident in the BVI with respect to any shares, debt obligation or other securities of ours.

All instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to us.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement (the “Underwriting Agreement”) with the Representative, as the representative of the underwriters named below. The Representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. Subject to the terms and conditions of the underwriting agreement, each underwriter will agree to purchase from us, on a firm commitment basis, the number of shares of common stock set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriter	Number of Ordinary Shares
Prime Number Capital LLC
Total

The underwriters are offering the Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the Underwriting Agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The Underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are not obligated to purchase Ordinary Shares covered by the underwriters’ over-allotment option to purchase Ordinary Shares as described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the U.S. through their respective selling agents. Any offers or sales in the U.S. will be conducted by broker-dealers registered with the SEC. The Underwriters intend to offer our Ordinary Shares to their retail customers only in states in which we are permitted to offer our Ordinary Shares. We have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on a National Securities Exchange are “covered securities.” If we were unable to meet listing standards of a National Securities Exchange, we would be unable to rely on the covered securities exemption to blue sky registration requirements. In such case, we would need to register the offering in each state in which we planned to sell shares. Consequently, we will not complete this offering unless we meet a National Securities Exchange’s listing requirements and our application to list on the exchange is approved.

Over-Allotment Option

Pursuant to the Underwriting Agreement, we granted the underwriters an option, exercisable for 45 days after the effectiveness of the registration statement of which this prospectus is a part, to purchase up to 15% of the total number of Ordinary Shares offered hereby at the IPO price listed on the cover page of this prospectus, less the underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus.

Discounts and Expenses

The underwriters will offer the Ordinary Shares to the public at the IPO price set forth on the cover of this prospectus and to selected dealers at the IPO price less a selling concession not in excess of $0.315 per Ordinary Share, assuming an IPO price of $4.500 per share, which is the midpoint of the estimated IPO price range set forth on the cover page of this prospectus. After this offering, the IPO price, concession, and reallowance to dealers may be reduced by the underwriters. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriters as stated herein, subject to its receipt and acceptance and subject to its right to reject any order in whole or in part.

Except as disclosed in this prospectus, the underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

The following table shows the per Ordinary Share and total offering price, underwriting discounts, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 225,000 Ordinary Shares.

	Per Share	Total Without Exercise of Over- Allotment Option	Total With Full Exercise of Over- Allotment Option
Initial public offering price(1)	$4.500	$6,750,000	$7,762,500
Underwriting discounts to be paid by us(2)	$0.315	$472,500	$543,375
Proceeds, before expenses, to us	$4.185	$6,277,500	$7,219,125

____________

(1)      IPO price per share is assumed to be $4.500 per share, which is the midpoint of the estimated IPO price range set forth on the cover page of this prospectus.

(2)      We agreed to pay the underwriters a discount equal to 7% of the gross proceeds of the offering.

We agreed to reimburse the Representative up to $250,000 (including advances) for out-of-pocket accountable expenses, including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, accountable roadshow expenses, and background checks on our principal shareholders, directors and officers.

Upon completion of this offering, we also agreed to pay the underwriters a cash non-accountable expenses allowance of 1% of the actual amount of the offering in conjunction with its services for this Offering.

We intend to apply to list our Ordinary Shares on Nasdaq under the symbol “AMPM”. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Indemnification

We agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Right of First Refusal

We agreed to grant the Representative for twelve (12) months from the closing of the offering, a right of first refusal to provide investment banking services to us on an exclusive basis and on terms that are the same or more favorable to us comparing to terms offered to us by other underwriters or placement agents, which is exercisable in the Representative’s sole discretion. In the event the engagement between the Representative and us (the “Engagement”) is terminated for any reason, the right of first refusal shall remain in effect for a period of 12 months from the date of termination, unless otherwise agreed by the parties in writing. For these purposes, investment banking services shall include, without limitation, (a) acting as lead or joint manager for any underwritten public offering; and (b) acting as lead or joint placement agent or initial purchaser in connection with any private offering of our securities. The Representative shall notify us of its intention to exercise the right of first refusal within seven (7) business days following notice in writing by us. Any decision by the Representative to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of the Representative and shall be subject to general market conditions. If the Representative declines to exercise the right of first refusal, we shall have the right to retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms presented to and declined by the Representative. The right of first refusal granted may be terminated by us for “Cause,” which shall mean a material breach by the Representative of the Engagement or a material failure by the Representative to provide the services contemplated under the Engagement.

Lock-Up Agreement

We agreed that, subject to certain exceptions set forth in the Underwriting Agreement, we and any successors of us will not, without the prior written consent of the underwriters, for six (6) months from the closing of this offering, directly or indirectly, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or extend any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities.

Each of our officers, directors, and five percent (5%) or more shareholders will agree not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares for a period of up to six (6) months from date of commencement of sales of this offering, without the prior written consent of the underwriters.

Certain shareholders will also agree, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares or such other securities for a period of 90 days from the date of this prospectus, without the prior written consent of the underwriters.

We also agreed not to re-price or change the terms of existing options and warrants as of the closing of this offering.

Pricing of the Offering

Prior to the completion of this offering, there was no public market for our Ordinary Shares. The IPO price of the Ordinary Shares will be negotiated between us and the underwriters. Among the factors to be considered in determining the IPO price of the Ordinary Shares, in addition to the prevailing market conditions at the time of the offering, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses and such other factors as were deemed relevant.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus is a part, has not been approved or endorsed by us or the Underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Ordinary Shares. Specifically, the underwriters may sell more Ordinary Shares than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Ordinary Shares available for purchase by the underwriter under option to purchase additional Ordinary Shares. The underwriter can close out a covered short sale by exercising the option to purchase additional Ordinary Shares or purchasing Ordinary Shares in the open market. In determining the source of Ordinary Shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of Ordinary Shares compared to the price available under the option to purchase additional Ordinary Shares. The underwriter may also sell Ordinary Shares in excess of the option to purchase additional Ordinary Shares, creating a naked short position. The underwriter must close out any naked short position by purchasing Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing which could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when an underwriter or dealer repays selling concessions allowed to it for distributing our Ordinary Shares in this offering because such underwriter repurchases those Ordinary Shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Ordinary Shares on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action was taken in any jurisdiction (except in the U.S.) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Stamp Taxes

If you purchase the Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Class A Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

SEC registration fee	$1,320
The Nasdaq Capital Market listing fee	75,000
FINRA filing fee	1,794
Printing and engraving expenses	24,000
Legal fees and expenses	408,974
Accounting fees and expenses	40,000
Miscellaneous	563,770
Total	1,114,858

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities laws. The validity of our Class A Ordinary Shares offered in this offering and certain other matters of BVI law will be passed upon for us by Ogier, our counsel as to BVI law. Legal matters as to Hong Kong law will be passed upon for us by Howse Williams. Certain legal matters as to PRC law will be passed upon for us by Guangdong Wesley Law Firm. Prime Number Capital LLC, the representative of the underwriters, is being represented by Ye & Associates, P.C. in connection with this offering.

EXPERTS

The consolidated and combined financial statements as of and for the years ended December 31, 2024 and 2023 are included in this prospectus have been so included in reliance on the report of Marcum Asia CPAs LLP., an independent registered public accounting firm, which includes an explanatory paragraph as to the company’s ability to continue as a going concern. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The registered business address of Marcum Asia CPAs LLP. is 7 Penn Plaza Suite 830, New York, NY 10001.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

You may review a copy of the registration statement, including exhibits and any schedule filed therewith, and obtain copies of such materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a website at http://ampmhk.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

AM PM GROUP LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

AM PM Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated and combined balance sheets of AM PM Group Limited (the “Company”) as of December 31, 2024 and 2023, the related consolidated and combined statements of operations and comprehensive income (loss), shareholders’ deficit and cash flows for the years ended December 31, 2024 and 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated and combined financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2024.

New York, New York
June 26, 2025, except for Note 13, Note 15 and Note 17, as to which the date is August 18, 2025.

AM PM GROUP LIMITED
CONSOLIDATED AND COMBINED BALANCE SHEETS

	As of December 31, 2024	As of December 31, 2023
	US$	US$
Assets
Current assets
Cash	3,600	688,898
Accounts receivable, net	4,000,170	1,473,699
Contract Assets	61,860	363,582
Amounts due from related parties	2,102,564	113,558
Prepayment and other current assets	1,205,434	1,279,533
Total current assets	7,373,628	3,919,270

Property and equipment, net	101,891	53,624
Right-of-use asset, net	88,321	—
Deferred IPO costs	65,904	—
Total non-current asset	256,116	53,624
Total assets	7,629,744	3,972,894

Liabilities and shareholders’ deficit
Current liabilities
Account payables	851,474	1,422,195
Contract liabilities	60,237	525,628
Accrued expenses and other payables	710,775	247,974
Amount due to a related party	—	30,726
Borrowings	6,092,667	2,668,204
Income tax payable	66,799	84,511
Operating lease liabilities	89,382	—
Total current liabilities	7,871,334	4,979,238
Total liabilities	7,871,334	4,979,238

Shareholders’ deficit
Class A ordinary shares of no par value, unlimited shares authorized, 20,000,000 shares issued and outstanding as of December 31, 2024 and 2023*	—	—
Class B ordinary shares of no par value, unlimited shares authorized, 5,000,000 shares issued and outstanding as of December 31, 2024 and 2023*	—	—
Additional paid-in capital	1	1
Accumulated other comprehensive income	(4,416)	(2,337)
Accumulated deficit	(237,175)	(1,004,008)
Total shareholders’ deficit	(241,590)	(1,006,344)
Total liabilities and shareholders’ deficit	7,629,744	3,972,894

____________

*        Shares and per share data are presented on a retroactive basis to reflect the ordinary shares issuance and the 1-to-2,000 share split effected on August 15, 2025.

The accompany notes are an integral part of these consolidated and combined financial statements.

AM PM GROUP LIMITED
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the year ended December 31, 2024	For the year ended December 31, 2023
	US$	US$
Revenue
Content production and design	2,039,739	982,163
Event management and decoration	4,262,282	3,485,621
IP exhibition generated by third parties	2,478,098	1,496,221
IP exhibition generated by related party	25,631	—
Total revenue	8,805,750	5,964,005

Cost of revenue
Content production and design	1,294,006	747,740
Event management and decoration	2,708,462	3,257,023
IP exhibition	2,260,007	1,789,751
Total cost of revenue	6,262,475	5,794,514

Gross profit	2,543,275	169,491

Operating expenses
Selling and marketing expenses	102,835	91,384
General and administrative expenses	1,332,989	1,037,863
Consultancy service provided by related party	92,273	68,973
Total operating expenses	1,528,097	1,198,220

Income (loss) from operations	1,015,178	(1,028,729)

Other income (expenses), net
Interest expense	(483,252)	(183,878)
Other income	234,907	123,902
Total other expenses, net	(248,345)	(59,976)
Income (loss) before income tax	766,833	(1,088,705)
Income tax expense	—	—
Net income (loss)	766,833	(1,088,705)
Foreign currency translation adjustments	(2,079)	(2,653)
Total comprehensive income (loss)	764,754	(1,091,358)

Weighted average number of ordinary shares used in calculating basic and diluted earnings (loss) earnings per share*
Class A ordinary shares – basic and diluted	20,000,000	20,000,000
Class B ordinary shares – basic and diluted	5,000,000	5,000,000
Earnings (loss) per share*
Class A and Class B ordinary shares – basic and diluted	0.03	(0.04)

____________

*        Shares and per share data are presented on a retroactive basis to reflect the ordinary shares issuance and the 1-to-2,000 share split effected on August 15, 2025.

The accompany notes are an integral part of these consolidated and combined financial statements.

AM PM GROUP LIMITED
CONSOLIDATED AND COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Ordinary Shares*				Additional paid-in capital	Accumulated other comprehensive income	Retained earnings (accumulated deficit)	Total
	Class A Shares	Amounts	Class B Shares	Amounts
		USD		USD	USD	USD	USD	USD
Balance, January 1, 2023	20,000,000	$—	5,000,000	$—	$1	316	$84,697	$85,014
Foreign currency translation adjustment	—	—	—	—	—	(2,653)	—	(2,653)
Net loss	—	—	—	—	—	—	(1,088,705)	(1,088,705)
Balance, December 31, 2023	20,000,000	$—	5,000,000	$—	$1	(2,337)	$(1,004,008)	$(1,006,344)
Foreign currency translation adjustment	—	—	—	—	—	(2,079)	—	(2,079)
Net Income	—	—	—	—	—	—	766,833	766,833
Balance, December 31, 2024	20,000,000	$1	5,000,000	$—	$1	(4,416)	$(237,175)	$(241,590)

____________

*        Shares and per share data are presented on a retroactive basis to reflect the ordinary shares issuance and the 1-to-2,000 share split effected on August 15, 2025.

The accompany notes are an integral part of these consolidated and combined financial statements.

AM PM GROUP LIMITED
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2024	For the year ended December 31, 2023
	US$	US$
Cash flows from operating activities:
Net income (loss)	766,833	(1,088,705)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	27,717	19,329
Amortization of right-of-use assets	87,922	58,467
Provision for credit losses	234,091	106,434
Change in operation assets and liabilities:
Accounts receivable	(2,740,983)	(893,039)
Prepayment and other current assets	7,689	(874,412)
Contract assets	302,371	(341,127)
Account payables	(576,015)	654,855
Income tax payable	(18,100)	(11,240)
Accrued expenses and other payables	496,243	145,864
Contract liabilities	(466,197)	292,239
Amount due from a related party	(30,757)	30,726
Operating lease obligation	(78,276)	(58,467)
Net cash used in operating activities	(1,987,462)	(1,959,076)

Cash flow from investing activities:
Purchases of property and equipment	(75,469)	(19,472)
Loans to related parties	(3,767,120)	(1,682,024)
Collection of loans to related parties	1,749,800	2,645,935
Net cash (used in)/provided by investing activities	(2,092,789)	944,439

Cash flow from financing activities:
Issuance of other borrowings – convertible loan	185,827	581,158
Repayment of other borrowings – convertible loan	(768,938)	—
Proceeds of other borrowings – other loans	3,466,442	1,482,841
Repayment of other borrowings – other loans	(1,542,704)	(236,933)
Proceeds from bank overdraft	19,358	—
Proceeds of bank borrowing	2,960,411	—
Repayment of bank borrowings	(926,183)	(143,468)
Net cash provided by financing activities	3,394,213	1,683,598

Effect of exchange rates on cash and equivalent	740	1,500

Change in cash	(685,298)	670,461

Cash, beginning of the year	688,898	18,437

Cash, end of the year	3,600	688,898

Supplemental cash flow information
Cash paid for income tax	18,100	11,240
Cash paid for interest expense	440,147	184,309

Supplement disclosures of non-cash investing and financing activities
Right-of-use assets obtained in exchange for new operating lease liabilities	175,843	—

The accompany notes are an integral part of these consolidated and combined financial statements.

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

AM PM Group Limited (the “Company” or “APGL”) is a holding company incorporated on February 19, 2024 under the British Virgin Islands (“BVI”) law. The Company has no substantial operations other than holding all of the outstanding share capital of AM PM Limited (“AM PM (BVI)”) which was incorporated under BVI law on February 21, 2024. AM PM (BVI) is also a holding company holding all of the equity interest of AM PM (HK) Limited (“AM PM (HK)”), a Hong Kong Company incorporated on June 19, 2009. The Company, through AM PM (HK), provided services including content production and design, event management and decoration and IP exhibition. The Company’s headquarter is located in Hong Kong, China. All of the Company’s business activities are carried out by AM PM (HK).

The consolidated and combined financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated and combined financial statements.

The consolidated and combined financial statements reflect the activities of each of the following entities:

Name	Background	Ownership	Principal activities
AM PM Group Limited (“APGL”)	• A BVI company Incorporated on February 19, 2024	—	Investment holding
AM PM Limited (“AM PM (BVI)”)	• A BVI company Incorporated on February 21, 2024	100% owned by APGL	Investment holding
AM PM (HK) Limited (“AM PM (HK)”)	• A Hong Kong company Incorporated on June 19, 2009	100% owned by AM PM (BVI)	Content production and design, event management and decoration and IP exhibition

Group reorganization

In preparation for the initial listing of the Company’s shares, the Company, together with its wholly owned subsidiaries (collectively, the “Group”), underwent a group reorganization (“Group Reorganization”) as described below:

On February 19, 2024, APGL was incorporated under the laws of the BVI as a holding company, wholly owned by Mr. Ka Ming Kwong, who held 10,000 class A ordinary shares of APGL and 500 class B ordinary shares.

On February 21, 2024, APGL established a direct wholly-owned subsidiary, AM PM (BVI), under the laws of the BVI as an intermediate holding company.

On April 18, 2024, Mr. Ka Ming Kwong transferred 3,493 class A ordinary shares of APGL to seven individuals and corporate entities. On December 10, 2024, Mr. Ka Ming Kwong transferred 1,494 class A ordinary shares to three corporate entities. Following these transfers of class A ordinary shares on April 18 and December 10, 2024, Mr. Ka Ming Kwong held 75.1% of the voting power of the Company.

On December 16, 2024, AM PM (BVI), a direct wholly owned subsidiary of APGL, acquired all issued shares of AM PM (HK), which was wholly owned by Mr. Ka Ming Kwong. In consideration for this acquisition, APGL issued 2,000 class B ordinary shares to Mr. Ka Ming Kwong. Following such share swap, APGL, through AM PM (BVI), indirectly held 100% ownership of AM PM (HK). The Group is effectively controlled by the same controlling shareholder, Mr. Ka Ming Kwong, before and after the Group Reorganization, respectively. As a result, the Group Reorganization is considered a reorganization of entities under common control.

The Company has retroactively adjusted all share and per share data for all periods presented. The consolidated and combined financial statements are prepared on the basis as if the Group Reorganization became effective as of the beginning of the first year presented in the consolidated and combined financial statements.

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 2 — Liquidity

For the year ended December 31, 2024, the Group recorded net cash used in operating activities amounted to US$1,987,462 (2023: US$1,959,076). As of December 31, 2024, the Group’s shareholders’ deficit was US$241,590 (2023: US$1,006,344). Also, the Group’s cash balance as of December 31, 2024 was US$3,600 (2023: US$688,898), with a working capital deficit of US$497,706 (2023: US$1,059,968). These factors raise substantial doubt as to whether the Group will be able to continue as a going concern.

The Group has relied principally on both operation sources of cash and debt financing to fund its operation and business development. The Group’s ability to continue as a going concern is dependent on management ability to successfully execute its business plan which includes increase the number and the profit margin of projects and the potential financing from private placement.

If the Group fails to execute its business plan or obtain its potential financing from private placement, the Group may need additional financing to fund its operation. In the event that sufficient additional financing sources are not available, the Group may be unable to implement its current plans for business operation, repay debt obligation or respond to competitive pressure, any of which would have material effect on the Group’s business, financial condition and result of operation and would materially adversely affect its ability to continue as a going concern.

The Group’s consolidated and combined financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The consolidated and combined financial statements do not include any adjustments that might result from the outcome of such uncertainties.

Note 3 — Summary of significant accounting policies

Basis of presentation

The accompanying consolidated and combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The consolidated and combined financial statements include the financial statements of the Company and its subsidiaries. A subsidiary is an entity in which the Group, directly or indirectly, controls more than one half of the voting power; has the power to appoint or remove the majority of the members of the board of directors; and has the power to cast majority of votes at the meeting of the board or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders. All inter-company transactions have been eliminated upon combination.

Use of estimates and assumptions

The preparation of consolidated and combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities including provision for doubtful accounts, and disclosures of contingent assets and liabilities as of the date of the consolidated and combined financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from these estimates. Significant accounting estimates reflected in the Group’s consolidated and combined financial statements include the estimates of provision for credit losses and estimated cost or input measure method used to calculate the revenue from event management and decoration.

Foreign currency translation and transaction

The Group’s principal place of operations is Hong Kong. The financial position and results of its operations are determined using Hong Kong Dollars (“HKD” or “HK$”), as the functional currency. The Group’s consolidated and combined financial statements are presented in U.S. Dollars (“US$” or “$”). The results of operations and the

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

consolidated and combined statements of cash flows, denominated in the functional currency, are translated to US$ at the average rate of exchange during the reporting period. Assets and liabilities denominated in the functional currency at the balance sheets dates are translated to US$ at the applicable rates of exchange in effect at those dates. The equity, denominated in the functional currency, is translated to US$ at the historical rate of exchange at the time of the transaction. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated and combined statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated and combined balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income or loss in the consolidated and combined statements of changes in shareholders’ deficit. Gains and losses from foreign currency transactions are included in the Group’s consolidated and combined statements of operations and comprehensive income (loss).

Cash

Cash primarily consist of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Group maintains its bank accounts in Hong Kong.

Deposit accounts denominated in Hong Kong Dollars, or any other currencies at the banks and financial institutions who are the members of Deposit Protection Scheme will be covered up to a limit of HKD500,000 (approximately US$64,102) per depositor per scheme member by Hong Kong Deposit Protection Board in an event of bank failure. As of December 31, 2024, no cash balance (2023: US$624,796) held in the financial institutions in Hong Kong are uninsured. The Group has not experienced any losses in bank accounts and believe its credit risk is not significant.

Accounts receivable, net

Accounts receivable are recognized and carried at the original invoiced amount less an allowance for credit losses and do not bear interest. The Group applies ASU No.2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”) on its accounts receivable and records the allowance for credit losses as an offset to accounts receivable, and the estimated credit losses charged to the allowance is recognized under “general and administrative” in the consolidated and combined statements of operations and comprehensive income (loss).

In the absence of a specific maturity date for contract assets, the contractual life is determined using a provision matrix. This matrix groups accounts receivable and contract assets with similar credit risk characteristics, considering factors such as historical payment practices, credit ratings, and the standard 30 to 60 day credit term offered to most customers and 9 to 12 months term to IP exhibition customers, to ensure a consistent and logical approach to estimating expected credit losses. It is deemed an appropriate method for these receivables under ASC 326. Estimated loss rates are derived from internal historical loss data and incorporate the probability of default and loss given default, with adjustments for external information and forward-looking information that is reasonable and supportable.

The Group typically provides a 30-60 days term to its customer while IP exhibition customers have 9-12 months term. Currently, the historical loss percentages are compiled at zero, based on the actual results of the Group across the years since its incorporation. Despite the historical loss rate being at zero, management considers that there are inherent credit risks associated with the accounts receivable and contract assets balances, and it would be more appropriate to reflect this by adjusting the loss percentage to incorporate management’s expectations for the loss percentage of each age bucket. Therefore, in addition to historical loss percentages, management reviews historical payment practices and the credit ratings of customers to assess the likelihood of non-payment for each age bucket. Based on past experience, the Group adjusts the historical loss percentage for each age bucket accordingly.

As of December 31, 2024, the Group has recorded the allowance for credit losses related to accounts receivable and contract assets for US$260,401 (2023: US$106,684).

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Prepayment and other current assets

Prepayments are cash deposited or advanced to suppliers for the purchase of goods or services that have not been received or provided. This amount is refundable and bears no interest. Deposits consist of (i) security payments made to utilities companies and are refundable upon termination of services; (ii) security payments made to a lessor for the Group’s office lease agreement. The security deposit will be refunded to the Group upon the termination or expiration of the lease agreement as well as the delivery of the vacant leased properties to the lessor by the Group; and (iii) deposit to suppliers for providing the services, which are refundable. Other receivables include out of pocket expenses to be collected from the clients.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:

Estimated Useful Life
Computer equipment	5 years
Furniture and fixtures	5 years
Motor Vehicle	5 years
Leasehold improvement	Lease Term

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated and combined statements of operations and comprehensive income (loss). Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterment, which are expected to extend the useful life of assets, are capitalized. The Group also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. When these events occur, the Group evaluates the impairment for the long-lived assets by comparing the carrying value of the assets with an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Group recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. As of December 31, 2024 and 2023, no impairment of long-lived assets was recognized.

Contract assets and contract liabilities

Billing practices for the Group’s contracts are governed by the contract terms of each project and are typically based on (i) progress toward completion approved by customers, (ii) achievement of milestones or (iii) pre-agreed schedules. Billings do not necessarily correlate with revenue recognized under the cost-to-cost input method (formerly known as the percentage-of-completion method). The Group records contract assets and contract liabilities to account for these differences in timing.

The contract asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” arises when the Group recognizes revenue for services performed, but the Group is not yet entitled to bill the customer under the terms of the contract.

The contract liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents the Group’s obligation to transfer to a customer goods or services for which the Group has been paid by the customer or for which the Group has billed the customer under the terms of the contract. Revenue for future services reflected in this account are recognized, and the liability is reduced, as the Group subsequently satisfies the performance obligation under the contract.

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Borrowings

The Group’s borrowing practices are governed by the terms of each loan agreement and are typically based on (i) the interest rates agreed upon, (ii) repayment schedules, and (iii) covenants stipulated by the lender. Borrowings do not necessarily correlate with cash flows due to the timing of interest payments and principal repayments.

Leases

The Group applies ASU No. 2016-02, Leases (“Topic 842”), which generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheets and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

The Group is the lessee of non-cancellable operating leases for corporate office premise. The Group determines if the arrangements are lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Group are currently classified as operating leases.

The Group has elected to apply the short-term lease exception for leases with an initial term of 12 months or less. Consequently, these short-term leases are not reflected on the balance sheets as right-of-use (“ROU”) assets or operating lease liabilities. When assessing the lease term at commencement, the Group considers options to extend or terminate the lease if it is reasonably certain that such options will be exercised or not exercised. The office agreements have an initial term of 12 months with no renewal options, qualifying them as short-term leases. Therefore, the Group chooses not to recognize these leases on the balance sheets. Instead, lease expense is recognized on a straight-line basis over the lease term.

For the year ended December 31, 2024, the Group’s amortization of right of use assets was US$87,922 (2023: US$58,467). As of December 31, 2024, the operating lease commitment is US$89,382 (2023: Nil).

The Group evaluates the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Group reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Group has elected to include the carrying amount of finance and operating lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. For the years ended December 31, 2024 and 2023, the Group did not have any impairment loss against its operating lease ROU assets.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Group.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•        Level 3 inputs to the valuation methodology are unobserved and significant to the fair value.

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Financial instruments included in current assets and current liabilities are reported in the balance sheets at face value or cost because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Related Parties

The Group accounts for related party transactions in accordance with FASB Accounting Standards Codification (ASC) Topic 850 (Related Party Disclosures). A party is considered to be related to the Group if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Group. Related parties also include principal owners of the Group, its management, members of the immediate families of principal owners of the Group and its management and other parties with which the Group may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Revenue recognition

The Group generates revenue from fees charged for the professional services, including content production and design, event management and decoration and IP exhibition.

The Group adopted ASC Topic 606, Revenue from Contracts with Customers, for all periods presented. The following five steps are applied to achieve that core principle:

(1)    identify its contracts with customers,

(2)    identify its performance obligations under those contracts,

(3)    determine the transaction prices of those contracts,

(4)    allocate the transaction prices to its performance obligations in those contracts and

(5)    recognize revenue when each performance obligation under those contracts is satisfied.

Revenue is recognized when control of the promised services and deliverables are transferred to the Group’s clients in an amount that reflects the consideration the Group expects to be entitled to and receive in exchange for services and deliverables rendered.

The Group has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The Group elected a practical expedient that it does not adjust the promised amount of consideration for the effects of a significant financing component if the Group expects that, upon the inception of revenue contracts, the period between when the Group transfers its promised services or deliverables to its clients and when the clients pay for those services or deliverables will be one year or less.

As a practical expedient, the Group elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Group otherwise would have recognized is one year or less.

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Revenue Recognition for IP Exhibition Business

Revenue from the IP Exhibition Business includes two types of income: ticketing revenue and sponsorship revenue.

Ticketing Revenue:

Individual customers purchase tickets of IP Exhibition through the Group’s online selling agent or local event producers. Ticketing revenue is recognized at a point in time when customers attend the exhibition, as the Group has the obligation to deliver the exhibition to the individual customers. The delivery of the ticket itself is not considered a distinct performance obligation because the individual customers cannot benefit from the ticket unless the Group fulfills its obligation to deliver the exhibition. Consideration received from the sale of tickets in advance of the event is recorded as contract liabilities. If customers do not attend the event, the revenue is recognized upon the completion of the event, as the tickets are non-refundable and the Group has no further obligation to the customers. The contract payment is not subject to any variable consideration, refund, cancellation or termination provision.

Sponsorship Revenue

Sponsorship revenue arises from corporate clients seeking promotional benefits and branding opportunities during the exhibitions, such as exclusive access rights, ticket pre-sales, beverage pouring rights, venue naming rights, media campaigns, and signage within the venues. This revenue is recognized over time, evenly during the exhibition period, as the promotional benefits are delivered. Revenue is typically collected in installment payments throughout the year, often in advance of providing the benefits or the event. Consideration received in advance of the event is recorded as contract liabilities. The contract payment is not subject to any variable consideration, refund, cancellation or termination provision.

Revenue Recognition for Event Management and Decoration

Revenue from event management and decoration is generated by organizing shopping mall decorations and marketing events. Each component of shopping mall decoration, including design and planning, installation, maintenance, and removal, is considered an integral input toward producing the specified decoration for customers over the event period. The average duration of an event is approximately 3 to 6 months, from the start date to completion. These activities collectively constitute a single performance obligation. The Group’s marketing events are also considered a single performance obligation due to the high degree of integration and customization involved in planning, organizing, and hosting these activities.

Revenue from event management and decoration is recognized over time based on the Group’s efforts or inputs toward satisfying the performance obligation. The revenue is recognized over time as the Group’s decoration or marketing events enhance the venues or events under the control of the customers.

The Group uses the ratio of actual costs incurred to total estimated costs (an input method) to measure progress toward satisfying a performance obligation and estimate the portion of revenue earned. This method reliably represents the transfer of value to the customer when the Group fulfills a performance obligation involving numerous interrelated tasks or activities that require coordination of employees and subcontractors.

Contract costs typically include direct labor, subcontract costs, materials, and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, causing the effect of revised estimates to be recognized in the current period.

When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered. If the estimated costs to complete the contract exceed the consideration to be received, the Group accrues the entire estimated loss during the period in which the loss becomes known.

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Variation orders typically involve the issuance of a separate agreement or purchase order that includes additional services. These services are distinct and priced at their separate selling price. The distinct nature of the additional or modified services (e.g., new decoration designs or additional event management tasks) often qualifies these changes as separate contracts under ASC 606. For a separate contract, revenue from the variation order is recognized independently based on the standalone selling price and satisfaction of the performance obligations in the new agreement or purchase order.

Revenue Recognition for Content Production and Design

Revenue from content production and design is generated from the production and delivery of TV program and video content. Individual components involved in producing a TV program or video contents included scriptwriting, actor screening, filming, and post-production. The Group delivers the TV program in batches of episodes, but these delivered episodes are subject to changes from customers until the completed TV program meets customers’ satisfaction and acceptance. Each individual components, an episode or a batch of episodes serve as an input to produce and deliver the completed TV program or video content specified by customers.

A completed TV program or video content specified by customers is considered a single performance obligation, this obligation is fulfilled upon delivery and acceptance by customers. Revenue from content production and design is recognized at the point in time when the completed TV program or video content is delivered and accepted by the customers.

The Group is entitled to receive upfront payment upon signing of the contract and such upfront payment is recorded as contract liabilities until the final deliverable is delivered and the performance obligation is fulfilled. The contract payment is not subject to any variable consideration, refund, cancellation or termination provision.

Segment reporting

The Group operates and manages its business as three segments, which is content production and design, event management and decoration and IP exhibition, in accordance with ASC 280, Segment Reporting. The Company has early adopted ASU 2023-07 in fiscal year ended December 31, 2023. The Group’s chief operating decision maker (“CODM”) is the Chief Executive Officer. The Group’s CODM assess the Group’s performance and results of operations on each operating segment. The Group generates substantially all of its revenue from clients in Hong Kong. Accordingly, no geographical segments are presented. Substantially all of the Group’s long-lived assets are located in Hong Kong.

The CODM uses both gross profit and operating income (loss) for each segment predominantly in the annual budget and forecasting process. The CODM considers budget-to-actual variances on a quarterly basis for both profit measures when making decisions about the allocation of operating and capital resources to each segment. The CODM also uses segment gross profit for evaluating pricing strategy and segment operating income (loss) to assess the performance of each segment by comparing the results of each segment with one another and in determining the compensation of certain employees.

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

The table below provides information about the Company’s segments, and includes the reconciliation to income/(loss) before income taxes.

Year ended December 31, 2023	Content production and design	Event management and decoration	IP exhibition	Totals
	US$	US$	US$	US$
Revenues from customer	982,163	3,485,621	1,496,221	5,964,005
Less:
Cost of revenue	(747,740)	(3,257,023)	(1,789,751)	(5,794,514)
Project consultancy fee	(8,415)	(29,857)	(12,819)	(51,091)
Advertising and marketing expenses	(3,155)	(11,197)	(4,807)	(19,159)
Employee expenses	(109,899)	(389,953)	(167,418)	(667,270)
Professional service fee	(2,200)	(7,807)	(3,352)	(13,359)
Other segment items*	(3,481)	(12,350)	(5,303)	(21,134)
Segment income/(loss)	107,273	(222,566)	(487,229)	(602,522)

Reconciliation of segment profit or loss
Interest expenses				(183,878)
Other income				123,902
Unallocated corporate overhead expenses				(426,207)
Loss before income taxes				(1,088,705)
Year ended December 31, 2024	Content production and design	Event management and decoration	IP exhibition	Totals
	US$	US$	US$	US$
Revenues from customer	2,039,739	4,262,282	2,503,729	8,805,750
Less:
Cost of revenue	(1,294,006)	(2,708,462)	(2,260,007)	(6,262,475)
Project consultancy fee	—	—	—	—
Advertising and marketing expenses	(18,018)	(37,661)	(22,118)	(77,797)
Employee expenses	(124,482)	(260,199)	(152,808)	(537,489)
Professional service fee	(1,140)	(2,382)	(1,399)	(4,921)
Other segment items*	(5,799)	(12,121)	(7,118)	(25,038)
Segment income	596,294	1,241,457	60,279	1,898,030

Reconciliation of segment profit or loss
Interest expenses				(483,252)
Other income				234,907
Unallocated corporate overhead expenses				(882,852)
Income before income taxes				766,833

____________

*        For each reportable segment, the other segment item category includes the other marketing expenses and commission paid to marketing manager.

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Total segment assets exclude corporate assets, such as cash, amounts due from related parties and other current assets. Total segment assets reconciled to consolidated and combined amounts are as follows:

	For the year ended December 31, 2024	For the year ended December 31, 2023
	US$	US$
Assets
Total assets for reportable segments	5,331,221	3,076,678
Unallocated assets	2,298,523	896,216
Total consolidated and combined assets	7,629,744	3,972,894

The asset information is not regularly provided to the CODM as it is not utilized in the assessment of performance and allocation of resources. Consequently, the disclosure of asset information is not mandated for reportable segments.

Cost of Revenue

Cost of revenue consists of cost of consultants or subcontractors assigned to revenue-generating activities, employee compensation and other third-party costs directly attributable to the Group’s revenue-generating activities.

Government subsidies

Government subsidies are recognized in other income, net or as a reduction of specific costs and expenses for which the subsidies are intended to compensate. Such amounts are recognized in the consolidated and combined statements of operations and comprehensive income (loss) upon receipt and when all conditions attached to the grants are fulfilled.

Borrowing costs

All borrowing costs represented the interest expenses of bank and other borrowings in the consolidated and combined statements of operations and comprehensive income (loss) in the period in which they are incurred.

Employee benefits

Under Hong Kong Mandatory Provident Fund Schemes Ordinance, an employer shall enroll their regular employees in Mandatory Provident Fund Schemes. Regular employees defined under Hong Kong Mandatory Provident Fund Schemes Ordinance are those who are at between 18 and 65 years of age and have been employed for 60 consecutive days or more. An employer is required to make regular mandatory contributions at least 5% of the employee’s monthly income, subject to a cap of monthly relevant income of HK$30,000 (approximately $3,840).

Income taxes

The Group accounts for income tax in accordance with U.S. GAAP. Provision for income taxes consists of taxes currently due plus deferred tax.

The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheets date.

Deferred tax is accounted for using the asset and liability method with respect to temporary differences arising from between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. Deferred tax liabilities are recognized for all future taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable income will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled.

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Deferred tax is charged or credited in the consolidated and combined statements of operations and comprehensive income (loss), except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized upon examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Group had no uncertain tax position as of December 31, 2024 and 2023. The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

Earnings/(loss) per share

Basic earnings/(loss) per share is computed by dividing net income/(loss) attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during period presented. Diluted income/(loss) per share is calculated by dividing net income/(loss) attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted income/(loss) per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net income/(loss) is recorded.

Commitments and Contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of cash and accounts receivable. The Group places its cash with financial institutions with high-credit ratings and quality. The Group’s credit risk with respect to cash is discussed under “Cash” in this section.

Accounts receivable primarily comprise of amounts receivable from the clients serviced. To reduce credit risk, the Group performs on-going credit evaluations of the financial condition of these service clients. The Group establishes a provision for credit losses based upon estimates, factors surrounding the credit risk of specific service clients and other relevant information.

Concentration of liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with the Group’s financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to its reputation.

Typically, the Group ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 12 months, including the servicing of financial obligations: this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

Concentration of interest rate risk

Financial instruments that potentially expose the Group to interest rate risk consist primarily of fixed-rate and variable-rate debt instruments. The Group manages its interest rate risk through a combination of fixed and floating interest rate borrowings.

The Group regularly monitors interest rate trends and evaluates its debt portfolio to mitigate exposure to fluctuations in interest rates. The Group may use interest rate swaps or other hedging instruments to manage this risk effectively.

The impact of interest rate changes on the Group’s financial position includes:

—     Fixed-rate Debt: Changes in interest rates do not affect the carrying value of fixed-rate debt, but they do impact the fair value of these instruments. A rise in interest rates may result in a decrease in the fair value of fixed-rate instruments.

—     Variable-rate Debt: The Group’s exposure to interest rate fluctuations is more pronounced with variable-rate debt. An increase in interest rates can lead to higher interest expenses, impacting cash flows and net income.

The Group assesses its interest rate risk based on the potential changes in cash flows and the overall economic environment.

Concentration of customers

As of December 31, 2024, three customers accounted for 38.4%, 9.0% and 8.9% (2023: 53.5%, 8.2% and 7.5%), respectively, of the Group’s total accounts receivable.

For the year ended December 31, 2024, two major customers accounted for 17.3% and 14.0% (2023: 26.3%, 14.2% and 13.0%), respectively, of the Group’s total revenue.

Concentration of vendors

As of December 31, 2024, three vendors accounted for 14.0%, 13.3% and 12.4% (2023: 20.9%, 16.0% and 12.0%), respectively, of the Group’s total accounts payable.

For the year ended December 31, 2024, three vendors accounted for 26.0%, 13.9% and 9.5% (2023: 14.1%, 11.1% and 8.9%), respectively, of the Group’s total purchases.

Recent accounting pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures. The amendments in ASU 2023-07 are intended to improve reportable segment disclosure primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The amendments ASU 2023-07 should be applied retrospectively to all prior periods presented in the financial statements. Early adoption is permitted. Company has early adopted ASU 2023-07 in fiscal year ended December 31, 2023.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740), Improvements to Income Tax Disclosures. The amendments in ASU 2023-09 are intended to increase transparency through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Group is currently evaluating the disclosure impact that ASU 2023-09 may have on its consolidated and combined financial statements presentation and disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statements — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statements Expenses. This update requires that at each interim and annual reporting period public entities disclose (1) the amounts of purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions;

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 3 — Summary of significant accounting policies (cont.)

(2) certain amounts that are already required to be disclosed under current GAAP in the same disclosure as the other disaggregation requirements; (3) a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively; and (4) the total amount of selling expenses and, in annual reporting periods, the definition of selling expenses. In January 2025, the FASB issued ASU 2024-03, Income Statements — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. This update clarifies that ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Group is currently evaluating the impact on its financial statements of adopting this guidance.

The Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Group’s consolidated and combined balance sheets, consolidated and combined statements of operations and comprehensive income (loss) and consolidated and combined statements of cash flows.

Note 4 — Revenue

Revenue is recognized when control of the promised services and deliverables are transferred to the Group’s clients in an amount that reflects the considerations the Group expects to be entitled to and receive in exchange for services and deliverables rendered.

The following table presents the Group’s revenue disaggregated by service lines for the years ended December 31, 2024 and 2023:

	For the year ended December 31, 2024	For the year ended December 31, 2023
	US$	US$
Content production and design	2,039,739	982,163
Event management and decoration	4,262,282	3,485,621
IP exhibition	2,503,729	1,496,221
Total revenue	8,805,750	5,964,005

The following table presents the Group’s revenue disaggregated by the timing of revenue recognition for the years ended December 31, 2024 and 2023:

	For the year ended December 31, 2024	For the year ended December 31, 2023
	US$	US$
Over time	5,213,976	3,731,363
Point-in-time	3,591,774	2,232,642
Total revenue	8,805,750	5,964,005

The amounts of transaction prices allocated to the remaining performance obligations (unsatisfied or partially unsatisfied) as of December 31, 2024 and 2023 is as follows:

	As of December 31, 2024	As of December 31, 2023
	US$	US$
Amounts expected to be recognized as revenue:
Within one year	203,912	1,148,627
After one year	—	—
	203,912	1,148,627

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 4 — Revenue (cont.)

For the year ended December 31, 2023, the Group expects to recognize majority of the related revenue as it provides services to its clients, which is expected to occur within one year for services provided in event management and decoration, and the sponsorship income of IP exhibition; For the year ended December 31, 2024, the Group expects to recognize majority of the related revenue as it provides services to its clients, which is expected to occur within one year for services provided in event management and decoration.

Note 5 — Accounts receivable, net

Accounts receivable, net consisted of the following:

	As of December 31, 2024	As of December 31, 2023
	US$	US$
Accounts receivable	4,260,571	1,580,383
Less: provision for credit losses	(260,401)	(106,684)
Accounts receivable, net	4,000,170	1,473,699

Movement of provision for credit losses is as follows:

	For the year ended December 31, 2024	For the year ended December 31, 2023
	US$	US$
Beginning balance	(106,684)	—
Reversed	81,659	—
Provision	(234,091)	(106,434)
Currency translation	(1,285)	(250)
Ending balance	(260,401)	(106,684)

For the year ended December 31, 2024, provision for credit losses was US$260,401 (2023: US$106,434).

Note 6 — Prepayment and other current assets

Prepayment and other current assets included the following:

	As of December 31, 2024	As of December 31, 2023
	US$	US$
Prepayment	315,409	1,005,342
Deposits	24,564	27,610
Prepaid tax expenses	—	12,526
Sundry debtors	807,683	—
Other current assets	57,778	234,055
Total prepayment and other current assets	1,205,434	1,279,533

For the year ended December 31, 2024, prepayment mainly included the prepaid expense for event management and decoration; For the year ended December 31, 2023, prepayment mainly included the prepaid expense for IP exhibition and event management and decoration.

Deposits included deposits to utilities companies such as telecommunication and electricity companies and to landlord for the office. Prepayment represented the advance payment to suppliers and vendors.

Sundry debtors mainly comprised the receivables from suppliers for payments made on their behalf.

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 7 — Property and equipment, net

Property and equipment consisted of the following:

	As of December 31, 2024	As of December 31, 2023
	US$	US$
Computer equipment	118,827	98,749
Furniture and fixtures	13,136	4,991
Motor Vehicle	34,888	—
Leasehold improvement	13,278	—
Less: accumulated depreciation and amortization	(78,238)	(50,116)
Property and equipment, net	101,891	53,624

Depreciation expense for property and equipment for the year ended December 31, 2024 amounted to US$27,717 (2023: US$19,329).

Note 8 — ROU Assets and Operating Lease Liabilities

As of December 31, 2024 and 2023, the Group subsisted of the following non-cancellable lease contract.

Schedule of Non-Cancellable Lease Contract

Description of lease	Lease term
Office at YHC Tower, Hong Kong	2 years from January 1, 2024 to January 22, 2026

a)      Amounts recognized in the consolidated and combined balance sheets:

	As of December 31,
	2024	2023
Right-of-use assets	$88,321	$—

Operating lease liabilities
Current	$89,382	$—
Non-current	—	—
Total Operating lease liabilities	$89,382	$—

Weighted average remaining lease terms (in years)	1.06	—

b)      Information related to operating lease activities during the years ended December 31, 2024 and 2023 are as follows:

	For the Years Ended December 31,
	2024	2023
ROU assets obtained in exchange for operating lease liabilities	$175,843	$—

Amortization of ROU assets	87,922	58,467
Accretion of operating lease liabilities	4,897	1,002
Total operating lease expenses	$92,819	$69,816

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 8 — ROU Assets and Operating Lease Liabilities (cont.)

c)      The following table summarizes the remaining contractual maturities of lease liabilities, categorized by the years in which such lease liabilities are required to be settled, under operating leases as of December 31, 2024:

Schedule of Remaining Contractual Maturities

During the year ended December 31,
2025	$90,735
Total future lease payments	$90,735
Less: imputed interest	(1,353)
Present value of lease obligations	$89,382

The weighted-average discount rate used to determine the operating lease liabilities as of December 31, 2024 was 3.625%.

For each of the years ended December 31, 2024 and 2023, the Group’s total cash outflow for leases were US$83,173 and US$59,470, respectively.

Note 9 — Contract assets and contract liabilities

Contract asset consisted of the following:

	As of December 31, 2024	As of December 31, 2023
	US$	US$
Beginning balance	363,582	21,682
Transfer to account receivables	(363,951)	(21,605)
Increase in contract assets as fulfilled performance obligation	61,581	362,732
Exchange difference	648	773
Ending balance	61,860	363,582

Contract liabilities consisted of the following:

	As of December 31, 2024	As of December 31, 2023
	US$	US$
Beginning balance	525,628	232,984
Decrease in contract liabilities as a result of recognized revenue during the year	(526,162)	(232,160)
Increase in contract liabilities as a result of billing in advance	59,964	524,399
Exchange difference	807	405
Ending balance	60,237	525,628

Note 10 — Accrued expenses and other payables

Accrued expenses and other payables consisted of the following:

	As of December 31, 2024	As of December 31, 2023
	US$	US$
Accrued staff salary	102,502	106,612
Accrued mandatory provident fund expenses	19,826	14,480
Accrued expenses	163,492	82,828
Other creditors	355,046	—
Other payables	69,909	44,054
Total	710,775	247,974

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 11 — Taxes

British Virgin Islands

AM PM Group Limited and AM PM Limited are incorporated in the British Virgin Islands and conduct all of the Group’s businesses through the Group’s subsidiary in Hong Kong, AM PM (HK) Limited. Under the current laws of the British Virgin Islands, AM PM Group Limited and AM PM Limited are not subject to tax on income or capital gains. In addition, upon payments of dividends by the AM PM Limited and the Group’s subsidiary in Hong Kong, AM PM (HK) Limited to the Group’s shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

According to Tax (Amendment) (No. 3) Ordinance 2018 published by Hong Kong government, from April 1, 2018, under the two-tiered profits tax rates regime, the profits tax rate for the first HKD2 million of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations, and the profits tax rate for remaining profits will be subjected to 16.5%. AM PM (HK) Limited was not subject to Hong Kong profit tax for any period presented as it did not have assessable profit during the periods presented. There are no withholding taxes in Hong Kong on remittance of dividends.

The current and deferred portions of the income tax expense included in the consolidated and combined statements of operations and comprehensive income (loss) as determined in accordance with ASC 740 are as follows:

	For the year ended December 31 2024	For the year ended December 31 2023
	US$	US$
Current income tax expense	—	—
Deferred income tax expense	—	—
Total income tax expense	—	—

Income (loss) before income tax expense is attributable to the following geographic location:

	For the year ended December 31 2024	For the year ended December 31 2023
	US$	US$
Hong Kong	766,833	(1,088,705)
Total	766,833	(1,088,705)

A reconciliation between the Group’s actual provision for income taxes and the provision at the Hong Kong statutory rate was as follows:

	For the year ended December 31 2024	For the year ended December 31 2023
	US$	US$
Profit (loss) before income tax	766,833	(1,088,705)
Hong Kong statutory income tax rate	16.5%	16.5%
Computed income tax expense/(benefit) with Hong Kong statutory income tax rate	126,527	(179,636)
Effect of different tax rates in other jurisdictions	1,804	—
Expenses not deductible for tax	—	948
Depreciation for property and equipment for previous years not recognized	—	7,807
Change in valuation allowance	(128,331)	170,881
Total income tax expense	—	—

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 11 — Taxes (cont.)

The significant components of deferred taxes were as follows:

	As of December 31 2024	As of December 31 2023
	US$	US$
Deferred tax assets:
Tax loss carry forward	11,547	159,209
Provision for credit losses	42,966	17,603
Donation – Hong Kong University	—	950
Total deferred tax assets	54,513	177,762
Less: valuation allowance	(43,320)	(171,282)
Total deferred tax assets, net of valuation allowance	11,193	6,480
Net off against deferred tax liabilities	(11,193)	(6,480)
Net deferred tax assets	—	—
	As of December 31 2024	As of December 31 2023
	US$	US$
Deferred tax liabilities:
Depreciation for property and equipment for current year	(11,193)	1,345
Depreciation for property and equipment for previous years not recognized	—	(7,825)
Total deferred tax liabilities	(11,193)	(6,480)
Net off against deferred tax assets	11,193	6,480
Net deferred tax liabilities	—	—

The changes related to valuation allowance are as follows:

	As of December 31 2024	As of December 31 2023
	US$	US$
Balance at beginning of the year	171,282	—
(Reversal)/additions	(128,331)	170,881
Foreign currency translation adjustment	369	401
Balance at end of the year	43,320	171,282

The tax loss carryforwards of the Group’s subsidiaries in Hong Kong are US$69,980 and US$964,902 as of December 31, 2024 and 2023 respectively, which can be carried forward without an expiration date.

The Group considers positive and negative evidence to determine whether some portion or all of the deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of recent losses, forecasts of future profitability, the duration of statutory carry forward periods, the Group’s experience with tax attributes expiring unused and tax planning alternatives. Valuation allowances have been established for deferred tax assets based on a more-likely-than-not threshold. Under the applicable accounting standards, management has considered the uncertainty of profitability going forward and concluded that it is more likely than not that the Group will not generate future taxable income to utilize its deferred tax assets. Accordingly, as of December 31, 2024 and 2023, a US$43,320 and US$171,282 valuation allowance has been established respectively.

Uncertain Tax Position

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2024 and 2023, the Group did not have any unrecognized uncertain tax positions and the Group does not believe that its unrecognized tax benefits will change over the next twelve months. For the years ended December 31, 2024 and 2023, the Group did not incur any interest and penalties related to potential underpaid income tax expenses.

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 11 — Taxes (cont.)

As of December 31, 2024, the tax years ended December 31, 2018 through 2023 for the Group’s subsidiary in Hong Kong are generally subject to examination by the Hong Kong tax authorities.

Note 12 — Borrowings

Components of borrowings are as follows:

	Interest rate	As of December 31, 2024	Interest rate	As of December 31, 2023
		US$		US$
Bank borrowings:
Standard Chartered Bank (Hong Kong) Limited – Loan 1(1)	3%	340,538	2.75%	406,872
Standard Chartered Bank (Hong Kong) Limited – Loan 2(2)	3%	361,317	2.75%	391,579
Standard Chartered Bank (Hong Kong) Limited – Loan 3(6)	5.16%	508,512	—	—
ZA Bank Limited(7)	7.38%	446,293	—	—
Ant Bank (Hong Kong) Limited(8)	12.75%	643,691	—	—
PAO Bank Limited(9)	10%	248,735	—	—
Dah Sing Bank(10)	6.86%	297,270	—	—
Standard Chartered Bank (Hong Kong) Limited – Bank Overdraft	—	19,445	—	—

Convertible Loans:
Colony Group International Limited – Series A Convertible Loans(3)	—	—	30%	70,414
Colony Group International Limited – Series B Convertible Loans(3)	—	—	14%	512,105

Other borrowings:
Intelligent Hall Limited(4)	—	—	26.91% per month	89,618
PCCW OTT (Hong Kong) Limited – Loan 1(5)	—	—	—	1,197,616
PCCW OTT (Hong Kong) Limited – Loan 2(11)	—	511,071	—	—
PCCW OTT (Hong Kong) Limited – Loan 3(12)	—	1,771,667	—	—
Ark Associates I Limited Partnership Fund – Loan 1(13)	10%	139,938	—	—
Ark Associates I Limited Partnership Fund – Loan 2(14)	10%	276,787	—	—
Ark Associates I Limited Partnership Fund – Loan 3(15)	10%	193,107	—	—
Ark Associates I Limited Partnership Fund – Loan 4(16)	10%	334,296	—	—

____________

(1)      On June 2, 2021, AM PM (HK) borrowed an 8-year term loan of HK$3,949,644 (US$506,391) as working capital at an annual interest rate of Hong Kong Prime Rate minus 2.5% per annum. Repayments are to be made on a monthly basis throughout the terms of the loan. The loan was secured by HKMC Insurance Limited. The bank has the right to demand immediate repayment, at any time, in full of outstanding principal amount of the loan.

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 12 — Borrowings (cont.)

On December 14, 2024, AM PM (HK) applied for principal moratorium for 12 months period under 2024 Principal Moratorium and Partial Principal Repayment Arrangements introduced by HKSAR government and resulted in extension in loan period and suspension in principal repayment by 12 months.

(2)      On June 23, 2022, AM PM (HK) borrowed a 10-year term loan of HK$3,192,534 (US$409,221) as working capital at an annual interest rate of Hong Kong Prime Rate minus 2.5% per annum. Repayments are to be made on a monthly basis throughout the tenor of the loan. The loan was secured by HKMC Insurance Limited. The bank has the right to demand immediate repayment, at any time, in full of outstanding principal amount of the loan.

On December 14, 2024, AM PM (HK) applied for principal moratorium for 12 months period under 2024 Principal Moratorium and Partial Principal Repayment Arrangements introduced by HKSAR government and resulted in extension in loan period and suspension in principal repayment by 12 months.

(3)      In December 2023, AM PM (HK) entered into a subscription agreement pursuant to which AM PM (HK) agreed to issue convertible loans of totaling HK$6,000,000 (US$768,157) to Colony Group International Limited, an independent third party, comprising Series A Convertible Loans of HK$2,000,000 (US$256,052) and Series B Convertible Loans of HK$4,000,000 (US$512,105).

Series A Convertible Loans bear an annual interest rate of 30% per annum with term of 12 months while Series B Convertible Loans bear an annual interest rate of 14%. Repayments are to be made on the respective maturity dates. Accordingly, the effective interest rate of Series A Convertible Loans is 30% and the effective rate of Series B convertible Loans is 7% for 6 months period.

In case of no repayment before the maturity date of the convertible loans, the holder of convertible loans is entitled to convert the Series A Convertible Loans and Series B Convertible Loans in whole into such number of new ordinary shares representing 51% of the entire issued share capital of AM PM (HK) during the conversion period. The conversion period is within 15 days from the Series A and Series B Convertible Loans maturity date.

The entire convertible loan has been repaid in full with cash during 2024 before the maturity date. As a result, no conversion of ordinary shares occurred.

(4)      On December 13, 2023, AM PM (HK) borrowed a 4-month short-term loan of HK$700,000 (US$89,618) as project investment fund from Intelligent Hall Limited at an effective interest rate of 26.91% per month. Repayments are to be made on a monthly basis throughout the term of the loan. The loan has been fully repaid upon maturity during 2024.

(5)      On March 20, 2023, AM PM (HK) entered into an agreement with PCCW OTT (Hong Kong) Limited pursuant to which AM PM (HK) could borrowed a total amount of US$1,328,677 as project investment fund. Repayment is to be made within 50 days upon the completion of the featured exhibition deriving from the Animation. The loan was repaid during 2024.

(6)      On November 17, 2024, AM PM (HK) borrowed an 5-year term loan of HK$3,949,969 (US$508,512) as working capital at an fixed annual interest rate of 9.85% per annum. Repayments are to be made on a monthly basis throughout the terms of the loan. The loan was secured by HKMC Insurance Limited. The bank has the right to demand immediate repayment, at any time, in full of outstanding principal amount of the loan.

On December 14, 2024, AM PM (HK) applied for principal moratorium for 12 months period under 2024 Principal Moratorium and Partial Principal Repayment Arrangements introduced by HKSAR government and resulted in extension in loan period and suspension in principal repayment by 12 months.

(7)      On May 2, 2024, AM PM (HK) borrowed an 6-year term loan of HK$3,933,333 (US$506,370) as working capital at a fixed annual interest rate ranging from 6.875% to 7.375% per annum. Repayments are to be made on a monthly basis throughout the terms of the loan. The loan was secured by HKMC Insurance Limited. The bank has the right to demand immediate repayment, at any time, in full of outstanding principal amount of the loan.

(8)      On May 25, 2024, AM PM (HK) borrowed a 6-month short-term loan of HK$5,000,000 (US$643,691) as working capital at an effective interest rate of 14.78% per annum. Repayment is made on maturity date.

(9)      On July 12, 2024, AM PM (HK) borrowed an 5-year term loan of HK$2,100,000 (US$270,350) as working capital at a fixed annual interest rate of 10% per annum. Repayments are to be made on a monthly basis throughout the terms of the loan. The loan was secured by HKMC Insurance Limited. The bank has the right to demand immediate repayment, at any time, in full of outstanding principal amount of the loan.

(10)    On March 22, 2024, AM PM (HK) borrowed an 3-year term loan of HK$3,000,000 (US$386,215) as working capital at an fixed annual interest rate of 3.6% per annum. Repayments are to be made on a monthly basis throughout the terms of the loan. The loan was secured by HKMC Insurance Limited. The bank has the right to demand immediate repayment, at any time, in full of outstanding principal amount of the loan.

(11)    On May 10, 2024, AM PM (HK) entered into an agreement with PCCW OTT (Hong Kong) Limited pursuant to which AM PM (HK) could borrow a total amount of US$675,124 as project investment fund. Repayment is to be made within 50 days upon the completion of the featured exhibition deriving from the Animation. The loan was fully repaid as of the date of this report.

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 12 — Borrowings (cont.)

(12)    On March 20, 2024, AM PM (HK) entered into an agreement with PCCW OTT (Hong Kong) Limited pursuant to which AM PM (HK) could borrow a total amount of US$2,181,212 as project investment fund. Repayment is to be made within 50 days upon the completion of the featured exhibition deriving from the Animation. The loan was partially repaid as of the date of this report.

(13)    On October 10, 2024, AM PM (HK) borrowed a 120-day short-term loan of HK$1,087,000 (US$139,938) as project investment fund from Ark Associates I Limited Partnership Fund at a fixed interest rate of 10% per annum. Repayment is made on maturity date.

(14)    On November 5, 2024, AM PM (HK) borrowed a 135-day short-term loan of HK$2,150,000 (US$276,787) as project investment fund from Ark Associates I Limited Partnership Fund at a fixed interest rate of 10% per annum. Repayment is made on maturity date.

(15)    On November 11, 2024, AM PM (HK) borrowed a 135-day short-term loan of HK$1,500,000 (US$193,107) as project investment fund from Ark Associates I Limited Partnership Fund at a fixed interest rate of 10% per annum. Repayment is made on maturity date.

(16)    On December 18, 2024, AM PM (HK) borrowed a 120-day short-term loan of HK$2,596,700 (US$334,296) as project investment fund from Ark Associates I Limited Partnership Fund at a fixed interest rate of 10% per annum. Repayment is made on maturity date.

Note 13 — Earnings (loss) per share

The following table sets forth the computation of basic and diluted loss per Class A and Class B ordinary share:

	2024	2023
	Class A and Class B US$	Class A and Class B US$
Earning (loss) per share-basic and diluted
Numerator
Allocation of net income (loss) attribution to AM PM Group Limited	766,833	(1,088,705)
Denominator
Weighted average ordinary shares	25,000,000	25,000,000
Denominator used for basic earning/loss per share	25,000,000	25,000,000
Earning (loss) per share-basic and diluted	0.03	(0.04)

Note 14 — Related party transactions and balances

The Group has commercial arrangements with related entities to provide or receive support and other services.

(a)     Mr. Ka Ming Kwong (“Mr. Kwong”), a director and Chief Executive Officer of the Group.

(b)    AM PM Int’l Ltd, Controlled by Mr. Kwong.

(c)     EXIT Catering Limited, a company in which Mr. Kwong has direct interest and serves as one of its directors.

(d)    Setoping International Limited, a subsidiary 100% owned by Happi Factory Limited. Mr. Kwong had indirect financial interest in this entity and had been served as one of the director on the board of this company. Mr. Kwong had ceased to be shareholder and the director on the board of Happi Factory Limited starting from May 22, 2024.

(e)     EXIT(HK) Limited, a company in which Mr. Kwong had direct interest. Mr. Kwong had been served as one of the director on the board of the company. Mr. Kwong had ceased to be the shareholder and director on the board of the company starting from July 17, 2024.

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 14 — Related party transactions and balances (cont.)

The following was a summary of related party’s balances as of December 31, 2024 and 2023:

Amounts due from related parties

Name of related parties	As of December 31, 2024	As of December 31, 2023
	US$	US$
EXIT Catering Limited(1)	849	844
Setoping International Limited(2)	N/A	37,895
Mr. Ka Ming Kwong(3)	2,100,795	74,819
AM PM Int’l Ltd(1)	920	—
	2,102,564	113,558

____________

(1)      The outstanding balance as of December 31, 2024 and 2023 represented advances made to the related parties by the Group to facilitate their financial needs. The balance was interest-free, unsecured, and repayable on demand, and has been fully settled as of the date of this report.

(2)      The outstanding balance as of December 31, 2024 and 2023 represented advances made to the related party by the Group to facilitate their financial needs. The company had ceased to be related party of the Group starting May 22, 2024. The outstanding balance of US$37,934 was transferred to prepayment and other current assets as of May 22, 2024.

(3)      The outstanding balance as of December 31, 2024 and 2023 represented advances made to Mr. Ka Ming Kwong by the Group to facilitate his personal needs. The balance was interest-free, unsecured, and repayable on demand, and has been fully settled as of the date of this report.

Amount due to related parties

Name of related parties	As of December 31, 2024	As of December 31, 2023
	US$	US$
AM PM Int’l Ltd(4)	—	30,726

____________

(4)      The outstanding balance as of December 31, 2024 and 2023 represented financial support provided by AM PM Int’l Ltd for the Group’s daily operations and financial needs. The balance was interest-free, unsecured, and repayable on demand.

Related party transactions

Name of related parties	Description of transactions	As of December 31,		As of December 31,
		2024	Nature	2023	Nature
		US$		US$
AM PM Int’l Ltd	Consultancy Service fee(5)	92,273	Purchase	68,973	Purchase
Exit Hong Kong Limited	Sale of products(7)	25,631	Sale	—	—
Exit Catering Limited	Design service fee(6)	—	—	14,893	Purchase

____________

(5)      Consultancy service fee represented consultancy fees in relation to design, concept and other business consultancy services provided by AM PM Int’l Ltd.

(6)      Design service fee represented design service provided by Exit Catering Limited.

(7)      Sale of products represented souvenir of the IP Exhibition sold to Exit Hong Kong Limited.

AM PM GROUP LIMITED
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 15 — Equity

Ordinary shares

The Company was incorporated in the BVI as a limited company with limited liability on February 19, 2024. It is authorized to issue an unlimited number of Class A ordinary shares and Class B ordinary shares with no par value.

The right of the holders of Class A and Class B ordinary shares are identical, except for respect to voting and conversion rights.

Each Class A ordinary share entitles its holder to one vote per share at shareholder meetings or on any shareholder resolutions. Class A ordinary shares are not convertible into Class B ordinary shares at any time.

Each Class B ordinary share entitles its holder to twenty votes per share at shareholder meetings or on any shareholder resolutions. Each Class B ordinary share may be converted, at the holder’s option and without additional payment, into Class A ordinary shares on a 1:1 basis, subject to adjustments as outlined in the Company’s Memorandum and Articles of Association. Any taxes, stamp duties, issue fees, or registration duties arising from the conversion shall be borne by the holder requesting the conversion.

On August 15, 2025, the Company effected a 1-to-2,000 share split (the “Share Split”) of its issued and unissued shares at a ratio of 1-to-2,000. Pursuant to such resolution approved by its shareholder, as of the date of this report, the number of issued and outstanding Class A Ordinary Shares has been subdivided from 10,000 shares to 20,000,000 shares, and the number of issued and outstanding Class B Ordinary Shares has been subdivided from 2,500 shares to 5,000,000 shares. According to ASC 505-10-S99-4, such share spilt/share subdivision is retroactively applied as if the transaction occurred at the beginning of the period presented.

Note 16 — Commitments and Contingencies

In the ordinary course of business, the Company may be subject to certain legal proceedings, claims, and disputes that arise from the business operations. Although the outcomes of these legal proceedings cannot be predicted, the Group does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. As of December 31, 2024, the Group had no material outstanding lawsuits nor claims.

Note 17 — Subsequent events

The Group evaluated all events and transactions that occurred after December 31, 2024 up through August 18, 2025. Other than the event disclosed elsewhere in these consolidated and combined financial statements, there was no other subsequent event occurred that would require recognition or disclosure in the Group’s consolidated and combined financial statements.

AM PM Group Limited

1,500,000 Class A Ordinary Shares

____________________________

PROSPECTUS

____________________________

, 2025

Until and including            , 2025 (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell or trade our Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors, officers and any other person, except to the extent any such provision may be held by the court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime.). Under our Memorandum and Articles of Association, we shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•        is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•        is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.1 to 10.3 to this registration statement, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities

On December 16, 2024, our Controlling Shareholder, AM PM (BVI), AM PM (HK) and the Company entered into a reorganization agreement, pursuant to which the Company allotted and issued 2,000 Class B Ordinary Shares to our Controlling Shareholder as consideration for the acquisition of the entire share capital of AM PM (HK) by the Company through AM PM (BVI) as part of the reorganization. Please see “Corporate History and Structure” for more information.

All of the foregoing issuances were made outside of the U.S. pursuant to Regulation S.

Item 8. Exhibits and Financial Statement Schedules

(a)     The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated and combined financial statements or notes thereto.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum and Articles of Association of the Registrant
4.1*	Specimen Share Certificate
5.1*	Opinion of Ogier as to the validity of the Class A Ordinary Shares
8.1*	Opinion of Ogier regarding certain British Virgin Islands tax matters (included in Exhibit 5.1)
10.1**

Tenancy Agreement entered into by AM PM (HK) with SMG (Hong Kong) Properties Limited regarding Office D+C1 on 9th floor, YHC Tower No. 1, Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong dated 21 December 2023

10.2**	Director Agreement between the Registrant and Ka Ming Kwong
10.3**	Officer Agreement between the Registrant and Hin Tung Siu
10.4**	Director Agreement between the Registrant and Mandy Yi Man Fan
10.5**	Independent Director Agreement between the Registrant and Stephanie
10.6**	Independent Director Agreement between the Registrant and Jennifer Jung Wah Tang
10.7**	Independent Director Agreement between the Registrant and Victor Jui Shum Chang
14.1**	Code of Business Conduct and Ethics
21.1*	List of Subsidiaries
23.1*	Consent of Marcum Asia CPAs LLP
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Howse Williams
23.4**	Consent of Guangdong Wesley Law Firm
24.1*	Power of Attorney (included on signature page to the registration statement)
99.1**	Charter of the Audit Committee
99.2**	Charter of the Compensation Committee
99.3**	Charter of the Nominating and Corporate Governance Committee
99.4**	Consent of Victor Jui Shum Chang
99.5**	Consent of Stephanie
99.6**	Consent of Jennifer Jung Wah Tang
107**	Calculation of Registration Fee

____________

*        Filed Herewith

**      Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on September 15, 2025.

AM PM GROUP LIMITED
By:	/s/ Ka Ming Kwong
Name: Ka Ming Kwong
Title: Chairman of the Board of Directors

Power of Attorney

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ka Ming Kwong and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the U.S. Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ka Ming Kwong	Chief Executive Officer, Chairman of the Board of	September 15, 2025
Ka Ming Kwong	Directors and Director (Principal Executive Officer)
/s/ Mandy Yi Man Fan	Director	September 15, 2025
Name: Mandy Yi Man Fan
/s/ Hin Tung Siu	Chief Financial Officer	September 15, 2025
Name: Hin Tung Siu	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, as amended, the undersigned, the duly authorized representative in the United States of Linkers Industries Limited has signed this registration statement or amendment thereto in New York, on September 15, 2025.

Authorized U.S. Representative — Cogency Global Inc.
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.